UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Abercrombie & Fitch Co.

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Abercrombie & Fitch Co.
6301 Fitch Path
New Albany, Ohio 43054
(614) 283-6500

May 16, 2011

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Saving Time, on Thursday, June 16, 2011, at our home office located at 6301 Fitch Path, New Albany, Ohio 43054. We hope that you will be able to attend and participate in the Annual Meeting, at which time we will have the opportunity to review the business and operations of our Company.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached, and the matters to be acted upon by our stockholders are described in them.

It is important that your shares be represented and voted at the Annual Meeting. After reading the attached Proxy Statement, please complete, date, sign and return the accompanying form of proxy. Alternatively, you may vote electronically through the Internet or by telephone by following the instructions on your form of proxy. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from the holder of record to vote your shares. Your vote is important regardless of the number of shares you own.

Michael S. Jeffries Chairman and Chief Executive Officer	Craig R. Stapleton Lead Independent Director

2011 PROXY STATEMENT SUMMARY INFORMATION

To assist you in reviewing the Company’s performance for the fiscal year ended January 29, 2011 (“Fiscal 2010”), we would like to call your attention to key elements of our Proxy Statement. The following description is only a summary. For additional information about these topics, please review the Company’s Annual Report on Form 10-K for Fiscal 2010 filed on March 29, 2011 (the “Fiscal 2010 Form 10-K”) and the complete Proxy Statement.

Business Review and Outlook

“During Fiscal 2010, we exceeded our objectives in terms of net sales, operating income and net income per diluted share, and did this while continuing to focus on the long-term drivers of the business. There are challenges ahead, but we feel very confident in the momentum of our business and the global power of our iconic brands.”

Michael S. Jeffries Chairman and CEO

As a company, Abercrombie & Fitch is focused on executing our long-term strategy and continuing to improve our financial performance. We are excited about the future, but we are not complacent and do not take our success for granted. We continue to challenge ourselves and take aggressive steps to improve productivity and deliver stronger results.

One such step includes our progress in growing the Company’s international business. Our increasing international presence is a significant driver of sales and profit margins. For Fiscal 2010, net sales generated outside the United States, including direct-to-consumer net sales, increased 79% and now represent approximately 19% of total net sales.

Building upon this momentum and the proven international appeal of our brands, we anticipate accelerated new store growth in Fiscal 2011. We expect to open up to 40 international mall-based Hollister stores and plan to open five international Abercrombie & Fitch flagships this year. Based on our plans for the next few years, we see a global sales opportunity of approximately $1.5 billion for Hollister in Europe by Fiscal 2015, and potential international Abercrombie & Fitch flagship sales of around $1.25 billion by that point.

We also had very strong growth during Fiscal 2010 in our direct-to-consumer business, achieving net merchandise sales of $352.5 million, an increase of 41% from Fiscal 2009, in a high margin business.

Finally, during Fiscal 2010, we achieved meaningful productivity improvements in our U.S. stores.

In addition to our financial and operating improvements, our directors and management team are focused on corporate governance and have taken actions to substantially enhance our governance practices, as further described below. We are continuing our work to build greater transparency and enhanced dialogue with stockholders, including through our recommendation of an annual vote for “Say on Pay.”

In light of the strong improvement in our business performance, the global recognition of our iconic brands and exciting prospects for continued growth, we are confident that our strategy will continue creating long-term stockholder value.

Building on our Fiscal 2010 results, we have set a Fiscal 2012 objective to achieve $4.75 in net income per diluted share and remain focused on returning our operating margins towards historical levels. We see a global sales opportunity for the Company of $7.5 billion or greater by Fiscal 2015 if we are successful in executing our strategy. We are confident in the proven economics of our international expansion, and in our ability to further improve our U.S. store productivity, while also continuing to drive strong direct-to-consumer growth. In short, we are committed to leveraging the global appeal of our brands, continuing to improve our financial performance, and creating sustainable long-term value for our stockholders.

The Company’s strong Fiscal 2010 performance was the result of our associates’ passion, hard work and dedication. Our ability to continue to attract, motivate and retain a highly talented team of associates that fit our unique Company culture is critical to the execution of our long-term strategy. We are confident that we have the team in place to accomplish our future objectives.

Key Financial Metrics

Net Sales

Net Income per Diluted Share(1)

Proxy Peer Group Comparison

(1)	This information was discussed in “ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of the Company’s Fiscal 2010 Form 10-K, which included a reconciliation of net income per diluted share on a non-GAAP basis to net income per diluted share on a GAAP basis, as well as a discussion of why the Company believes the non-GAAP financial measure is useful to investors. A copy of our Fiscal 2010 Form 10-K is included in the proxy materials delivered to our stockholders.

(2)	Fiscal 2010 non-GAAP net income per diluted share excluded store-related asset impairment charges ($0.34 per share) and exit charges associated with domestic store closures ($0.03 per share).

(3)	Fiscal 2009 non-GAAP net income per diluted share excluded the loss from discontinued operations, net of tax ($0.89 per share) and store-related asset impairment charges ($0.23 per share).

The Company takes a long-term approach to managing its business and believes the success of this approach is reflected in the stockholder returns the Company has generated since its initial public offering in 1996.

September 26, 1996 — April 27, 2011
Total Shareholder Return

Chart Data Source: S&P Research Insight

Compensation Highlights

Our compensation programs strive to balance the achievement of short-term objectives with the longer-term goal of creating and sustaining stockholder value. Our management team’s compensation shown below reflects the Company’s strong Fiscal 2010 performance (refer to the section captioned “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 40 of our Proxy Statement for a more detailed discussion on our compensation programs).

The Board awarded Michael Jeffries, our Chairman and CEO, incentive compensation for Fiscal 2010 that was commensurate with business results. He earned an annual cash incentive award of $2.3 million and a long-term incentive award of SARs with a Black-Scholes value of $14.1 million at the time of grant. Actual value delivered will depend on stock price appreciation above the grant price once the SARs vest. Consistent with our compensation philosophy, the overwhelming majority of our CEO’s Fiscal 2010 total direct compensation (over 90%) of $17.9 million was incentive-based and “at risk,” as illustrated by the chart to the left.

The total direct compensation of our other named executive officers displayed in the table on page 4 reflects our strong Fiscal 2010 results and demonstrates our commitment to provide competitive compensation that is aligned with Company performance and stockholder returns. The pay “at risk” for our three executive vice presidents approximates 80% of their 2010 reported total direct compensation, and more than 50% of their reported total direct compensation for Fiscal 2010 was in the form of long-term incentive awards. Please refer to the “Fiscal 2010

Summary Compensation Table” beginning on page 55 of our Proxy Statement for a more detailed description of our named executive officers’ Fiscal 2010 compensation.

			2010 Annual	2010 Long-Term	2010 Total
		2010	Incentive	Incentive	Direct
Named Executive Officer	Position/Title	Base Salary	Award	Award Value	Compensation

Jonathan E. Ramsden	EVP, Chief Financial Officer	$717,308	$697,913	$2,378,600	$3,793,821
Diane Chang	EVP, Sourcing	$955,246	$1,053,212	$2,378,600	$4,387,058
Leslee K. Herro	EVP, Planning and Allocation	$955,246	$1,053,212	$2,378,600	$4,387,058
Ronald A. Robins, Jr.(1)	SVP, General Counsel and Secretary	$429,077	$216,048	N/A	$645,125
David S. Cupps	Senior Counsel	$493,662	$256,295	$396,539	$1,146,496

(1)	Mr. Robins joined the organization in November 2009, and was not eligible for an equity grant in Fiscal 2010.

Our Governance Practices

We take corporate governance seriously and are committed to delivering superior long-term results in an environment and manner that reward and encourage the appropriate behaviors and risk. We have taken a number of steps to enhance the Company’s governance practices, including:

•	Adoption of Majority Voting in Uncontested Director Elections.

•	Adoption of Stock Ownership Guidelines for officers and directors.

•	A Director Resignation Policy.

•	Creating the Corporate Social Responsibility Committee.

•	The creation of a Lead Independent Director role with a substantive list of duties intended to provide independent Board leadership.

•	Emphasizing At-Risk Pay — For named executive officers, the majority of their total compensation is contingent upon Company performance and appreciation in the market price of the Company’s Common Stock.

•	Entering into a Pay for Performance Arrangement with our CEO in 2008 (as illustrated by the pie chart on previous page).

•	Pursuant to the CEO’s employment agreement, he is only entitled to receive additional performance-based equity awards if the market price of the Company’s Common Stock during each semi-annual measurement period increases beyond that during any previous semi-annual measurement period since December 2008.

•	CEO Holding Requirements that require mandatory holding periods beyond the expiration date of his current employment agreement.

•	“Cliff” Vesting (5 years) and a Shorter Term (7 years) for the CEO’s Initial SAR Grants (of which 50% were premium priced).

•	Eliminating Internal Revenue Code Section 280G Excise Tax Gross-Up Payments for the CEO per a recent amendment to his employment agreement (at no cost to the Company).

•	A stringent “Clawback” Policy which allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

•	A Comprehensive Derivatives and Hedging Policy that prohibits directors and officers from engaging in hedging transactions with respect to any equity securities of the Company held by them.

Governance Proposals for Fiscal 2011

•	We are supporting a vote for the “de-staggering” of our Board of Directors.

•	We are recommending an annual frequency on “Say on Pay” voting to facilitate transparency and communication among our stockholders, directors and members of the management team.

Highlights of Requested Stockholder Actions

Authorize an additional 3,000,000 shares under the Amended and Restated Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan (the “2007 LTIP”) (Proposal No. 7 begins on page 84 of our Proxy Statement)

We operate in the fast-paced and highly competitive arena of specialty retail. To be successful, we must attract, motivate and retain key creative and management talents who thrive in this environment. We set high goals and expect superior performance from our associates. Our competitive compensation programs are designed to reinforce this culture and rely heavily on equity grants for the Company’s management team and eligible associates under the 2007 LTIP. These equity grants currently do and will continue to play an integral role in our success and commitment to building long-term stockholder value.

The Board and management of the Company believe that authorizing additional shares under the 2007 LTIP is important to the Company’s business and to stockholders. If 3,000,000 additional 2007 LTIP shares are not approved at the Annual Meeting, then we may have insufficient shares available in the future to settle existing or future awards in our Common Stock, which may result in cash-based settlement or the use of cash-based long-term incentives rather than equity. If either cash-based settlement or cash-based long-term incentives were used, the Company would lose the accounting treatment provided by equity-classified awards, whereby expense is fixed on the grant date. Under this scenario, the Company would be required to adopt “liability accounting” which could create significant earnings volatility and could have a significant impact on operating expense and cash flow on both outstanding and new awards. Please refer to page 51 of our Proxy Statement for further explanation.

In addition, approval of Proposal No. 7 will also constitute re-approval of the material terms of the performance goals under the 2007 LTIP and will therefore allow certain awards under the 2007 LTIP to continue to qualify as tax-deductible “performance-based awards” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

We understand that maintaining reasonable “overhang” or dilution levels is important to the Company and our stockholders. There are a number of methods of calculating “overhang”. We typically look at “overhang” on both a gross basis (i.e., counting each outstanding award and available award on a one-for-one basis) and also on a net basis (i.e., counting outstanding stock options and restricted stock units on a one-for-one basis but counting outstanding SARs on an intrinsic value basis; in each case, net of associated tax withholding obligations).

Accordingly, we calculate our “overhang” before our request for an additional 3,000,000 shares for the 2007 LTIP and then taking into account such request as follows:

	“Overhang” —	“Overhang” —
As of January 29, 2011	Gross Basis	Net Basis(3)

Shares underlying outstanding awards	10,637,115	4,628,486
Shares available for issuance(1)	(2,232,849)	3,775,780

“Overhang” shares	8,404,266	8,404,266
Outstanding shares — fully diluted(2)	95,650,583	95,650,583
“Overhang” percentage	8.8%	8.8%
Additional shares requested	3,000,000	3,000,000
Outstanding shares — fully diluted(2)	98,650,583	98,650,583
“Overhang” percentage	11.6%	11.6%

(1)	On a “gross basis,” represents a net notional deficit of shares available under stockholder-approved equity compensation plans. On a “net basis,” represents the number of remaining shares available after the gross figures are adjusted to reflect the number of shares issuable to settle outstanding awards as of January 29, 2011. (Please refer to page 86 of our Proxy Statement for further explanation.)

(2)	Calculated based on 87,246,317 shares outstanding as of January 29, 2011 plus the overhang shares of 8,404,266 plus, as applicable, the 3,000,000 additional shares requested.

(3)	The fiscal year end closing share price of $48.36 per share was used to determine the net basis.

Re-elect the Five Nominated Directors (Proposal No. 1 begins on page 13 of our Proxy Statement)

Five directors are standing for election at the Annual Meeting, each of whom was unanimously recommended by the Nominating and Board Governance Committee and each of whom was unanimously determined to qualify as independent by the Board of Directors. Information regarding each of our directors is set forth on pages 15 through 19 of our Proxy Statement. In addition to the specific information presented for each nominee, the Company believes that each of its directors has a reputation for the highest character and integrity and that the directors work very cohesively and constructively with each other and with management. They have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Board and the Company.

Approve the Company’s Recommendation for an Annual “Say on Pay” Proposal (Proposal No. 2 begins on page 38 of our Proxy Statement); Approve the Advisory Resolution on Executive Compensation (Proposal No. 3 begins on page 39 of our Proxy Statement)

We are asking our stockholders to support our recommendation of annual “Say on Pay” votes, as set forth in Proposal 2. We believe that an advisory vote every year will allow stockholders the opportunity to provide the Company with more direct and immediate feedback on our compensation disclosures. Further, in connection with the “Say on Pay” vote, please refer to the section above captioned “Our Governance Practices”, which summarizes key corporate governance practices and discusses our progress toward ensuring the alignment of the interests of the Company’s associates and the interests of stockholders. Additional information about our corporate governance policies is also contained in our Proxy Statement.

We are also asking our stockholders to cast a non-binding, advisory vote in favor of our executive compensation programs, as set forth in Proposal 3. As discussed above, we believe that our executive compensation programs are effective in achieving our goal of providing compensation that is aligned with Company performance (both short-term and long-term) and the long-term creation of sustained stockholder value. In evaluating the “Say on Pay” proposal, we recommend that you review our “COMPENSATION DISCUSSION AND ANALYSIS” section that begins on page 40 of our Proxy Statement, which explains how and why the Compensation Committee of our Board arrived at its executive compensation actions and decisions for Fiscal 2010.

Approve the Company-Sponsored Proposal to Declassify the Board of Directors (Proposal No. 4 begins on page 73 of our Proxy Statement)

While we believe that the classified Board structure has promoted stability and continuity, facilitated long-term strategic planning, enhanced the independence of our directors and their knowledge of the Company and protected the Company against abusive takeover tactics, we also recognize the sentiment among stockholders and a number of institutional investor groups that the annual election of directors enhances the Company’s corporate governance policies. As a result of this sentiment and current corporate governance trends, the Board has determined that it is in the best interests of the Company and its stockholders to declassify the Board and provide for the annual election of all directors.

Abercrombie & Fitch Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2011

TO OUR STOCKHOLDERS:

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. (the “Company”) will be held at the home office of the Company located at 6301 Fitch Path, New Albany, Ohio 43054, on Thursday, June 16, 2011, at 10:00 a.m., Eastern Daylight Saving Time, for the following purposes:

1. To elect three directors, each to serve for a term of three years to expire at the Annual Meeting of Stockholders to be held in 2014, and to elect two directors, each to serve for a term of two years to expire at the Annual Meeting of Stockholders to be held in 2013.

2. To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

3. To approve the advisory resolution on executive compensation.

4. To approve amendments to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors.

5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012.

6. To re-approve the performance goals under the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan for compliance with Internal Revenue Code Section 162(m).

7. To approve the amendment and restatement of the Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan.

8. To consider one stockholder proposal, if the stockholder proposal is properly presented at the Annual Meeting.

Your Board of Directors recommends that you vote “FOR” the election of the director nominees listed in the Company’s Proxy Statement for the Annual Meeting under the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS”, to conduct future advisory votes on executive compensation “EVERY 1 YEAR,” “FOR” the approval of the advisory resolution on executive compensation, “FOR” the approval of amendments to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012, “FOR” the re-approval of the performance goals under the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan for compliance with Internal Revenue Code Section 162(m), “FOR” the approval of the amendment and restatement of the Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan and “AGAINST” the stockholder proposal described in the Company’s Proxy Statement for the Annual Meeting, if the stockholder proposal is properly presented for consideration at the Annual Meeting.

If you were a stockholder of record, as shown by the transfer books of the Company, at the close of business on April 27, 2011, you will be entitled to receive notice of and to vote at the Annual Meeting.

To obtain directions to our home office in order to attend the Annual Meeting and vote in person, please call our Investor Relations telephone number at (614) 283-6500. Directions to our home office may also be found on our website (www.abercrombie.com) on the “Investors” page under the “Directions To A&F” link.

By Order of the Board of Directors,

Michael S. Jeffries
Chairman and Chief Executive Officer

PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, SUBMIT YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY. PLEASE SEE THE PROXY STATEMENT AND FORM OF PROXY FOR DETAILS ABOUT ELECTRONIC VOTING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THE HOLDER OF RECORD TO VOTE YOUR SHARES.

Abercrombie & Fitch Co.
6301 Fitch Path
New Albany, Ohio 43054
(614) 283-6500

PROXY STATEMENT
Dated May 16, 2011

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 16, 2011

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting of Stockholders be held?

The 2011 Annual Meeting of Stockholders of Abercrombie & Fitch Co. (the “Annual Meeting”) will be held on Thursday, June 16, 2011 at 10:00 a.m., Eastern Daylight Saving Time, at our home office located at 6301 Fitch Path, New Albany, Ohio 43054. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached. All references in this Proxy Statement to the “Company,” “we,” “us,” or “Abercrombie & Fitch” refer to Abercrombie & Fitch Co.

Why am I receiving these proxy materials?

We are providing these proxy materials to holders of shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting. These proxy materials were first sent or given on or about May 16, 2011 to holders of the Company’s Common Stock as of the close of business on April 27, 2011 (the “Record Date”).

What is included in these proxy materials?

These proxy materials include:

•	our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 (“Fiscal 2010”);

•	the Notice of Annual Meeting of Stockholders;

•	this Proxy Statement; and

•	a form of proxy solicited by the Board for use at the Annual Meeting.

Who can vote at the Annual Meeting?

The only shares entitled to vote at the Annual Meeting are shares of Common Stock, with each share entitling the holder of record to one vote. To be able to vote your shares at the Annual Meeting, the records of the Company must show that you held your shares as of the close of business on the Record Date. At the close of business on the Record Date, there were 87,798,035 shares of Common Stock outstanding.

If I am a registered stockholder, how do I vote?

You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the accompanying form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may give voting instructions electronically via the Internet or by using the toll-free telephone number stated on the form of proxy. The deadline for stockholders to transmit voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Saving Time, on June 15, 2011. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ voting instructions have been properly recorded. If you vote through the Internet or by telephone, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that you will pay.

If I am a stockholder holding shares in “street name,” how do I vote?

If you hold your shares in “street name” with a broker, brokerage firm, broker-dealer, bank or other nominee, you should review the information provided to you by the holder of record. This information will describe the procedures you must follow in instructing the holder of record how to vote your “street name” shares and how to revoke your previous instructions.

How can I revoke my proxy or change my vote?

If you are a registered stockholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving notice of revocation to the Company in writing, by accessing the designated Internet site prior to the deadline for transmitting voting instructions electronically, by using the toll-free number stated on the form of proxy prior to the deadline for transmitting voting instructions electronically or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: executing and returning to the Company a later-dated form of proxy; submitting a later-dated vote through the designated Internet site or the toll-free telephone number stated on the form of proxy prior to the deadline for transmitting voting instructions electronically; or voting at the Annual Meeting. Attending the Annual Meeting will not, by itself, revoke your proxy.

If you hold your shares in “street name,” you must follow the instructions provided by the holder of record in order to revoke your previous instructions.

Who is paying for the cost of this proxy solicitation?

The Company will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying form of proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access and telephone usage charges mentioned above. Although the Company is soliciting proxies by mailing the proxy materials to stockholders, proxies may be solicited by Company employees or, as referred to by the Company, “associates,” via mail or by telephone, facsimile, electronic transmission or personal contact without additional compensation. The Company has retained Innisfree, New York, New York, to aid in the solicitation of proxies with respect to shares held by brokers, brokerage firms, broker/dealers, banks and other custodians, fiduciaries and nominees for a fee of approximately $15,000 plus expenses. The Company will reimburse its transfer agent, brokers, brokerage firms, broker/dealers, banks and other custodians, fiduciaries and nominees for their reasonable costs in sending proxy materials to stockholders who beneficially own our shares.

Are there any cumulative voting rights in the election of directors?

No.

What constitutes a quorum to hold and transact business at the Annual Meeting?

A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock. Shares of Common Stock represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated Internet or telephone voting instructions will be counted toward the establishment of a quorum for the Annual Meeting.

How are votes tabulated?

The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting.

How will my shares be voted?

If you vote by mail, through the Internet, by telephone or in person, your shares of Common Stock will be voted as you direct.

All valid proxies received prior to the Annual Meeting which do not specify how shares of Common Stock are to be voted will be voted, except in the case of broker non-votes, where applicable, as recommended by the Board.

We recommend that you vote as follows:

•	“FOR” the election of each of the director nominees listed under the caption “PROPOSAL 1 — ELECTION OF DIRECTORS” beginning on page 13;

•	to conduct future advisory votes on executive compensation “EVERY 1 YEAR”, as described in “PROPOSAL 2 — ADVISORY VOTE ON THE FREQUENCY OF THE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION” beginning on page 38;

•	“FOR” the approval of the advisory resolution on executive compensation, as described in “PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION” beginning on page 39;

•	“FOR” the approval of the amendments to the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors, as described in “PROPOSAL 4 — AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS” beginning on page 73;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012, as described in “PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” beginning on page 76;

•	“FOR” the re-approval of the performance goals under the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as described in “PROPOSAL 6 — RE-APPROVAL OF THE PERFORMANCE GOALS UNDER THE 2005 LONG-TERM INCENTIVE PLAN FOR COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)” beginning on page 76;

•	“FOR” the approval of the amendment and restatement of the Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan, as described in “PROPOSAL 7 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE ABERCROMBIE & FITCH CO. 2007 LONG-TERM INCENTIVE PLAN” beginning on page 84; and

•	“AGAINST” the stockholder proposal described in “PROPOSAL 8 — STOCKHOLDER PROPOSAL”, beginning on page 96.

What is a “broker non-vote”?

A “broker non-vote” occurs when a stockholder holds our shares of Common Stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. Under the rules of the New York Stock Exchange (“NYSE”), your broker cannot vote your shares on non-routine matters unless your broker receives instructions from you as to how to vote.

Which proposals are “routine” and which are “non-routine”?

The only proposals this year which are considered “routine” are the Company-sponsored proposal to approve the amendments to the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors and the ratification of the appointment of the Company’s independent registered public accounting firm. The other proposals are considered “non-routine” where your broker can only vote your shares if it receives instructions from you.

Your broker will send you directions on how to instruct your broker to vote your shares. If you want your shares to be voted, you must instruct your broker how to vote: (i) for the election of our director nominees; (ii) with respect to the frequency of future advisory votes on executive compensation; (iii) for the proposal to approve the advisory resolution on executive compensation; (iv) for the proposal to re-approve the performance goals under the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan; (v) for the proposal to approve the amendment and restatement of the Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan; and (vi) in respect of the stockholder proposal described in this Proxy Statement, if the proposal is properly presented at the Annual Meeting.

What are the voting requirements for the proposals discussed in the Proxy Statement?

Proposal 1 — Election of Directors

The Company and the stockholders have implemented majority voting for uncontested director elections. Under the Company’s Amended and Restated Bylaws, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the vote cast against such nominee’s election). Broker non-votes and abstentions will not be treated as votes cast.

As a non-routine matter, if your shares of Common Stock are held in street name by a broker, the broker does not have discretion to vote your shares. The broker can only vote your shares if it receives instructions from you.

Proposal 2 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Stockholders will be able to specify one of four choices for this proposal on the form of proxy: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote is non-binding, but the Board and the Compensation Committee will give careful consideration to the results of voting on this proposal. The non-binding vote on the frequency of future advisory votes on executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

As a non-routine matter, if your shares of Common Stock are held in street name by a broker, the broker does not have discretion to vote your shares. The broker can only vote your shares if it receives instructions from you.

Proposal 3 — Advisory Vote on Executive Compensation

This advisory vote is non-binding but the Board and the Compensation Committee will give careful consideration to the results of voting on this proposal. The approval of the advisory resolution on executive compensation requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

As a non-routine matter, if your shares of Common Stock are held in street name by a broker, the broker does not have discretion to vote your shares. The broker can only vote your shares if it receives instructions from you.

Proposal 4 — Amendment of the Company’s Amended and Restated Certificate of Incorporation to Declassify the Board of Directors

The affirmative vote of at least 75% of the outstanding shares of Common Stock entitled to vote thereon is required for approval of this proposal. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” the proposal.

As a routine matter, if your shares of Common Stock are held in street name by a broker, the broker has the discretion to vote your shares even if it does not receive voting instructions from you.

Proposal 5 — Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

As a routine matter, if your shares of Common Stock are held in street name by a broker, the broker has the discretion to vote your shares even if it does not receive voting instructions from you.

Proposal 6 — Re-Approval of Performance Goals under the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan for Compliance with Internal Revenue Code Section 162(m)

Re-approval of the performance goals under the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon; provided that the total vote cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal. Broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

As a non-routine matter, if your shares of Common Stock are held in street name by a broker, the broker does not have discretion to vote your shares. The broker can only vote your shares if it receives instructions from you.

Proposal 7 — Approval of Amendment and Restatement of the Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan

The approval of the amendment and restatement of the Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon; provided that the total vote cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal. Broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

As a non-routine matter, if your shares of Common Stock are held in street name by a broker, the broker does not have discretion to vote your shares. The broker can only vote your shares if it receives instructions from you.

Proposal 8 — Stockholder Proposal

The approval of the stockholder proposal described in this Proxy Statement requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting on the proposal. Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” the stockholder proposal.

As a non-routine matter, if your shares of Common Stock are held in street name by a broker, the broker does not have discretion to vote your shares. The broker can only vote you shares if it receives instructions from you.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Abercrombie & Fitch Co. to be Held on June 16, 2011: This Proxy Statement, the Notice of Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 are available at www.proxyvote.com.

To obtain directions to our home office so that you may attend the Annual Meeting and vote in person, please call our Investor Relations telephone number at (614) 283-6500. Directions to our home office may also be found on our website (www.abercrombie.com) on the “Investors” page under the “Directions To A&F” link.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently nine directors — three in the class whose terms expire at the Annual Meeting, three in the class whose terms expire in 2012 and three in the class whose terms expire in 2013. Edward F. Limato served on the Board until his death on July 3, 2010. Robert A. Rosholt served on the Board until his resignation on September 24, 2010. On February 15, 2011, the Board, upon the unanimous recommendation of the Nominating and Board

Governance Committee, unanimously elected Michael E. Greenlees and Kevin S. Huvane to the Board to fill vacancies in the class of directors whose terms expire at the annual meeting of stockholders in 2013.

Five directors are standing for election at the Annual Meeting. Except for Messrs. Greenlees and Huvane, directors elected at the Annual Meeting will hold office for a three-year term expiring at the annual meeting of stockholders in 2014 or until their successors are elected and qualified. Messrs. Greenlees and Huvane, upon election at the Annual Meeting, will hold office through the term of their class, which expires at the 2013 annual meeting of stockholders, or until their successors are elected and qualified. The nominees of the Board for election as directors at the Annual Meeting, each of whom was unanimously recommended by the Nominating and Board Governance Committee, are identified below.

The individuals named as proxies in the form of proxy solicited by the Board intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed. If any nominee who would otherwise receive the required number of votes becomes unable or unwilling to serve as a candidate for election as a director, the individuals designated to vote as proxies will have full discretion to vote the shares of Common Stock represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board upon recommendation by the Nominating and Board Governance Committee. The Board has no reason to believe that any of the Board’s nominees will be unable or unwilling to serve as a director if elected.

Majority Vote Standard in Uncontested Director Elections

In an uncontested election of directors, which the Company believes will be the case at the Annual Meeting, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes, if any, and abstentions will not be treated as votes cast. Proxies may not cast votes for more than five nominees — three in the class whose terms will expire in 2014 and two in the class whose terms will expire in 2013.

The Board has adopted a resignation policy, included in the Company’s Corporate Governance Guidelines, which requires that an incumbent director who receives less than a majority of the votes cast in an uncontested election tender his or her resignation and outlines the procedures by which the Board will consider whether to accept such resignation. The resignation policy provides:

•	a director who fails to receive the required number of votes for re-election must offer to resign;

•	the Nominating and Board Governance Committee and the Board will evaluate any such resignation in light of the best interests of the Company and its stockholders in determining whether to accept or reject the resignation, or whether other action should be taken, and may consider any factors they deem relevant in making such determination;

•	if the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting at which such director’s class is to be considered for election and until the director’s successor is elected and qualified or until the director’s death, resignation or removal;

•	if the Board accepts the resignation, the Nominating and Board Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board; and

•	the Board must publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

Nominees

The information set forth in the table below concerning the principal occupation, other affiliations and business experience, as of April 27, 2011, of each nominee for election as a director has been furnished to the Company by each nominee.

	Business Experience
	During Past Five Years and	Director
Name (Age)	Other Information	Since

Nominees for Terms Expiring at the 2014 Annual Meeting
Lauren J. Brisky (60)	Ms. Brisky retired February 1, 2009 as the Vice Chancellor for Administration and Chief Financial Officer of Vanderbilt University, after serving 10 years in that capacity. As the Vice Chancellor for Administration and Chief Financial Officer, she served as the financial liaison for Vanderbilt University’s Audit, Budget and Executive Committees and was responsible for Vanderbilt University’s financial management as well as administrative infrastructure, which included such areas as facilities and construction, human resources, information systems and business operations. She served as Associate Vice Chancellor for Finance of Vanderbilt University from 1988 until her 1999 appointment to Vice Chancellor. Ms. Brisky has also held positions at the University of Pennsylvania, Cornell University and North Carolina State University. She serves as Chair of the Board of Trustees for Simmons College, where she has served as a member of the Board since 2000. Ms. Brisky has also served on the Tuition Plan Consortium Board since 2005 and as a member of the Board of Directors of the Metropolitan Sports Authority of Nashville since 2004.	2003

	Ms. Brisky has valuable experience as Chief Financial Officer of Vanderbilt University, where she also was responsible for the university’s human resources. Her financial expertise and her knowledge of college-age students, a group that comprises a significant portion of the Company’s target customers and its store associate recruitment base, is valuable to the Company.

Archie M. Griffin (56)	Since July 2010, Mr. Griffin has been the Senior Vice President of Alumni Relations at The Ohio State University. Mr. Griffin has also served as President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. since January 2004 and as an ex-officio member of the Board of Directors of The Ohio State University Foundation since January 2004. Mr. Griffin served as the Associate Director of Athletics at The Ohio State University from 1994 to 2003, after serving more than nine years in various positions within the Athletic and Employment Services Departments at The Ohio State University. Mr. Griffin has also served as a director of Motorists Mutual Insurance Company since 1991 and the Ohio Auto Club since 1992. Mr. Griffin has also served as a member of The Columbus Metropolitan Library Foundation Board of Trustees since 2006, the Governing Committee for The Columbus Foundation since 2003 and the Board of the Columbus Youth Foundation (Vice Chair) since 1991.	2000

	Mr. Griffin is one of the most well-respected and well-recognized individuals in the State of Ohio. As Senior Vice President of Alumni Relations at The Ohio State University and President and Chief Executive Officer of The Ohio State University Alumni Association, Inc., he spends a significant amount of time with the Company’s target customer and recruiting base. Mr. Griffin’s lengthy service on the Board and institutional knowledge of the Company are also valuable.

	Business Experience
	During Past Five Years and	Director
Name (Age)	Other Information	Since

Elizabeth M. Lee (67)	Since June 2009, Ms. Lee has served as the Head of School of Columbus School for Girls in Columbus, Ohio. She also served as Interim Head of School of Porter-Gaud School in Charleston, South Carolina, and Trinity Episcopal School in Austin, Texas between 2004 and 2009 and as the Headmistress of The Hockaday School in Dallas, Texas from 1990 until 2004. Ms. Lee was a past president of the National Association of Principals of Schools for Girls and the Country Day School Headmasters Association, as well as a former board member of the National Association of Independent Schools (NAIS) and the Educational Records Bureau, among many other organizations.	2010

	As a nationally recognized educator and a leader in the field of secondary education, Ms. Lee brings valuable insights into the perspectives of teenage boys and especially teenage girls that the Board believes is beneficial. Her extensive service with non-profit organizations and her involvement in issues of diversity and human rights are valuable in her role as a member of the Corporate Social Responsibility Committee.

Nominees for Terms Expiring at the 2013 Annual Meeting
Michael E. Greenlees (64)	Since 2007, Mr. Greenlees has served as Chief Executive Officer of Ebiquity plc, a U.K.-based company that provides data-driven insights to the global media and marketing community and is listed on the London Stock Exchange’s AIM market. Mr. Greenlees was one of the original founding partners of Gold Greenlees Trott, or The GGT Group plc, an international advertising and marketing group. The GGT Group plc was listed on the London Stock Exchange in 1986 at which time Mr. Greenlees became Chairman and Chief Executive Officer, a role he occupied for over 10 years until the company’s sale to Omnicom Group Inc., a holding company for a number of advertising and marketing services businesses, in 1998. At that time, Mr. Greenlees joined the Board of Directors of Omnicom Group Inc. and served as President and Chief Executive of TBWA Worldwide Inc., a subsidiary with offices in nearly 70 countries. In 2001, Mr. Greenlees became Executive Vice President of Omnicom Group Inc. and served in that role until 2003. From 2004 to 2006, he served as Chief Executive Officer of FastChannel Network, Inc., a software solutions business targeting the advertising and media community. Mr. Greenlees has served on the boards of several public companies, including Omnicom Group Inc., Hewitt Associates Inc. and Ebiquity plc.	2011

	Upon the unanimous recommendation of the Nominating and Board Governance Committee, the Board unanimously elected Mr. Greenlees as a director on February 15, 2011. Mr. Greenlees had been recommended to the Nominating and Board Governance Committee as a result of a director search conducted by Spencer Stuart.

	Mr. Greenlees’ public company experience in addition to his significant experience as a chief executive officer is valuable and fills a need identified by the Company’s Board. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Company’s international experience and profile.

	Business Experience
	During Past Five Years and	Director
Name (Age)	Other Information	Since

Kevin S. Huvane (52)	Since October 1995, Mr. Huvane has been a partner and Managing Director of Creative Artists Agency, a leading entertainment and sports agency, based in Los Angeles with offices in New York, London, Nashville and Beijing. Mr. Huvane works in the Los Angeles office and represents many of the world’s leading actors, writers and directors in film, theatre and television. Among his many charitable activities, he is on the Board of Directors of the Entertainment Industry Foundation, a leading charitable organization of the entertainment industry, and the National Board of Directors of Communities in Schools, a leading dropout prevention organization.	2011

	Upon the unanimous recommendation of the Nominating and Board Governance Committee, the Board unanimously elected Mr. Huvane as a director on February 15, 2011. Mr. Huvane was introduced to the Company by Mr. Limato and was vetted and considered by the Nominating and Board Governance Committee in a similar manner to Mr. Greenlees.

	Given his role as a partner at Creative Artists Agency, Mr. Huvane has significant executive experience, which the Company believes will be valuable to the Board. In addition, Mr. Huvane has broad-ranging knowledge of pop culture in the United States and around the world, not only in the entertainment area but also in the areas of music, sports and fashion, which is also beneficial.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES IDENTIFIED ABOVE.

Continuing Directors

The information set forth in the table below concerning the principal occupation, other affiliations and business experience, as of April 27, 2011, of each continuing director has been furnished to the Company by each director.

	Business Experience
	During Past Five Years and	Director
Name (Age)	Other Information	Since

Directors Whose Terms Continue until the 2012 Annual Meeting
James B. Bachmann (68)	Mr. Bachmann retired in 2003 as Managing Partner of the Columbus, Ohio office of Ernst & Young LLP, after serving in various management and audit engagement partner roles in his 36 years with the firm. Mr. Bachmann also serves as the lead independent director and Chair of the Audit Committee of Lancaster Colony Corporation, a company which manufactures and markets food products and for which he has served as a director since 2003. Mr. Bachmann has also served as a public member of the Audit Committee for The Ohio State University since 2006, as a member of the Board of Trustees for The Ohio State University Hospital since 2004, as an honorary (non-voting) member of the Board of Trustees for The Columbus Museum of Art since 2003, as a member of the Board of Directors for the Jeanne B. McCoy Community Center for the Arts since 2009 and as a member of the Board of Trustees of the Arthur G. James Cancer Hospital and Richard J. Solove Research Institute Foundation since January 2011.	2003

	Mr. Bachmann has significant public company accounting and financial expertise that is valuable to the Company and to the Audit Committee. His operational experience as the Managing Partner of Ernst & Young’s Columbus, Ohio office provides the Company with valuable operational insights.

Michael S. Jeffries (66)	Mr. Jeffries has served as Chairman of the Company since May 1998, and as Chief Executive Officer of the Company since February 1992. From February 1992 until May 1998, Mr. Jeffries held the title of President of the Company. Pursuant to the terms of the Employment Agreement, entered into as of December 19, 2008, between the Company and Mr. Jeffries, the Company is obligated to cause Mr. Jeffries to be nominated as a director of the Company during his employment term.	1996

	Mr. Jeffries is the “founder” of the current Abercrombie & Fitch brand and has been the Company’s Chief Executive Officer since 1992. As both the principal executive officer and chief creative talent, Mr. Jeffries has more knowledge of the Company’s operations than any other individual.

John W. Kessler (75)	Mr. Kessler has been the owner of John W. Kessler Company, a real estate development company, since 1972 and Chairman of The New Albany Company, a real estate development company, since 1988. Mr. Kessler has also served as a director of Commercial Vehicle Group, Inc. since 2008, a director of Columbus Regional Airport Authority since 1991 and a member of the Advisory Board of The John Glenn School of Public Affairs at The Ohio State University since 2009.	1998

	As a member of the Columbus Partnership, which includes many of the city’s corporate and community leaders, Mr. Kessler has significant knowledge of cultural, political and community issues in Central Ohio, where the Company’s headquarters are located. Mr. Kessler’s knowledge of real estate issues is valuable to the Company, as is his institutional knowledge of the Company.

	Business Experience
	During Past Five Years and	Director
Name (Age)	Other Information	Since

Director Whose Term Continues until the 2013 Annual Meeting
Craig R. Stapleton (66)	Since January 2011, Mr. Stapleton has served as Chief Executive Officer and a director of SonomaWest Holdings, Inc., a real estate management and rental company. Mr. Stapleton served as United States Ambassador to France from 2005 to 2009. He also served as United States Ambassador to the Czech Republic from 2001 until 2004. Mr. Stapleton served as President of Marsh and McLennan Real Estate Advisors of New York, a commercial real estate firm, from 1982 until 2001. He has been a co-owner of the St. Louis Cardinals baseball team since July 2009 and was a co-owner of the Texas Rangers baseball team from 1989 until 1998. Mr. Stapleton has served as a senior advisor at Stone Point Capital, a private equity firm, since June 2009. He has also served as a member of the Board of Directors of the George W. Bush Library and Foundation since January 2006, and as a member of the Board of Directors of the National September 11 Memorial and Museum at the World Trade Center since January 2009.	2009

	Mr. Stapleton’s experience as a United States Ambassador provides a valuable perspective as the Company continues its significant international expansion. His real estate and private equity background give him a broad perspective of real estate and capital strategies.

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted the Abercrombie & Fitch Co. Related Person Transaction Policy (the “Policy”), which is administered by the Nominating and Board Governance Committee and the Company’s General Counsel. A copy of the Policy is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or one of its subsidiaries participates or will participate, the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest. Pursuant to the Policy, a “related person” is any person:

•	who is or was an executive officer, a director or a director nominee of the Company, or an immediate family member of any such individual, at any time since the beginning of the Company’s last fiscal year; or

•	who, at the time of the occurrence or at any time during the existence of the transaction, is the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock, or an immediate family member of a beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Each director, director nominee or executive officer of the Company must notify the Company’s General Counsel in writing of any interest that such individual or an immediate family member of such individual had, has or may have, in a related person transaction. Each director, director nominee and executive officer also completes a questionnaire on an annual basis designed to elicit information about potential related person transactions. In addition, any related person transaction proposed to be entered into by the Company or one of its subsidiaries must be reported by the Company’s management to the Company’s General Counsel. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, constitute a related person transaction requiring compliance with the Policy.

Pursuant to the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Nominating and Board Governance Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Nominating and Board Governance Committee prior to the effective date or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable under the circumstances, the Nominating and Board Governance Committee will review and, in its discretion, may ratify the transaction at the Committee’s next meeting. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Nominating and Board Governance Committee will promptly review the transaction, including the relevant facts and circumstances, and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action the Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Nominating and Board Governance Committee may only approve or ratify those transactions that the Committee determines to be in the Company’s best interests. In making this determination, the Nominating and Board Governance Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	the approximate dollar value of the related person’s interest in the transaction without considering the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of the business of the Company or the applicable subsidiary of the Company;

•	whether the terms of the transaction are no less favorable to the Company or the applicable subsidiary of the Company than terms that could be reached with an unrelated third party;

•	the purpose of the transaction and its potential benefits to the Company or the applicable subsidiary of the Company;

•	the impact of the transaction on the related person’s independence; and

•	any other information regarding the transaction or the related person that would be material to investors in light of the circumstances.

Any related person transaction previously approved or ratified by the Nominating and Board Governance Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Nominating and Board Governance Committee annually.

Pursuant to the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Nominating and Board Governance Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s Common Stock if all stockholders receive the same benefit on a pro rata basis;

•	compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation has been approved, or recommended to the Board for approval, by the Compensation Committee;

•	compensation to a director for services as a director if the compensation is required to be reported in the Company’s proxy statement;

•	interests deriving solely from a related person’s position as a director of another corporation or organization that is a party to the transaction;

•	interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and

•	transactions involving competitive bids.

The Code of Business Conduct and Ethics adopted by the Board also addresses the potential conflicts of interest which may arise when a director, officer or associate has an interest in a transaction to which the Company or one of its subsidiaries is a party. If a potential conflict of interest arises concerning an officer or director of the Company, all information regarding the issue is to be reported to the Company’s General Counsel for review and, if appropriate or required under the Company’s policies (including the Company’s Related Person Transaction Policy), submitted to the Nominating and Board Governance Committee for review and disposition.

Transactions with Related Persons

Pursuant to the indemnification provisions contained in the Company’s Amended and Restated Bylaws, the Company is paying the legal fees incurred by current and former executive officers and directors in connection with the derivative lawsuits on behalf of the Company described in the section captioned “Certain Legal Proceedings” on page 35. During Fiscal 2010, the Company advanced approximately $780,000 for such fees on behalf of such current and former executive officers and directors. Each such current or former executive officer or director has undertaken to repay to the Company any expenses advanced by the Company should it be ultimately determined that the executive officer or director was not entitled to indemnification by the Company. The Company expects to be reimbursed for most of these fees under one or more of its insurance policies.

Director Independence

The Board has reviewed, considered and discussed each director’s relationships, both direct and indirect, with the Company and its subsidiaries in order to determine whether such director meets the independence requirements of the applicable sections of the NYSE Listed Company Manual (the “NYSE Rules”). The Board has determined that a majority of the current directors qualify as independent under the NYSE Rules. Specifically, the Board has determined that each of James B. Bachmann, Lauren J. Brisky, Michael E. Greenlees, Archie M. Griffin, Kevin S. Huvane, John W. Kessler, Elizabeth M. Lee and Craig R. Stapleton has no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules. Additionally, the Board determined that during his period of service as a director which ended on July 3, 2010, Edward F. Limato had no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the NYSE Rules. Also, the Board determined that during his period of service as a director, which ended on September 24, 2010, Robert A. Rosholt had no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the NYSE Rules. The Board specifically considered a number of circumstances in the course of reaching these conclusions, including, among other things, the relevant relationships described above in the section captioned “Certain Relationships and Related Transactions — Transactions with Related Persons” above as well as the facts that:

•	Mr. Kessler’s son-in-law has served on the Board of Directors of Nationwide Children’s Hospital Foundation since 2005, and the Company has pledged a conditional donation of $1,000,000 a year for ten years (2006 to 2015) to Nationwide Children’s Hospital, a wing of which will bear the name of the Company. Mr. Kessler was not involved, directly or indirectly, in the solicitation of this conditional pledge to Nationwide Children’s Hospital.

•	Mr. Kessler’s daughter is a partner in the law firm of Jones Day and serves as the Partner-in-Charge of the firm’s Columbus, Ohio office. Jones Day rendered legal services to the Company and its subsidiaries during Fiscal 2010, for which the Company paid not in excess of $700,000 in fees.

•	Mr. Griffin is the Senior Vice President of Alumni Relations at The Ohio State University and an ex-officio member of the Board of Directors of The Ohio State University Foundation. Mr. Bachmann is on the Board of Trustees of each of The Ohio State University Hospital and The Arthur G. James Cancer Hospital and Richard J. Solove Research Institute Foundation. Mr. Kessler’s son-in-law has been the Senior Vice President and Chief Financial Officer of The Ohio State University since February 2010 and one of his daughters joined The Ohio State University Medical Center board in July 2009. The Company will, subject to certain conditions, facilitate gifts which could aggregate to $10,000,000 over no more than ten years (2007 to 2016) to The Ohio State University Foundation, which gifts are contemplated to be apportioned approximately 50% to The Ohio State University Hospital and approximately 50% to The Arthur G. James Cancer Hospital and Richard J. Solove Research Institute of The Ohio State University. None of Mr. Griffin, Mr. Bachmann or Mr. Kessler was involved, directly or indirectly, in the solicitation of these gifts to The Ohio State University Foundation.

•	Mr. Griffin’s son was employed part-time at one of the Company’s Hollister stores for a period of six months during Fiscal 2010.

•	In January 2011, the Company purchased a parcel of land adjoining the Company’s distribution center in New Albany, Ohio from The New Albany Company, a company as to which Mr. Kessler serves as non-executive Chairman. This transaction was reviewed in accordance with the Policy described under the caption “Certain Relationships and Related Transactions — Review, Approval or Ratification of Transactions with Related Persons” beginning on page 19. The General Counsel’s Office and the Nominating and Board Governance Committee concluded that Mr. Kessler had no financial interest in the transaction and that, therefore, it was not a related person transaction. Nevertheless, Mr. Kessler voluntarily recused himself from any deliberations by the Board in respect of the transaction.

•	Since the beginning of Fiscal 2010, the Company has made other charitable contributions to certain charitable organizations with which one or more of the directors of the Company is affiliated. None of these charitable contributions has exceeded $50,000.

Mr. Jeffries does not qualify as independent because he is an executive officer of the Company.

There are no family relationships among any of the directors and executive officers of the Company. Please see the text under the caption “SUPPLEMENTAL ITEM. EXECUTIVE OFFICERS OF THE REGISTRANT” in Part I of the Company’s Annual Report on Form 10-K for Fiscal 2010 filed on March 29, 2011 for information about the Company’s executive officers.

Meetings of and Communications with the Board

The Board held eight meetings of the full Board and two non-management director meetings and took two actions by written consent during Fiscal 2010. All of the directors attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served that were held during the period they served.

Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the stockholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. All then incumbent directors other than Mr. Limato, who was gravely ill, attended the Company’s last annual meeting of stockholders held on June 9, 2010.

In accordance with the Company’s Corporate Governance Guidelines and applicable NYSE Rules, the non-management directors of the Company meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. Executive sessions of the non-management directors are scheduled as an agenda item at each regularly scheduled meeting of the Board though the non-management directors do not always meet in executive session. All meetings of non-management or independent directors are presided over by the Lead Independent Director. If the non-management directors include directors who are not independent, then at least once a year the independent directors of the Company will meet in executive session and the Lead Independent Director will preside at each executive session.

The Board believes it is important for stockholders and other interested parties to have a process to send communications to the Board and its individual members. Accordingly, stockholders and other interested parties who wish to communicate with the Board, the non-management directors as a group, the independent directors as a group, the Lead Independent Director, or a particular director may do so by sending a letter to such individual or individuals, in care of the Company’s Secretary, to the Company’s executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a

“Stockholder/Interested Party — Non-Management Director Communication,” “Stockholder/Interested Party — Board Communication”, “Stockholder/Interested Party — Independent Director Communication”, “Stockholder/Interested Party — Lead Independent Director Communication” or “Stockholder/Interested Party — Director Communication,” as appropriate. All such letters must identify the author as a stockholder or other interested party and clearly state whether the intended recipients are all members of the Board, all non-management directors, all independent directors or certain specified individual directors. Copies of all such letters will be circulated to the appropriate director or directors. Correspondence marked “personal and confidential” will be delivered to the intended recipient without opening. There is no screening process in respect of communications from stockholders or other interested parties.

Committees of the Board

The Board has five standing committees — the Audit Committee, the Compensation Committee, the Corporate Social Responsibility Committee, the Executive Committee and the Nominating and Board Governance Committee. The current members of these committees are identified in the following table.

Committees of the Board

			Corporate Social		Nominating and
Director	Audit	Compensation	Responsibility	Executive	Board Governance

James B. Bachmann	Chair	X
Lauren J. Brisky	X				X
Michael E. Greenlees	X	Chair
Archie M. Griffin			Chair		X
Kevin S. Huvane		X	X
Michael S. Jeffries				X
John W. Kessler			X	Chair
Elizabeth M. Lee			X
Craig R. Stapleton	X	X			Chair

Fiscal 2010 Meetings	9	10	3	3 plus one action by written consent	5

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). James B. Bachmann and Lauren J. Brisky served as members of the Audit Committee throughout Fiscal 2010. Craig R. Stapleton was appointed to the Audit Committee on October 11, 2010. Michael E. Greenlees was appointed to the Audit Committee on February 15, 2011 in conjunction with his election to the Board. Robert A. Rosholt served as a member of the Audit Committee until September 24, 2010 when he resigned from the Board. The Board has determined that each current member of the Audit Committee qualifies, and during his period of service on the Audit Committee Mr. Rosholt qualified, as an independent director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board has also determined that each of the current members of the Audit Committee is “financially literate” under the applicable NYSE Rules and that each of Mr. Bachmann, Ms. Brisky, Mr. Greenlees and Mr. Stapleton qualifies as an “audit committee financial expert” under applicable SEC Rules by virtue of their experience described in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS” beginning on page 13. The Board believes that each member of its Audit Committee is highly qualified to discharge his or her duties on behalf of the Company and its subsidiaries.

The Audit Committee is organized and conducts its business pursuant to a written charter that was most recently revised by the Board on August 14, 2008, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Audit Committee, in consultation with the Nominating and Board Governance Committee, reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Audit Committee’s duties and responsibilities are set forth in its charter. The primary functions of the Audit Committee are to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements and the effectiveness of the Company’s systems of internal accounting and financial controls;

•	the Company’s compliance with legal and regulatory requirements, including the operation and effectiveness of the Company’s disclosure controls and procedures;

•	the qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal auditors and the Company’s independent registered public accounting firm;

•	the evaluation of enterprise risk issues; and

•	the annual independent audit of the Company’s financial statements.

The Audit Committee’s specific responsibilities include:

•	reviewing the Company’s financial statements and the related disclosures;

•	reviewing the Company’s accounting procedures and policies;

•	reviewing the activities and the results of audits conducted by the Company’s internal auditors and the Company’s independent registered public accounting firm;

•	reviewing the independence, qualifications and performance of the Company’s independent registered public accounting firm;

•	selecting, appointing and retaining the Company’s independent registered public accounting firm for each fiscal year and determining the terms of engagement;

•	reviewing and approving in advance all audit services and all permitted non-audit services;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters, which procedures are outlined in the Company’s Whistleblower Policy, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page;

•	setting hiring policies for associates or former associates of the Company’s independent registered public accounting firm;

•	reviewing the Company’s risk assessment and risk management policies;

•	reviewing the Company’s program to monitor compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics;

•	meeting periodically with the Company’s General Counsel, and the Company’s outside counsel when appropriate, to review legal and regulatory matters;

•	preparing an annual report for inclusion in the Company’s proxy statement; and

•	other matters required by applicable SEC Rules and NYSE Rules.

The Audit Committee’s annual report relating to Fiscal 2010 is on page 74.

Compensation Committee

The Compensation Committee provides overall guidance for the Company’s executive compensation policies and approves the amounts and elements of compensation for the Company’s executive officers. James B.

Bachmann, Lauren J. Brisky and Craig R. Stapleton served as members of the Compensation Committee throughout Fiscal 2010. Michael E. Greenlees and Kevin S. Huvane were appointed to the Compensation Committee on February 15, 2011 in conjunction with their election to the Board. Ms. Brisky rotated off the Compensation Committee on April 11, 2011 and Mr. Greenlees became Chair of the Compensation Committee on such date. Edward F. Limato served as a member of the Compensation Committee until July 3, 2010 when he passed away. The Board has determined that each current member of the Compensation Committee qualifies, and during their respective periods of service on the Compensation Committee each of Ms. Brisky and Mr. Limato qualified, as an independent director under the applicable NYSE Rules.

The Compensation Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on August 21, 2007, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Compensation Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include:

•	reviewing and approving the general compensation policies applicable to the Chief Executive Officer and other officers of the Company identified in Rule 16a-1(f) under the Exchange Act (the “Section 16 Officers”). Each of the Company’s current named executive officers is also a Section 16 Officer;

•	determining the methods and criteria for the review and evaluation of the performance of the Company’s Section 16 Officers, including the corporate goals and objectives relevant to their respective compensation;

•	evaluating the performance of the Company’s Section 16 Officers in light of the approved corporate goals and objectives and reporting its conclusions resulting from the evaluation of the Chief Executive Officer to the Board;

•	determining and approving on behalf of the Company the compensation of the Chief Executive Officer, after consultation with the other non-management directors, and determining and approving on behalf of the Company the compensation of the other Section 16 Officers;

•	evaluating the need for, and provisions of, employment contracts, including severance arrangements, for any of the Section 16 Officers of the Company;

•	negotiating and approving any new employment contract or severance agreement, or negotiating the amendment of any existing employment agreement, between the Company and the Chief Executive Officer and any other Section 16 Officer;

•	administering, reviewing and making recommendations to the Board regarding the Company’s incentive compensation plans, equity-based plans and other plans in accordance with applicable laws, rules and regulations or the terms of the plans;

•	reviewing and making recommendations to the Board regarding the compensation for the Company’s non-associate directors;

•	reviewing and discussing with management the annual compensation discussion and analysis and related disclosures that applicable SEC rules and regulations (“SEC Rules”) require be included in the Company’s proxy statement and recommending to the Board based on the review and discussions whether the compensation discussion and analysis should be included in the Company’s proxy statement; and

•	preparing the compensation committee report required by SEC Rules for inclusion in the Company’s proxy statement.

The Compensation Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in making recommendations relating to executive compensation, are described in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 40.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee provides oversight of the Company’s attention to issues of social responsibility, including diversity, human rights, philanthropy and sustainability and the Company’s policies, practices and progress with respect to such issues. Archie M. Griffin and John W. Kessler served as members of the Corporate Social Responsibility Committee throughout Fiscal 2010. Elizabeth M. Lee was appointed to the Corporate Social Responsibility Committee on March 25, 2010 in conjunction with her election to the Board. Kevin S. Huvane was appointed to the Corporate Social Responsibility Committee on February 15, 2011 in conjunction with his election to the Board.

The Corporate Social Responsibility Committee is organized and conducts its business pursuant to a written charter that was adopted by the Board on November 12, 2009, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Corporate Social Responsibility Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Corporate Social Responsibility Committee’s charter sets forth the duties and responsibilities of the Corporate Social Responsibility Committee, which include:

•	monitoring issues and practices relating to the Company’s corporate social responsibility on a global basis, including diversity initiatives and programs, health and safety matters, environmental and sustainability matters, human rights matters, significant philanthropic matters and significant community relations;

•	reviewing the prudence of having the Company prepare and publish a Corporate Social Responsibility Report and, in the event the Committee determines such a report is prudent, overseeing the preparation of such report;

•	reviewing significant lawsuits, investigations by governmental entities and other significant legal matters involving the Company or any of its affiliates that significantly affect or could significantly affect the Company’s performance, business activities or reputation as a global corporate citizen;

•	monitoring significant programs and activities aimed at enhancing the Company’s global communications, crisis management, media relations and community relations;

•	when appropriate, making recommendations to the Board with respect to any of the areas that the Committee oversees, reviews or monitors, and any other major social responsibility policies and practices of the Company; and

•	reviewing and making recommendations to the Board regarding stockholder proposals submitted for inclusion in the Company’s annual proxy materials that relate to social responsibility issues.

Executive Committee

John W. Kessler and Michael S. Jeffries served as members of the Executive Committee throughout Fiscal 2010. Edward F. Limato served as a member of the Executive Committee until July 3, 2010 when he passed away.

The Executive Committee is organized and conducts its business pursuant to a written charter that was adopted by the Board on November 12, 2009, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Executive Committee reviews and reassesses the adequacy of its charter, in consultation with the Nominating and Board Governance Committee, and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Executive Committee’s charter sets forth the duties and responsibilities of the Executive Committee, which include:

•	during the interval between scheduled meetings of the Board, having and exercising the powers of the Board to act upon any matters that, in the opinion of the Chairman of the Board, should not be postponed until the next previously scheduled meeting of the Board, subject to such limitations as the Board and/or applicable law may from time to time impose;

•	consulting on a periodic basis with the Chief Executive Officer with respect to succession matters in connection with the positions of Chief Executive Officer and the other executive officers; and consulting on a periodic basis with the other executive officers of the Company regarding succession matters in connection with each such executive officer’s position;

•	developing, in consultation with the Chief Executive Officer, a long-term succession plan and the timing, nature and implementation of such plan;

•	establishing and approving a development and/or recruitment plan, in consultation with the Chief Executive Officer, in connection with the implementation of a long-range succession plan; and

•	having available, on a continuing basis, a recommendation of a successor, interim or otherwise, in the event of an emergency or unanticipated vacancy in the position of Chief Executive Officer.

Nominating and Board Governance Committee

Archie M. Griffin and Craig R. Stapleton served as members of the Nominating and Board Governance Committee throughout Fiscal 2010. Lauren J. Brisky was appointed to the Nominating and Board Governance Committee on February 15, 2011. Robert A. Rosholt served as a member of the Nominating and Board Governance Committee until September 24, 2010 when he resigned from the Board. The Board has determined that each current member of the Nominating and Board Governance Committee qualifies, and during his period of service on the Nominating and Board Governance Committee Mr. Rosholt qualified, as an independent director under the applicable NYSE Rules.

The Nominating and Board Governance Committee is organized and conducts its business pursuant to a written charter which was most recently revised by the Board on August 21, 2007, a copy of which is posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. At least annually, the Nominating and Board Governance Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The purpose of the Nominating and Board Governance Committee is to provide oversight on a broad range of issues surrounding the composition and operation of the Board. The primary responsibilities of the Nominating and Board Governance Committee include:

•	establishing and articulating the qualifications, desired background and selection criteria for members of the Board and evaluating the qualifications of individuals being considered as director candidates;

•	developing a policy with regard to the consideration of candidates for election or appointment to the Board recommended by stockholders of the Company and procedures to be followed by stockholders in submitting such recommendations;

•	making recommendations to the full Board concerning all nominees for Board membership, including the re-election of existing Board members and the filling of any vacancies;

•	evaluating and making recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments;

•	evaluating, reviewing with management and making recommendations to the full Board regarding the overall effectiveness of the organization of the Board, the conduct of its business and the relationship between the Board and management;

•	maintaining policies regarding the review and approval or ratification of related person transactions and reviewing and, if the Nominating and Board Governance Committee deems appropriate, approving or ratifying related person transactions in accordance with such policies as well as applicable law, NYSE Rules or SEC Rules;

•	identifying and bringing to the attention of the full Board and management current and emerging corporate governance trends, issues and best practices that may affect the operations, performance or public image of the Company;

•	reviewing and making recommendations to the full Board regarding orientation of new directors and continuing education for all directors;

•	developing, recommending and periodically reviewing a set of written corporate governance principles (including, if considered appropriate by the Nominating and Board Governance Committee, policies on director retirement) applicable to the Company in accordance with the applicable NYSE Rules;

•	periodically reviewing and making recommendations to the Compensation Committee regarding director compensation and stock ownership;

•	consulting with the members of the other committees of the Board in connection with the review and reassessment of their respective charters; and

•	overseeing the evaluation of the Board and management.

Director Qualifications and Consideration of Director Candidates

As described above, the Company has a standing Nominating and Board Governance Committee that has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Board Governance Committee evaluates the entirety of each candidate’s credentials and does not have specific eligibility requirements or minimum qualifications that must be met by a candidate. The Nominating and Board Governance Committee considers those factors it deems appropriate, including independence, judgment, skill, diversity, strength of character, ethics, integrity, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Board Governance Committee may weigh certain factors more or less heavily. The Nominating and Board Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

While the Board and the Nominating and Board Governance Committee do not have specific eligibility requirements and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Board Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the members of the Board, as a group, have such backgrounds and qualifications, although this is an area of constant focus for the Board and the Nominating and Board Governance Committee. In connection with their annual Board self-evaluation process, members of the Board have highlighted several backgrounds and qualifications that the Board has sought and/or continues to seek. These include international experience, which the Company believes both Mr. Greenlees and Mr. Stapleton have helped provide; additional female members, which the Company believes Ms. Lee helped address; and additional retail and/or chief executive experience, which the Company believes both Mr. Greenlees and Mr. Huvane have helped provide.

The Nominating and Board Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Board Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. In Fiscal 2010, the Nominating and Board Governance Committee used Spencer Stuart, a global executive search firm, to help identify and evaluate director candidates. Mr. Greenlees was recommended to the Nominating and Board Governance Committee by Spencer Stuart.

Information regarding each of our directors is set forth above. In addition to the specific information presented with respect to such individual, the Company believes that each of its directors has a reputation for the highest character and integrity and that the directors work very cohesively and constructively with each other and with management. They have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Board and the Company.

Director Nominations

The Board, taking into account the recommendations of the Nominating and Board Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Board Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Board Governance Committee, in care of the Company, at the Company’s executive offices at 6301 Fitch Path, New Albany, Ohio 43054. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, must accompany any such recommendation.

In addition, stockholders wishing to formally nominate a candidate for election as a director may do so provided they comply with the nomination procedures set forth in the Company’s Amended and Restated Bylaws. Each stockholder nomination must be delivered in person or mailed by United States certified mail to the Secretary of the Company and received not less than 120 days nor more than 150 days before the first anniversary date of the Company’s proxy statement in connection with the last annual meeting of stockholders, which, for purposes of the Company’s 2012 Annual Meeting of Stockholders, means no later than January 16, 2012 and no earlier than December 17, 2011. The Secretary of the Company will deliver any stockholder nominations received in a timely manner for review by the Nominating and Board Governance Committee. Each stockholder nomination must contain the following information:

•	the name and address of the nominating stockholder;

•	the name, age, business address and, if known, residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	the number of shares of the Company’s Common Stock beneficially owned by the nominating stockholder and by the nominee;

•	a representation that the nominating stockholder intends to appear at the meeting in person or by proxy to submit the nomination;

•	any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under applicable SEC Rules; and

•	a description of any arrangement or understanding between the nominating stockholder and the nominee or any other person providing for the nomination.

Each nomination must be accompanied by the written consent of the proposed nominee to be named in the proxy statement and to serve if elected. No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Board or a committee of the Board.

Board Leadership Structure

The Company is led by Mr. Jeffries, who has served as Chief Executive Officer of the Company since February 1992 and as Chairman since May 1998, when the Company was spun off from its former parent. The Company’s Board is comprised of Mr. Jeffries and eight non-management directors. The Company established a Lead Independent Director position in February 2010 and appointed Mr. Stapleton as the initial Lead Independent Director.

In addition to other duties more fully described in the Company’s Corporate Governance Guidelines, the Lead Independent Director is responsible for:

•	consulting with the Chairman with respect to appropriate agenda items for meetings of the Board and the standing committees of the Board, and approving such agendas;

•	discussing with the chairs of the standing committees of the Board their activities and endeavoring, consistent with the charters of the various standing committees, to coordinate activities among the standing committees;

•	in consultation with the non-management directors, advising the Chairman as to an appropriate schedule of Board meetings and approving such schedule;

•	calling executive sessions or meetings of the independent or non-management directors when necessary and appropriate;

•	presiding at all meetings at which the Chairman is not present including executive sessions of the independent or non-management directors and, if appropriate, apprising the Chairman of the issues considered;

•	serving as a liaison between the Chairman and the independent directors;

•	approving the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	being available for consultation and direct communication with the Company’s stockholders; and

•	performing such other duties as the Board may from time to time delegate.

The Board has five standing committees: Audit, Compensation, Corporate Social Responsibility, Executive and Nominating and Board Governance. Each of these committees has a separate independent chair. Detailed information on each Board committee is contained in the section captioned “Committees of the Board” beginning on page 23.

The Company believes that a combined Chairman and Chief Executive Officer position, together with independent chairs for each of our Board committees, a Lead Independent Director, regularly scheduled executive sessions of the Board and regularly scheduled meetings of the non-management directors is the most appropriate Board leadership structure for the Company at this time. This structure demonstrates to all of our stakeholders, including our associates, customers and stockholders, that our Board is committed to engaged, independent leadership and the performance of its responsibilities. Experienced and independent directors, sitting on various committees with independent chairs, oversee the Company’s operations, risks, performance and business strategy. The Board believes that combining the Chairman and Chief Executive Officer positions takes advantage of the talent and knowledge of Mr. Jeffries, the person whom the Board recognizes as the “founder” of the modern day Abercrombie & Fitch, and effectively combines the responsibilities for strategy development and execution with management of day-to-day operations. It also reduces the potential for confusion or duplication of efforts and provides clear leadership for the Company. The Board believes that its strong governance practices, including its supermajority of independent members, the combination of the Chairman and Chief Executive Officer roles, and its clearly defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

Succession Planning

The Company’s Board recognizes the unique nature of Mr. Jeffries’ service to the Company both through his role as Chief Executive Officer and as chief creative talent. As the effective “founder” of the modern day Abercrombie & Fitch, he has developed the Company’s brands and been instrumental both in building more than $5 billion in value since the Company’s initial public offering and in creating the Company’s international expansion strategy. The Board also recognizes that replacing such a unique talent would be difficult, particularly at the present point in the Company’s history. Nevertheless, the Board understands that succession planning is an important obligation. As a result, the Board has charged the Executive Committee by charter with succession planning for the chief executive officer position.

The Executive Committee, which presently consists of Messrs. Jeffries and Kessler, has developed both an emergency succession plan and a long-term succession plan that involves talent management at both the creative and executive level. Both the emergency succession plan and the long-term succession plan have been discussed among the non-management directors on at least an annual basis.

With respect to management positions below the chief executive officer level, the Company has a well-established and extensive succession planning process, managed by the Company’s Human Resources Department, that evaluates talent throughout the organization on an annual basis. For most of the Company’s leadership team, the Company believes that one or more potential successors exist within the Company. The results of the Company’s annual succession planning process are communicated to the Board.

Board Role in Risk Oversight

Our Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown; some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact; in other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward.

Management is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to Company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management provide periodic reports on the significant risks that the Company faces and how the Company is seeking to control or mitigate risk, if and when appropriate. In some cases, risk oversight is addressed as part of the full Board’s engagement with the Chief Executive Officer and management. In other cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees issues related to internal control over financial reporting; the Nominating and Board Governance Committee oversees issues related to the Company’s governance structure, corporate governance matters and processes and risks arising from related person transactions; the Corporate Social Responsibility Committee oversees issues related to diversity, sustainability, human rights and similar issues; and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail below. Presentations and other information for the Board and Board committees generally identify and discuss relevant risk and risk control; and the Board members assess and oversee the risks as a part of their review of the related business, financial or other activity of the Company.

Management recently completed a comprehensive enterprise risk management review, in which the identification of enterprise level risks and mitigation processes were the primary topics. This review was overseen by the Audit Committee. The Audit Committee and the full Board will continue to monitor enterprise risk management and will receive periodic updates on enterprise risk management.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, management and the Compensation Committee have assessed the Company’s compensation programs. Based upon all of the facts and circumstances available to the Company at the time of the filing of this Proxy Statement, management and the Compensation Committee have concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by the Compensation Committee, in consultation with its independent counsel and independent compensation consultant.

In particular, in reaching its conclusion, the Company has reviewed the compensation of all associates in light of the following areas of risk:

•	business unit that carries a significant portion of the Company’s risk profile;

•	business unit whose compensation structure is significantly different than other business units;

•	business unit that is significantly more profitable than other business units; and

•	business unit whose compensation expense is a significant percentage of the business unit’s revenue.

The Company does not believe that any of these specific areas apply to the Company’s compensation policies and practices in any meaningful manner.

In “ITEM 1A. RISK FACTORS” of the Company’s Annual Report on Form 10-K for Fiscal 2010, the Company states that “equity-based compensation awarded under the employment agreement with our Chief Executive Officer could adversely impact our cash flows, financial position or results of operations” in the event that (i) there are insufficient shares of Common Stock available to be issued under the 2007 Long-Term Incentive Plan (the “2007 LTIP”), or under a successor or replacement plan, at the time these equity-based awards are ultimately settled or (ii) as of any applicable measurement date, the Company would be unable to settle these or other outstanding equity-based awards in shares of Common Stock. In addition, equity-based compensation expense associated with the performance-based awards that may be granted to our Chief Executive Officer pursuant to the terms of his employment agreement based on increases in total stockholders’ return could also be material in amount. While the Company and the Compensation Committee do not believe that equity-based compensation expense is a risk that arises from the Company’s compensation policies and practices that is reasonably likely to have a material adverse effect on the Company, the Company has sought to avoid additional expense associated with the liability accounting due to the insufficiency of shares available to settle outstanding equity-based awards and has sought to mitigate the risk of such expense. The Company believes that approval of Proposal No. 7 by the Company’s stockholders and the addition of 3,000,000 shares of Common Stock to the 2007 LTIP would significantly mitigate this risk.

Compensation of Directors

Officers who are directors receive no additional compensation for services rendered as directors. Directors who are not associates of the Company or its subsidiaries (“non-associate directors”) receive:

•	an annual retainer of $55,000 (paid quarterly in arrears);

•	an annual retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than (i) the Chair and members of the Audit Committee who receive $40,000 and $25,000, respectively, and (ii) the Lead Independent Director who receives $30,000 for serving in that capacity. In each case, the retainers are paid quarterly in arrears; and

•	an annual grant of 3,000 restricted stock units.

The annual restricted stock unit grant is subject to the following provisions:

•	restricted stock units will be granted annually on the date of the annual meeting of stockholders;

•	the maximum market value of the underlying shares of Common Stock on the date of grant will be $300,000 (i.e., should the price of the Company’s Common Stock on the grant date exceed $100 per share, the number of restricted stock units granted will be automatically reduced to provide a maximum grant date value of $300,000);

•	the minimum market value of the underlying shares of Common Stock on the date of grant will be $120,000 (i.e., should the price of the Company’s Common Stock on the grant date be lower than $40 per share, the number of restricted stock units granted will be automatically increased to provide a minimum grant date value of $120,000); and

•	restricted stock units will vest on the later of (i) the first anniversary of the grant date or (ii) the first “open window” trading date following the first anniversary of the grant date, subject to earlier vesting in the event of the director’s death or total disability or upon a change of control of the Company.

Directors who are elected after the beginning of the fiscal year receive pro-rated retainers and grants of restricted stock units based on the time to be served during the fiscal year.

Non-associate directors are also reimbursed for their expenses for attending Board and committee meetings and receive the discount on purchases of the Company’s merchandise extended to all Company associates.

The Company has maintained the Directors’ Deferred Compensation Plan since October 1, 1998. The Directors’ Deferred Compensation Plan was split into two plans (Plan I and Plan II) as of January 1, 2005 to comply with Internal Revenue Code Section 409A. The terms of Plan I govern “amounts deferred” (within the meaning of Section 409A) in taxable years beginning before January 1, 2005 and any earnings thereon. The terms of Plan II govern “amounts deferred” in taxable years beginning on or after January 1, 2005 and any earnings thereon. Voluntary participation in the Directors’ Deferred Compensation Plan enables a non-associate director of the Company to defer all or a part of his or her retainers, meeting fees (which are no longer paid) and stock-based incentives (including options, restricted shares of Common Stock and restricted stock units relating to shares of Common Stock). The deferred compensation is credited to a bookkeeping account where it is converted into a share equivalent. Stock-based incentives deferred pursuant to the Directors’ Deferred Compensation Plan are credited as shares of Common Stock. Amounts otherwise payable in cash are converted into a share equivalent based on the fair market value of the Company’s Common Stock on the date the amount is credited to a non-associate director’s bookkeeping account. Dividend equivalents will be credited on the shares of Common Stock credited to a non-associate director’s bookkeeping account (at the same rate as cash dividends are paid in respect of outstanding shares of Common Stock) and converted into a share equivalent. Each non-associate director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) will be to receive distribution of the amount in the account in accordance with the terms of the Directors’ Deferred Compensation Plan. Distribution of the deferred amount is made in the form of a single lump-sum transfer of the whole shares of Common Stock represented by the share equivalents in the non-associate director’s bookkeeping account (plus cash representing the value of fractional shares) or annual installments in accordance with the election made by the non-associate director. Shares of Common Stock will be distributed under the 2005 Long-Term Incentive Plan (the “2005 LTIP”) in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after August 1, 2005, under the 2003 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005 and under the 1998 Restatement of the 1996 Stock Plan for Non-Associate Directors in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes the compensation paid to, awarded to or earned by, the non-associate directors for Fiscal 2010. The Company’s Chairman and Chief Executive Officer Michael S. Jeffries is not included in this table as he is an officer of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Jeffries as an officer of the Company is shown in the “Fiscal 2010 Summary Compensation Table” beginning on page 55 and discussed in the text and tables included under the section captioned “EXECUTIVE OFFICER COMPENSATION” beginning on page 55.

Director Compensation for Fiscal 2010

	Fees Earned
	or Paid in	Stock	Option	All Other
Name(1)	Cash	Awards(2)	Awards(3)	Compensation	Total

James B. Bachmann	$107,500	$117,608	$—	$—	$225,108
Lauren J. Brisky	$105,000	$117,608	$—	$—	$222,608
Archie M. Griffin(4)	$90,960	$117,608	$—	$—	$208,568
John W. Kessler	$92,500	$117,608	$—	$—	$210,108
Elizabeth M. Lee(5)	$57,672	$153,181	$—	$—	$210,853
Edward F. Limato(6)	$20,000	$117,608	$—	$—	$137,608
Robert A. Rosholt(7)	$60,227	$—	$—	$—	$60,227
Craig R. Stapleton	$128,228	$117,608	$—	$—	$245,836

(1)	Michael E. Greenlees and Kevin S. Huvane are not included in this table as they did not become directors until February 15, 2011.

(2)	All non-associate directors were granted restricted stock units covering 3,517 shares of Common Stock on the date of the 2010 Annual Meeting. The amounts shown in this column are reported using the grant date fair value of the awards, as computed in accordance with U.S. generally accepted accounting principles, of $33.44 per restricted stock unit, based upon the closing price of the Company’s Common Stock on the grant date and adjusted for anticipated dividend payments during the one-year vesting period. An initial grant of restricted stock units covering 750 shares of Common Stock was awarded to Ms. Lee upon her appointment to the Board on March 25, 2010. Calculated in the same manner as the awards made on the date of the 2010 Annual Meeting, this grant had a grant date fair value of $47.43 per restricted stock unit. See Note 3, “Share-Based Compensation”, of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Annual Report on Form 10-K for Fiscal 2010, filed on March 29, 2011, for assumptions used in the calculation of the amounts shown and information regarding the Company’s share-based compensation. Each of the awards of restricted stock units granted during Fiscal 2010 (except those granted to Mr. Limato and Mr. Rosholt (see footnotes (6) and (7) below) remained outstanding at January 29, 2011.

(3)	All of the options held by the individuals named in this table were granted and fully vested prior to the beginning of Fiscal 2010 and, accordingly, no dollar amount is required to be reported in respect of these options. The aggregate number of shares of Common Stock underlying options outstanding at January 29, 2011, for each individual named in this table were: (a) Mr. Bachmann — 0 shares; (b) Ms. Brisky — 7,500 shares; (c) Mr. Griffin — 5,000 shares; (d) Mr. Kessler — 18,000 shares; (e) Ms. Lee — 0 shares; (f) Mr. Limato — 0 shares; (g) Mr. Rosholt — 0 shares; and (h) Mr. Stapleton — 0 shares.

(4)	Mr. Griffin deferred $45,620 of his retainer pursuant to the Directors’ Deferred Compensation Plan during Fiscal 2010. This deferred portion of his retainer is included in the amount shown in the “Fees Earned or Paid in Cash” column. Refer to page 33 for a description of the Directors’ Deferred Compensation Plan.

(5)	Ms. Lee joined the Board on March 25, 2010. Ms. Lee’s annual retainer and restricted stock unit grant were pro-rated based on her start date.

(6)	Mr. Limato passed away on July 3, 2010. The restricted stock units covering 3,517 shares of Common Stock granted to Mr. Limato on the date of the 2010 Annual Meeting automatically vested as a result of his death, in accordance with the terms of the 2005 LTIP.

(7)	The last day of Mr. Rosholt’s service as a director was September 24, 2010. Mr. Rosholt’s retainer was pro-rated based on his active period of service during Fiscal 2010. The 3,517 restricted stock units granted to Mr. Rosholt on the date of the 2010 Annual Meeting were forfeited due to his resignation.

Corporate Governance Guidelines

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Board Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements. The Corporate Governance Guidelines, which were most recently amended by the Board on February 23, 2010, are available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules, the Board has adopted the Abercrombie & Fitch Co. Code of Business Conduct and Ethics, which is available on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page. The Code of Business Conduct and Ethics, which is applicable to all associates, includes a Code of Ethics applicable to the Chief Executive Officer, the Chief Financial Officer, the Controller, the Treasurer, all Vice Presidents in the Finance Department and other designated financial associates. The Company intends to satisfy any disclosure requirements regarding any amendment of, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Michael E. Greenlees (Chair), James B. Bachmann, Kevin S. Huvane and Craig R. Stapleton. Lauren J. Brisky and Messrs. Bachmann and Stapleton served as members of the Compensation Committee throughout Fiscal 2010. Messrs. Greenlees and Huvane were appointed to the Compensation Committee on February 15, 2011, in conjunction with their election to the Board. Ms. Brisky rotated off the Compensation Committee on April 11, 2011 and Mr. Greenlees became Chair of the Compensation Committee on such date. Edward F. Limato served as a member of the Compensation Committee until July 3, 2010 when he passed away.

With respect to Fiscal 2010 and from January 30, 2011 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board, or any other relationship required to be disclosed in this section under the applicable SEC Rules.

Certain Legal Proceedings

On September 16, 2005, a derivative action, styled The Booth Family Trust v. Michael S. Jeffries, et al., was filed in the United States District Court for the Southern District of Ohio, naming the Company as a nominal defendant and seeking to assert claims for unspecified damages against nine of the Company’s present and former directors, alleging various breaches of the directors’ fiduciary duty and seeking equitable and monetary relief. In the following three months, four similar derivative actions were filed (three in the United States District Court for the Southern District of Ohio and one in the Court of Common Pleas for Franklin County, Ohio) against present and former directors of the Company alleging various breaches of the directors’ fiduciary duty allegedly arising out of antecedent employment law and securities class actions brought against the Company. A consolidated amended derivative complaint was filed in the federal proceeding on July 10, 2006. On February 16, 2007, the Company announced that its Board of Directors had received a report of the Special Litigation Committee established by the Board to investigate and act with respect to claims asserted in the derivative cases, which concluded that there was no evidence to support the asserted claims and directed the Company to seek dismissal of the derivative cases. On September 10, 2007, the Company moved to dismiss the federal derivative cases on the authority of the Special Litigation Committee Report. On March 12, 2009, the Company’s motion was granted and, on April 10, 2009, plaintiffs filed an appeal from the order of dismissal in the United States Court of Appeals for the Sixth Circuit. On April 5, 2011, a panel of the United States Court of Appeals for the Sixth Circuit reversed the decision of the District Court and remanded the action for further proceedings. The state court has stayed further proceedings in the state-court derivative action until resolution of the consolidated federal derivative cases.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes, as of April 27, 2011 (unless otherwise noted below), with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such beneficial owner, the number of shares of Common Stock beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) and the percentage such shares comprised of the outstanding shares of Common Stock of the Company.

	Amount and
	Nature of Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class(1)

FMR LLC	10,034,460	(2)	11.43%
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109
Columbia Wanger Asset Management, L.P.	5,684,900	(3)	6.47%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
BlackRock, Inc.	4,742,646	(4)	5.40%
40 East 52nd Street
New York, NY 10022

(1)	The percent of class is based on 87,798,035 shares of Common Stock outstanding on April 27, 2011.

(2)	Based on information contained in a Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3d with the SEC on February 14, 2011 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2010. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and a registered investment adviser, was reported to beneficially own 9,641,736 shares of Common Stock (10.98% of the shares outstanding on April 27, 2011) as a result of acting as investment adviser to various registered investment companies (collectively, the “Funds”). The ownership of one registered investment company, Fidelity Low-Priced Stock Fund, 82 Devonshire Street, Boston, Massachusetts 02109, was reported to be 8,000,000 shares of Common Stock (9.11% of the shares outstanding on April 27, 2011).

Edward C. Johnson 3d, who is Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the Funds each was reported to have sole power to dispose of the 9,641,736 shares of Common Stock owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d was reported to have the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Funds, which power was reported to reside with the Funds’ Boards of Trustees. Fidelity was reported to carry out the voting of the shares of Common Stock under written guidelines established by the Funds’ Boards of Trustees.

Members of the family of Edward C. Johnson 3d were reported to be the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders were reported to have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority of the Series B voting common shares. Through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Strategic Advisers, Inc., 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and a registered investment adviser, was reported to provide investment advisory services to individuals. As such, FMR LLC’s beneficial ownership was reported to include 835 shares of Common Stock (0.00% of the shares outstanding on April 27, 2011) beneficially owned through Strategic Advisers, Inc.

Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank, was reported to beneficially own 38,120 shares of Common Stock (0.04% of the shares outstanding on April 27, 2011) as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each was reported to have sole dispositive power over and sole power to vote or to direct the voting of 38,120 shares owned by the institutional accounts managed by PGATC.

FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries were reported to provide investment advisory and management services to non-U.S. investment companies and certain institutional investors (collectively, the “International Funds”). FIL was reported to beneficially own 353,769 shares of Common Stock (0.40% of the shares outstanding on April 27, 2011).

Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 39% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL were reported to be separate and independent entities.

FMR LLC and FIL reported that they were of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other entity. However, FMR LLC made the filing of the Schedule 13G/A on a voluntary basis as if all of the reported shares of Common Stock were beneficially owned by FMR LLC and FIL on a joint basis.

(3)	Based on information contained in a Schedule 13G/A filed by Columbia Wanger Asset Management, LLC with the SEC on February 10, 2011, to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2010. Columbia Wanger Asset Management, LLC, an investment adviser, reported that it is deemed to be the beneficial owner of 5,684,900 shares of Common Stock. Columbia Wanger Asset Management, LLC reported sole voting power as to 5,385,500 shares, and sole dispositive power as to 5,684,900 shares.

(4)	Based on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on February 3, 2011, to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2010. BlackRock, Inc. reported that, through its subsidiaries, it is deemed to be the beneficial owner of 4,742,646 shares of Common Stock. BlackRock, Inc. reported sole voting power as to 4,742,646 shares, and sole dispositive power as to 4,742,646 shares.

The following table furnishes the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors and director nominees, by each of the named executive officers, and by all of the current directors and executive officers as a group, as of April 27, 2011.

	Amount and
	Nature of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class(2)

James B. Bachmann	11,915	*
Lauren J. Brisky	27,992	*
Diane Chang	204,332	*
David S. Cupps(3)	63,816	*
Michael E. Greenlees	—	*
Archie M. Griffin(4)	13,564	*
Leslee K. Herro	317,305	*
Kevin S. Huvane	—	*
Michael S. Jeffries	2,638,576	2.95%
John W. Kessler(4)	31,707	*
Elizabeth M. Lee	4,267	*
Jonathan E. Ramsden	74,185	*
Ronald A. Robins, Jr.(3)	3,625	*
Craig R. Stapleton	14,796	*
Current directors and executive officers as a group (13 persons)	3,342,264	3.71%

*	Less than 1%.

(1)	Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse. Includes the following number of shares of Common Stock issuable by June 26, 2011 upon vesting of restricted shares or restricted stock units or the exercise of outstanding options or stock appreciation rights which are currently exercisable or will become exercisable by June 26, 2011: Mr. Bachmann, 3,517 shares; Ms. Brisky, 11,017 shares; Ms. Chang, 191,000 shares; Mr. Cupps, 57,510 shares; Mr. Greenlees, 0 shares; Mr. Griffin, 5,000 shares; Ms. Herro, 256,375 shares; Mr. Huvane, 0 shares; Mr. Jeffries, 1,638,635 shares; Mr. Kessler, 21,517 shares; Ms. Lee, 4,267 shares; Mr. Ramsden, 65,000 shares; Mr. Robins, 3,625 shares; Mr. Stapleton, 0 shares; and all current directors and executive officers as a group, 2,199,953 shares. The Company has included for this purpose the gross number of shares of Common Stock deliverable, but actual shares received will be less as a result of the payment of applicable withholding taxes. Additionally, as required, the Company has provided the gross number of shares of Common Stock that may be acquired upon exercise of stock appreciation rights without reduction for the value of the exercise price. The numbers reported do not include any unvested restricted shares or restricted stock units or any unvested options or stock appreciation rights held by directors or executive officers (other than those specified in this footnote).

(2)	The percent of class is based upon the sum of 87,798,035 shares of Common Stock outstanding on April 27, 2011 and the number of shares of Common Stock, if any, as to which the named individual or group has the right to acquire beneficial ownership by June 26, 2011, either through the vesting of restricted shares or restricted stock units or upon the exercise of options or stock appreciation rights which are currently exercisable or will become exercisable by June 26, 2011.

(3)	On August 12, 2010, Mr. Robins was elected by the Board to serve as Senior Vice President, General Counsel and Secretary of the Company. Mr. Robins succeeded Mr. Cupps who had served as Senior Vice President, General Counsel and Secretary of the Company since 2007 and has continued to serve the Company since August 12, 2010 in a non-executive officer capacity as Senior Counsel.

(4)	The “Amount and Nature of Beneficial Ownership” does not include the following number of shares of Common Stock credited to the bookkeeping accounts of the following directors under the Directors’ Deferred Compensation Plan: Mr. Griffin, 23,286 shares; Mr. Kessler, 5,487 shares; Mr. Stapleton, 3,517 shares; and all directors as a group, 32,290 shares. While the directors have an economic interest in these shares, each director’s only right with respect to his bookkeeping account (and the amounts allocated thereto) is to receive a distribution of the whole shares of Common Stock represented by the share equivalent credited to his bookkeeping account (plus cash representing the value of fractional shares) in accordance with the terms of the Directors’ Deferred Compensation Plan.

Stock Ownership Guidelines

The Board believes it is important that the executive officers and directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Board adopted stock ownership guidelines for all directors and executive officers effective as of November 12, 2009. The Company’s stock ownership guidelines are posted on the “Corporate Governance” page of the Company’s website at www.abercrombie.com, accessible through the “Investors” page.

The guidelines for the executive officers are: five times annual base salary for the Chief Executive Officer and one times annual base salary for the other executive officers. The guidelines are initially calculated using the executive officer’s base salary as of the later of the date the guidelines were adopted and the date the individual was first designated as an executive officer by the Board. The guidelines may be modified, at the discretion of the Nominating and Board Governance Committee, when an executive officer changes pay grade and otherwise from time to time. Until the amount contemplated by the guidelines is achieved, the executive officer is required to retain an amount equal to 50% of the shares received as a result of the exercise of stock options or stock-settled stock appreciation rights or the vesting of restricted stock or restricted stock units, in each case netted to pay any exercise price or withholding taxes; provided, that for a three-year transition period from the date of adoption, executive officers are required to retain 33 1/3% of the net shares received if they are not above the applicable guidelines. Failure to meet or, in unique circumstances, to show sustained progress toward meeting these stock ownership guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.

The guideline for the directors is three times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date the guidelines were adopted and the date the director is elected to the Board. It is anticipated that directors should be able to achieve the guideline within three years of joining the Board, or, in the case of directors serving at the time the guidelines were adopted, within three years of the date of adoption of the guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on a review of the forms furnished to the Company and written representations that no other forms were required, during Fiscal 2010, all directors, officers and beneficial owners of greater than 10% of the outstanding shares of Common Stock timely filed the reports required by Section 16(a) of the Exchange Act, except James B. Bachmann, Lauren J. Brisky, Archie M. Griffin, John W. Kessler, Elizabeth M. Lee and Craig R. Stapleton, current directors of the Company, and Edward F. Limato and Robert A. Rosholt, former directors of the Company who served during Fiscal 2010, who each filed one late Form 4 reporting one transaction.

PROPOSAL 2 — ADVISORY VOTE ON THE FREQUENCY OF THE FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

In Proposal No. 3 below, the Company is asking stockholders to vote on executive compensation, and it will provide this type of advisory vote at least once every three years pursuant to recently adopted Section 14A of the Exchange Act. Also as required by Exchange Act Section 14A, in this Proposal No. 2, the Company is asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and unanimously recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Given that the “Say on Pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change the Company’s executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

The Company understands that its stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results on this proposal. Stockholders will be able to specify one of four choices for this proposal on the form of proxy: one year; two years; three years; or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION “EVERY 1 YEAR.”

Required Vote

The non-binding vote on the frequency of future advisory votes on executive compensation requires the approval of the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement beginning on page 40, the Compensation Committee has structured the Company’s executive compensation programs, among other things, to achieve the following key objectives:

•	Align executive pay with the achievement of financial and operational objectives;

•	Create and sustain long-term stockholder value; and

•	Reflect the strong team-based culture of the Company.

The Company’s executive compensation programs have a number of features that we believe are designed to promote these objectives. The Company’s executive compensation programs seek to align pay for performance by providing a large portion of executive pay via “at-risk” vehicles. For example, the Company’s Chief Executive Officer receives the majority of his annual compensation in the form of performance-based equity grants, and is eligible for such grants only if the market price of the Company’s Common Stock during each semi-annual measurement period increases beyond that during any previous semi-annual measurement period since December 2008. Furthermore, a majority of the Company’s named executive officers’ compensation, provided in the form of short-term annual incentives and long-term equity incentives, is contingent upon Company financial performance and appreciation in the market price of the Company’s Common Stock. The Company fosters a team-based approach and an environment of cooperation by tying both annual cash incentive compensation and long-term equity compensation to the financial results of the Company as a whole.

In addition to the foregoing, in recent years, the Company has made changes to its executive compensation programs to conform to “best practices.” For example, during Fiscal 2010, the Chief Executive Officer’s employment agreement was amended (at no cost to the Company) to provide that the Chief Executive Officer will no longer be entitled to any Internal Revenue Code Section 280G gross-up payments. Also, the Company’s incentive plans are subject to a strict “clawback,” allowing the Company to seek repayment of any incentive amounts that were erroneously paid with no requirement of misconduct on the part of the plan participant before the clawback is triggered. Further, the Company has implemented stock ownership guidelines for all directors and executive officers and has imposed holding requirements and five-year cliff vesting on many of the equity awards granted to the Chief Executive Officer.

In Fiscal 2010, the Company believes it achieved strong financial performance despite a challenging economic environment. The Company exceeded its objectives in terms of net sales, operating income and net income per diluted share. The Company believes that its executive compensation programs provide incentives that have facilitated the Company’s performance.

Stockholders are urged to read the “COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 40, which describes in more detail how the Company’s executive compensation policies and procedures achieve its compensation objectives, as well as the “Fiscal 2010 Summary Compensation Table” beginning on page 55 and related compensation tables and narrative, which provide detailed information on the compensation of the named executive officers.

In accordance with recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Abercrombie & Fitch Co. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Fiscal 2010 Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “Say on Pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

Required Vote

The advisory resolution on executive compensation requires the approval of the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides important information on our executive compensation program and the amounts shown in the executive compensation tables that follow. In this Proxy Statement, the term “named executive officers” (sometimes referred to as “NEOs”) means the six individuals now or formerly serving as executive officers named in the executive compensation tables that follow (and listed below). “Compensation Committee” or “Committee” means the Compensation Committee of the Board.

The Company’s NEOs include the following individuals who are or were serving as executive officers of the Company during Fiscal 2010:

Michael S. Jeffries, Chairman and Chief Executive Officer (“CEO”)

Jonathan E. Ramsden, Executive Vice President and Chief Financial Officer (“CFO”)

Diane Chang, Executive Vice President — Sourcing

Leslee K. Herro, Executive Vice President — Planning and Allocation

Ronald A. Robins, Jr., Senior Vice President, General Counsel and Secretary

David S. Cupps, former Senior Vice President, General Counsel and Secretary and currently Senior Counsel

Executive Summary

The Company’s compensation programs are closely aligned with the Company’s performance, reflect best practices and are uniquely suited to fit our culture and our brands. The Company has created a pay for performance program that aligns executive and stockholder interests by reinforcing the long-term growth and sustainability of the Abercrombie & Fitch brands, which we believe have delivered industry-leading performance and returns since the Company’s initial public offering in 1996. The structure is designed to encourage a high degree of teamwork and rewards individuals for the achievement of challenging goals that we believe lead to the creation of stockholder value.

The Compensation Committee, in consultation with Company management and the Compensation Committee’s independent outside advisors, oversees the executive compensation and benefits program for the Company’s NEOs. The compensation program is comprised of a combination of base salary, annual incentive compensation, long-term incentives and associate benefits. The objective of the compensation program is to attract, motivate and retain key creative and management talent who thrive in the highly competitive specialty retail industry.

The Company believes that the compensation programs for the NEOs have been integral to our long-term financial and operational success. The Company is operated with the objective of creating long-term value for stockholders and associates by delivering a unique customer experience, high-quality fashion forward apparel and an American lifestyle that is synonymous with our iconic global brands. We believe this strategy has been successful, as demonstrated by the fact that the Company’s results have translated into significant value for the Company’s stockholders since the initial public offering in 1996.

September 26, 1996 — April 27, 2011
Total Shareholder Return

Chart Data Source: S&P Research Insight

Mr. Jeffries, the Company’s current Chairman and CEO, is effectively the “founder” of the modern day Abercrombie & Fitch due to his unique role and contributions during his 19-year tenure. In addition to his formal role as Chairman and CEO, he also functions as the brand visionary and chief creative talent for the Company. Under his leadership, the Company’s market value has increased by approximately $5 billion since 1996 and has significantly outperformed the S&P 500 and S&P Retail Indexes (as shown on the chart on page 41).

The Company’s compensation arrangement with the CEO reflects his unique “founder” status and the extraordinary contributions he continues to deliver. To ensure the continuation of Mr. Jeffries’ service with the Company, the Board entered into a new five-year employment agreement in December 2008, when his previous agreement expired. The United States was in the midst of a severe economic downturn and the Company was embarking on a plan of aggressive international expansion. The Company recently released its revenue projections for Fiscal 2015 (the investor presentation is available at www.abercrombie.com) that demonstrate the Company’s belief that significant growth and continued strong performance are achievable as the Company continues to execute this international expansion plan.

Under the 2008 employment agreement, the CEO’s base salary is not subject to annual increases and incentive compensation is tied directly to the achievement of financial objectives. The compensation program is structured so that a large majority of the CEO’s compensation is “at risk” (in the form of equity grants and performance-based awards under the Company’s 2007 LTIP) and dependent on the Company’s ability to grow and sustain total stockholder return. The Company believes that its arrangement with the CEO effectively aligns executive pay and Company performance. The equity grants are performance-based and double-triggered first by accretion in total stockholder return and then by continued accretion above the grant price. In sum:

•	The CEO only earns performance-based equity awards if the market price of the Company’s Common Stock during each semi-annual measurement period increases beyond that during any previous semi-annual measurement period since December 2008, adjusted for cash dividends, and only to the extent that the value created exceeds any cash compensation or pension benefits paid to or earned by the CEO since the previous equity award earned by the CEO. The CEO has only received stock appreciation rights (“SARs”) since Fiscal 2008.

•	SARs are inherently performance-based and only deliver monetary value if the price of our Common Stock continues to increase beyond the grant price after the SARs vest.

Additionally, the CEO is subject to mandatory holding periods beyond the completion of his employment agreement for a significant portion of the equity awards he has received under his current employment agreement.

The 2005 LTIP and the 2007 LTIP provide equity awards to key individuals and provide an additional measure of alignment with stockholder interests. The Company has limited shares available for future issuance under the 2007 LTIP. Therefore, under Proposal No. 7, the Company is requesting that stockholders authorize an additional 3,000,000 shares under the 2007 LTIP. If 3,000,000 additional 2007 LTIP shares are not approved at the Annual Meeting, then we may have insufficient shares available in the future to settle existing or future awards in our Common Stock, which may result in cash-based settlement or the use of cash-based long-term incentives rather than equity. If either cash-based settlement or cash-based long-term incentives were used, the Company and our stockholders would lose the accounting treatment provided by equity-classified awards, whereby expense is fixed on the grant date. Under this scenario, the Company would be forced to move to liability accounting which could create significant earnings volatility and could have a significant impact on operating expense and cash flow on both outstanding and new awards. In addition, in order to ensure compliance with the Internal Revenue Code Section 162(m) rules governing the deductibility of “performance-based compensation”, under Proposal No. 6, stockholders are being asked to re-approve the performance goals under the 2005 LTIP. Additionally, approval of Proposal No. 7 will constitute re-approval of the material terms of the performance goals under the 2007 LTIP and will therefore allow certain awards under the 2007 LTIP to continue to qualify as tax-deductible “performance-based awards” under Section 162(m) of the Internal Revenue Code.

In light of the strength of the Company’s business performance, total return to stockholders and prospects for continued growth and value creation, we believe our performance-based compensation program is appropriate and is achieving its objective with respect to long-term stockholder value creation.

Fiscal 2010 — The Year in Review

During Fiscal 2010, the Company exceeded its objectives in terms of net sales, operating income and net income per diluted share and did so while continuing to invest for the future and to build the organization to capitalize on the major opportunities the Company sees ahead. The Company believes its Fiscal 2010 results were strong when considered against the backdrop of the challenging economic and consumer environments in which they were achieved. The Company’s executive compensation and benefit programs are aligned with the organization’s pay for performance philosophy and designed to drive high performance through the achievement of financial goals and the creation of long-term stockholder value. Consistent with this approach, compensation awarded to the NEOs for Fiscal 2010 was a result of the Company’s strong performance.

•	Annual Incentive Compensation:

•	Due to the Company’s strong Fiscal 2010 performance, our NEOs received bonuses that were at 129% of target payouts, on an annualized basis. Bonuses were paid at 76% of target for Spring 2010 and at 165% of target for Fall 2010, with payouts weighted more heavily toward the Fall 2010 season (60%) due to the seasonality of the business.

•	For Spring 2010, the Compensation Committee set targets such that Company performance meeting the Company’s budget would result in bonuses of only 63% of target payouts. The Company’s historical practice has been to pay 100% of target payout if target performance is achieved.

•	For Fall 2010, targets were set such that Company performance meeting the Company’s budget would result in bonuses of 100% of target payouts, consistent with historical practices.

•	For the Fall 2010 season, the Company’s management team recommended, and the Compensation Committee used its negative discretion to approve, bonuses at 165% of target payouts.

•	In alignment with the Company’s culture and values, the Company also chose to recognize the contributions of salaried associates who are not eligible to participate in the annual incentive compensation program with a supplemental bonus in respect of Fiscal 2010 performance.

•	Long-Term Incentive Program:

•	To ensure that the interests of the CEO and the stockholders are in alignment, the CEO’s employment agreement provides that the CEO is only entitled to receive equity grants if the market price of the Company’s Common Stock during each semi-annual measurement period increases beyond that during any previous semi-annual measurement period since December 2008, adjusted for cash dividends, and then only to the extent that the value created exceeds any cash compensation or pension benefits paid to or earned by the CEO since the previous equity award earned by the CEO.

•	Illustrating this, the CEO received a performance-based equity grant of SARs in March 2010, but did not receive a performance-based grant of SARs in September 2010.

•	SARs provide strong alignment between the interests of the NEOs and stockholders. The NEOs will only receive value from these awards if the market price of the Company’s Common Stock appreciates beyond the price on the date of grant.

•	The CEO received 100% of his equity awards during Fiscal 2010 in the form of SARs.

•	The annual equity grant for the executive vice presidents (“EVPs”) was also 100% comprised of SARs.

Best Practices

The following compensation decisions and practices demonstrate how the Company’s executive compensation program reflects best practices and reinforces the Company’s culture and values:

•	Emphasis on At-Risk Pay — For NEOs, the majority of their total compensation is contingent upon Company financial performance and appreciation in the market price of the Company’s Common Stock.

•	CEO Pay for Performance Arrangements — The CEO receives a significant majority of his annual compensation in the form of long-term incentive awards. Pursuant to his employment agreement, he is only entitled to receive additional performance-based equity awards if the market price of the Company’s Common Stock during each semi-annual measurement period increases beyond that during any previous semi-annual measurement period since December 2008.

•	CEO Holding Requirements — The CEO is subject to mandatory holding periods for many of his equity awards beyond the completion of his employment agreement.

•	No Excise Tax Gross-Up Payments — During Fiscal 2010, the CEO’s employment agreement was amended, without payment of any additional consideration, to provide that the CEO will no longer be entitled to any gross-up payments in the event that any payments or benefits provided to him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.

•	Stock Ownership Guidelines — The Board believes it is important that the executive officers and directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Board adopted stock ownership guidelines for all directors and executive officers effective as of November 12, 2009.

•	Clawback Policy — Each of the plans pursuant to which short-term and long-term incentive compensation may be paid to the Company’s executive officers includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.

•	Derivatives and Hedging Policy — The Company prohibits associates (including the NEOs) and directors from engaging in hedging transactions with respect to any equity securities of the Company held by them.

Compensation Objectives

The compensation programs are governed by the Compensation Committee of the Board, which is comprised solely of independent, non-associate directors of the Company. See the description of the Compensation Committee beginning on page 24.

The Company operates in the fast-paced and highly-competitive arena of specialty retail. To be successful, the Company must attract and retain key creative and management talents who thrive in this environment. The Company sets high goals and expects superior performance from these individuals. The Company’s executive compensation structure is designed to support this culture. As such, the Company’s executive compensation and benefit programs are designed to:

•	drive high performance to achieve financial goals and create long-term stockholder value;

•	reflect the strong team-based culture of the Company;

•	provide compensation opportunities that are competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent;

•	be cost-efficient and fair to associates, management and stockholders; and

•	be effectively communicated to and understood by program participants.

Management, in consultation with the Compensation Committee and the Compensation Committee’s independent outside advisors, described below under the caption “Role of the Compensation Committee”, has developed an executive compensation and benefits strategy that rewards the performance, behaviors and culture that the Company believes create stockholder value. Thus, the incentive compensation earned by executive officers reflects:

•	both annual cash incentive compensation and long-term equity compensation that are tied to the performance of the Company as a whole. This team-based approach fosters an environment of cooperation that has been instrumental in the Company’s success;

•	a compensation strategy that places a significant portion of total compensation at risk through annual and long-term incentive programs. For NEOs, the majority of their total compensation is contingent upon Company financial performance and appreciation in the market price of the Company’s Common Stock;

•	a combination of annual and long-term incentive opportunities that is meant to balance short-term operational objectives, such as the achievement of seasonal operating income targets, and the long-term return on investment for stockholders. The appropriate mix of incentives leads management to consider decisions in the context of both short-term and long-term results;

•	a compensation strategy that provides market competitive compensation commensurate with the level of performance. The Compensation Committee reviews the range of incentives that can be earned (i.e., from threshold to maximum) and establishes performance goals appropriate for the incentive awards (e.g., top quartile compensation is only earned for top quartile performance, while below target performance results in below target compensation); and

•	a compensation strategy that promotes a long-term commitment to the Company. The Company believes there is great value in creating a team of tenured, seasoned professionals. The Company encourages this long-term commitment through the vesting schedules of long-term equity awards.

Role of the Compensation Committee

In making executive compensation decisions, the Compensation Committee is advised by both an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”) and an independent outside counsel, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”). The only services that Pearl Meyer and Gibson Dunn perform for the Company are at the direction of the Compensation Committee. Pearl Meyer and Gibson Dunn did not provide any services to the Company in Fiscal 2010 other than executive and director compensation consulting and advisory services. In this regard, the Compensation Committee has adopted a policy regarding the use of outside compensation consultants that provides as follows:

If the Committee retains a compensation consultant to provide advice, information and other services to the Committee relating to the compensation of the Company’s Chief Executive Officer, its officers identified in Rule 16a-1(f) under the Exchange Act or its non-associate directors or other matters within the responsibility of the Committee, such consultant may only provide services to, or under the direction of, the Committee and is prohibited from providing any other services to the Company.

The Compensation Committee has the right to terminate the services of the outside counsel and the compensation consultant at any time. While the Compensation Committee retains Gibson Dunn and Pearl Meyer directly, Gibson Dunn and Pearl Meyer interact with the Company’s Senior Vice President of Human Resources, the Company’s office of General Counsel and the Company’s CFO and their respective staffs in carrying out assignments in order to obtain compensation and performance data for the executive officers and the Company. In addition, the Compensation Committee’s advisors may, at their discretion, seek input and feedback from management of the Company regarding their work product prior to presentation to the Compensation Committee in order to confirm information is accurate or address other similar issues. Representatives from Gibson Dunn and Pearl Meyer are present at all Compensation Committee meetings, and generally attend executive sessions of the Committee. Both firms provide independent perspectives on any management proposals.

Decisions regarding the compensation of the CEO and the other NEOs are made solely by the Compensation Committee, although it does receive input from its independent advisors and management of the Company. The CEO provides recommendations for the compensation of the other NEOs. The CEO also provides input regarding his own goals, targets and performance. The Compensation Committee often requests certain Company executive officers to be present at Compensation Committee meetings where executive compensation and Company and individual performance are discussed and evaluated so they can provide input into the decision-making process. Executive officers may provide insight, suggestions or recommendations regarding executive compensation during periods of general discussion, but do not have a vote in any decision-making.

Compensation and Benefits Structure

Pay Level — Determination of the appropriate pay opportunity

Pay levels for all associates of the Company, including the NEOs listed in the “Fiscal 2010 Summary Compensation Table” on page 55, are based on a number of factors, including each individual’s role and responsibilities within the Company, current compensation, experience and expertise, pay levels in the competitive market for similar positions, internal pay equity relationships including those between the executive officers and the CEO and the performance of the individual, his/her area of responsibility and the Company as a whole. The Compensation Committee approves the pay levels for all the executive officers. In determining the pay levels, the Compensation Committee considers all elements of compensation and benefits.

The Compensation Committee uses a number of sources to determine the “competitive market”. The primary data source used in setting competitive market levels for the NEOs is information publicly disclosed by the peer retail companies listed below. Annually, the independent compensation consultant to the Compensation Committee and the Compensation Committee evaluate whether companies should be added to or removed from the list of peer retail companies. The annual review considers such factors as revenue, market capitalization and geographic location. The Compensation Committee reviews information on all forms of compensation provided by the peer retail companies (e.g., salary, bonus, short-term incentives and long-term incentives). The public information for the peer retail companies is supplemented with survey data, which provides position-based compensation levels across broad industry segments. The independent compensation consultant to the Compensation Committee uses survey data from multiple providers, including Hay Group, Mercer, Salary.com, Hewitt Associates, Inc., and Towers Watson. The Compensation Committee does not make any decisions with respect to the companies that participate in these surveys, and views the name of each such company as immaterial to its decision-making process. For corporate staff positions, such as the CFO, the Compensation Committee considers survey data based on companies of similar size, without regard to industry. For industry specific positions, such as the Executive Vice President — Sourcing and the Executive Vice President — Planning and Allocation, the Compensation Committee considers retail industry survey data for companies of a similar size.

The peer retail companies used by the Compensation Committee in determining the “competitive market” with respect to Fiscal 2010 compensation decisions are included in the table below. The peer group remained unchanged from the group used with respect to Fiscal 2009 compensation decisions.

Aeropostale, Inc.	American Eagle Outfitters, Inc.
Ann Inc. (formerly AnnTaylor Stores Corporation)	Coach, Inc.
The Gap, Inc.	Guess?, Inc.
J. Crew Group, Inc.	The Jones Group Inc.
Kenneth Cole Productions, Inc.	Limited Brands, Inc.
Liz Claiborne, Inc.	Nordstrom, Inc.
Polo Ralph Lauren Corporation	Quiksilver, Inc.
Saks Incorporated	The Talbots, Inc.
Tiffany & Co.	The Timberland Company
Urban Outfitters, Inc.	Williams-Sonoma, Inc.

As of the end of Fiscal 2010, the revenues for the peer group ranged from $1.944 billion at the 25th percentile to $3.721 billion at the 75th percentile; and market capitalization for the peer group ranged from $1.309 billion at the 25th percentile to $7.676 billion at the 75th percentile. For both metrics, the Company fell at approximately the 66th percentile of the peer group.

As noted above, pay opportunities for specific individuals vary based on a number of factors. The Compensation Committee does not precisely benchmark each executive officer’s compensation to market levels on an annual basis, but it does review market information and, in a given year, may engage in a more detailed review which may result in significant adjustments to a given executive officer’s compensation. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of overall Company financial goals and the creation of stockholder value.

Pay Mix — Determination of each element of compensation, its purpose and design, and its relationship to the overall pay program

The Company’s compensation program consists of the following elements:

•	Base Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance

•	Annual Incentive Compensation Program — variable pay that is designed to reward the attainment of annual business goals, with target award opportunities expressed as a percentage of base salary

•	Long-Term Incentive Program — stock-based awards tied to retention and increases in stockholder value over longer periods of time, and intended to align the interests of the executive officers to those of stockholders

•	Benefits — additional programs offered to attract and retain capable executive officers

Base Salary

NEO base salaries reflect the Company’s operating philosophy, culture and business direction, with each salary determined by an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers and salaries paid for comparable positions within an identified compensation peer group. No specific goals or weighting is applied to the factors considered in setting the level of base salary, and thus the process relies on the subjective exercise of the Compensation Committee’s judgment.

Annual Incentive Compensation Plan

The Incentive Compensation Performance Plan (the “Incentive Plan”), approved by stockholders at the 2007 Annual Meeting, is designed to focus on and reward short-term operating performance. It is the broadest of the Company’s management incentive programs with eligibility approaching 900 participants, including the CEO and the other NEOs. The Incentive Plan has target incentive levels, expressed as a percentage of base salary, for each level of eligible associate. Each participant in the Incentive Plan is assigned to an incentive level based on his/her position within the Company, with more senior positions having more pay at risk. The short-term incentive level for each associate is determined in conjunction with the other principal elements of compensation (base salary and long-term incentives) by an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers and salaries paid for comparable positions within an identified compensation peer group. No specific goals or weighting are applied to the factors considered in setting the incentive level for the NEOs, and thus the process relies on the subjective exercise of the Compensation Committee’s judgment.

	Minimum	Payout at	Target	Maximum
	Annual	Threshold	Annual	Annual
	Incentive	Performance	Incentive	Incentive
	as a % of	as a % of	as a % of	as a % of
NEO	Base Salary	Base Salary	Base Salary	Base Salary

Michael S. Jeffries	0%	30%	120%	240%
Jonathan E. Ramsden	0%	18.75%	75%	150%
Diane Chang	0%	21.25%	85%	170%
Leslee K. Herro	0%	21.25%	85%	170%
Ronald A. Robins, Jr.(1)	0%	10%	40%	80%
David S. Cupps	0%	10%	40%	80%

(1)	Mr. Robins’ target annual incentive was increased from 30% to 40% of base salary in connection with his promotion to Senior Vice President and General Counsel, effective August 12, 2010.

The Company’s Incentive Plan is divided into two six-month periods that correspond to the Company’s major seasons, February through July (the “Spring” season) and August through January (the “Fall” season). Each participant’s annual incentive opportunity is divided into two performance periods — the target incentive payout for the Spring season equals 40% of the annual incentive target opportunity and the target incentive payout for the Fall season equals 60% of the annual incentive target opportunity. The split in the annual incentive target opportunity is based on historical seasonality of operating results going back several years. Actual awards under the Incentive Plan vary based upon actual performance of the Company relative to the goals set by the Compensation Committee at the beginning of each season (as discussed in the section captioned “Pay-for-Performance — Determination of the performance measures and goals used in the pay programs”, beginning on page 51). The maximum incentive opportunity that can be earned under the Incentive Plan is two times the target award, for the achievement of outstanding performance. For performance falling in between the “threshold,” “target” and “maximum” performance levels, the Company awards incentive payout amounts on an interpolated basis.

The Compensation Committee administers the Incentive Plan in a manner such that payments under the Incentive Plan qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.

Long-Term Incentive Program for NEOs other than the CEO

Long-term incentives are used to balance the short-term focus of the annual cash incentive compensation program by tying a significant portion of total compensation to performance achieved over multi-year periods. Under the 2005 LTIP, which was approved by stockholders at the 2005 Annual Meeting, and the 2007 LTIP, which was approved by stockholders at the 2007 Annual Meeting, the Compensation Committee may grant a variety of long-term incentive vehicles, including stock options, SARs, restricted stock units, and performance shares. Under Proposal No. 7, stockholders are being asked to approve an amendment and restatement of the 2007 LTIP to increase the number of shares available by 3,000,000 shares to allow the Compensation Committee to continue to provide these types of long-term incentives to our executive officers and other employees. For NEOs other than the CEO, the Company currently relies on a combination of restricted stock units, stock options and SARs. The combination of the types of awards provides a balance between retention (through restricted stock units) and long-term performance (through stock options and SARs), as described below. Furthermore, the use of stock-based compensation in the long-term incentive program balances the cash-based nature of short-term incentive pay (i.e., base salary and annual cash incentive payouts).

In general, the restricted stock unit grants vest according to the schedule below, provided that the associate continues to work for the Company through the vesting dates. The weighting of the vesting toward the later years promotes retention.

	Annual	Cumulative
Vesting Date	Vesting	Vesting

1st Anniversary of Grant Date	10% of grant	10% of grant
2nd Anniversary of Grant Date	20% of grant	30% of grant
3rd Anniversary of Grant Date	30% of grant	60% of grant
4th Anniversary of Grant Date	40% of grant	100% of grant

Beginning with awards made to Executive Vice Presidents who were NEOs on the Fiscal 2008 grant date, the Company added a performance component to the vesting schedule for restricted stock units. These restricted stock units will vest 25% a year if net income grows at 2% or more over the previous year’s net income achievement. If this performance hurdle is not met, the restricted stock units will not vest in accordance with the vesting schedule for that year. The executive officers have the opportunity to earn back this unvested portion of the award if cumulative performance hurdles are met in subsequent years. The Compensation Committee retains the right to adjust equity vesting schedules for specific circumstances.

In Fiscal 2010, as described in the “Fiscal 2010 Grants of Plan-Based Awards” table on page 57, the Executive Vice Presidents were all granted SARs. The Compensation Committee believes that awarding SARs instead of restricted stock units on an annual basis provided greater alignment between the interests of these executive officers and stockholders, as the Executive Vice Presidents will only receive value from these awards if the market price of the Company’s Common Stock appreciates over the price on the date of grant.

In general, stock option and SAR grants vest according to the schedule below, provided that the associate continues to work for the Company through the vesting dates.

	Annual	Cumulative
Vesting Date	Vesting	Vesting

1st Anniversary of Grant Date	25% of grant	25% of grant
2nd Anniversary of Grant Date	25% of grant	50% of grant
3rd Anniversary of Grant Date	25% of grant	75% of grant
4th Anniversary of Grant Date	25% of grant	100% of grant

While the Company believes that both retention and long-term performance are important objectives for a long-term incentive program, the Company also believes that the “at risk” component of the long-term incentive program should be higher for the more senior executive officers. Structuring more of the long-term incentive compensation of senior executive officers “at risk” more closely aligns the economic benefit of such compensation to the interests of stockholders as a significant portion of their potential compensation will only be realized if the market price of the Company’s Common Stock increases. Therefore, the ratio of restricted stock units to SARs (or stock options) varies by level of participant. When compared to the percentage of the total long-term award value received by a majority of the associates in the form of restricted stock units versus SARs (or stock options), the more senior executive officers receive a relatively lower percentage of their long-term award value in the form of restricted stock units and a relatively higher percentage in the form of SARs or stock options. For the Executive Vice Presidents, 100% of their total long-term incentive awards granted during Fiscal 2010 was in the form of SARs. The remaining NEOs were granted a mix of SARs and restricted stock units. Mr. Robins, who joined the Company in November 2009, did not receive an equity grant during Fiscal 2010.

Equity awards for the CEO are established by the terms of his employment agreement and described beginning on page 57.

Target long-term incentive award levels are set by an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers and salaries paid for comparable positions within an identified compensation peer group. No specific goals or weighting is applied to the factors considered in setting the target long-term incentive award level for each associate, and thus the process relies on the subjective exercise of the Compensation Committee’s judgment. The Compensation Committee also assesses aggregate share usage and dilution levels in comparison to the peer retail companies and general industry norms.

The Compensation Committee follows an Equity Grant Policy pursuant to which it reviews and approves individual grants for the NEOs, as well as the total number of stock options, SARs and restricted stock unit grants made to all associates. The annual equity grants are typically reviewed and approved at the Compensation Committee’s scheduled March meeting. The grant date for these annual grants is the date of the Compensation Committee meeting at which they are approved. Administration of restricted stock unit, stock option and SAR awards is managed by the Company’s Human Resources Department with specific instructions related to timing of grants given by the Compensation Committee. The Company has no intention, plan or practice to select annual grant dates for NEOs in coordination with the release of material, non-public information, or to time the release of such information because of award dates.

Benefits

As associates of the Company, the NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

In addition to the qualified Abercrombie & Fitch Co. Savings and Retirement Plan (the “401(k) Plan”), the Company has a nonqualified deferred compensation plan, the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan (the “Nonqualified Savings and Supplemental Retirement Plan”), that allows executive officers to defer a portion of their compensation over-and-above the Internal Revenue Service (“IRS”) limits imposed on the Company’s 401(k) Plan. The Company also makes matching and retirement contributions to the Nonqualified Savings and Supplemental Retirement Plan on behalf of the participants. Company contributions have a five-year vesting schedule. The Nonqualified Savings and Supplemental Retirement Plan allows participants the opportunity to save and invest their own money on the same basis (as a percentage of their pay) as other associates under the 401(k) Plan. Furthermore, the Nonqualified Savings and Supplemental Retirement Plan is competitive, and the Company’s contribution element provides retention value. The Company’s Nonqualified Savings and Supplemental Retirement Plan is further described and Company contributions and the individual account balances for the NEOs are disclosed under the section captioned “Nonqualified Deferred Compensation” beginning on page 62. The Company provides a separate Supplemental Executive Retirement Plan to the Company’s Chairman and CEO, the material provisions of which are described under the section captioned “Pension Benefits” on page 62.

The Company offers a life insurance benefit for all full-time associates equal to two times base salary. For Vice Presidents and above, the death benefit is set at four times base salary.

The Company offers a long-term disability benefit to all full-time associates which covers 60% of base salary for the disability period. In addition, the Company offers an Executive Long-Term Disability Plan for all associates earning over $200,000 in base salary which covers an additional 15% of base salary and 75% of target annual cash incentive compensation for the disability period.

The Company does not offer perquisites to its executive officers that are not widely available to all full-time associates, with the exception of the CEO, who is currently provided certain perquisites, including supplemental life insurance, personal security and limited personal use of Company aircraft, as more fully described in the footnotes to the “Fiscal 2010 Summary Compensation Table” beginning on page 55. At the time the CEO’s employment agreement was entered into or amended, as applicable, the Compensation Committee carefully considered the provision of these benefits, including limited aircraft use and personal security, and approved those benefits out of concern for the CEO’s safety and his extensive travel schedule.

Employment Agreements, Severance and Change-in-Control Benefits

The Compensation Committee carefully considers the use and conditions of employment agreements. The Compensation Committee recognizes that, in certain circumstances, formal written employment contracts are necessary in order to successfully recruit and retain senior executive officers. Currently, only Mr. Jeffries, the CEO, has such an employment agreement, the material provisions of which are described in the section captioned “Employment Agreement with Mr. Jeffries” beginning on page 57. The Compensation Committee believes it is in the best interest of the Company to ensure that Mr. Jeffries’ employment is secured through the use of an agreement. Although the Company has existed for more than 100 years, Mr. Jeffries’ role is more akin to founder than a typical chief executive officer. His vision has transformed the Company into one of the most successful and widely-known specialty retailers.

All associates who participate in the Company’s stock-based compensation plans, including the NEOs (other than the CEO with respect to awards granted to him pursuant to his employment agreement), are entitled to certain benefits in the event of termination due to death or disability or a change in control as set forth in the plan documents for the Company’s stock-based compensation plans. The Compensation Committee and the CEO agreed to an amendment to the CEO’s employment agreement (entered into on January 28, 2011), pursuant to which the CEO has voluntarily agreed, for no compensation, that he will no longer be entitled to any gross-up payments in the event that any payments or benefits provided to him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code. The foregoing arrangements are discussed in further detail in the section captioned “Potential Payments Upon Termination or Change in Control” beginning on page 65.

Compensation Considerations Related to General Accounting

When determining amounts of long-term incentive grants to executive officers and associates, the Compensation Committee examines the accounting cost associated with the grants. Under U.S. generally accepted accounting principles, grants of options, SARs, restricted stock units and other share-based payments result in an accounting charge for the Company.

The grant date fair value of equity-classified, stock-based compensation awards is expensed, net of estimated forfeitures, over the requisite service period on a straight-line basis. The Company estimates the fair value of stock options and SARs granted using the Black-Scholes option-pricing model, which requires the Company to estimate the expected term of the stock options and SARs and expected future stock price volatility over the expected term. In the case of restricted stock units, the Company calculates the fair value of the restricted stock units granted using the market price of the underlying Common Stock on the date of grant adjusted for anticipated dividend payments during the vesting period.

Compensation Considerations Related to Liability Accounting

Settlement of stock-based compensation awards in Common Stock requires that the Company has sufficient shares available in stockholder-approved equity compensation plans at the applicable time. In the event, at each reporting date during which share-based compensation awards remain outstanding, there are not sufficient shares available to be issued under stock-holder approved equity compensation plans, the Company may be required to designate some portion of the outstanding awards to be settled in cash, which would result in liability classification of such awards. The fair value of liability-classified awards is re-measured each reporting date until such awards no longer remain outstanding or until sufficient shares become available to be issued under stockholder-approved equity compensation plans. As long as the awards are required to be classified as a liability, the change in fair value would be recognized in current period expense based on the requisite service period rendered.

Compensation Considerations Related to Tax Deductibility under Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits any publicly-held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the CEO and to each of the other three most highly compensated executive officers (excluding the CFO) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K. Section 162(m) exempts qualified performance-based compensation, among other things, from this deductibility limitation. It is the Compensation Committee’s policy to maximize the deductibility of executive compensation, to the extent compatible with the needs of the business, as the Compensation Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Compensation Committee may make pay decisions (such as the determination of the CEO’s base salary) that result in compensation expense that is not fully deductible under Section 162(m). For Fiscal 2010, Section 162(m) prohibited the deduction of approximately $2.7 million in executive compensation, primarily as a result of restricted stock unit awards granted prior to Fiscal 2008 to Mr. Jeffries, Ms. Chang and Ms. Herro that do not contain performance-based vesting criteria. Beginning in Fiscal 2008, restricted stock unit grants made to NEOs at the Executive Vice President level have a performance-based vesting schedule that would qualify any compensation recognized from the grants as performance-based compensation under Section 162(m) and, therefore, exempt such compensation from the Section 162(m) deductibility limitation.

Pay-for-Performance — Determination of the performance measures and goals used in the pay programs

The Company uses several vehicles to create a strong link between pay and performance.

The Incentive Plan rewards participants for the achievement of short-term, operational goals. As mentioned above, the Company has used the Incentive Plan as a means to focus the organization on the achievement of seasonal financial performance goals. Consistent with Fiscal 2009, for Fiscal 2010, the Company performance measure for both the Spring and Fall seasons was operating income. The metrics for each period were as follows:

	Spring 2010 Metric ($000s)
	Target(1)	Maximum	Actual(2)

% Payout	63%	200%	76%
Operating Income (Loss)	$0	$110,000	$10,894

(1)	The NEOs were not eligible to receive an incentive compensation payout at the end of the Spring season if the Operating Income was negative, but were eligible to earn a notional amount to be paid out at the end of the Fall season if the Fiscal 2010 net income per diluted share was greater than the Fiscal 2009 net income per diluted share. In practice, this was moot since the Company made an operating profit for the Spring season.

(2)	Actual Operating Income is adjusted to add back asset impairment charges of $2.2 million related to store closures and a $0.2 million credit associated with Ruehl discontinued operations consistent with the Incentive Plan provisions and with the basis on which the performance goals were set.

For Spring 2010, the threshold level of payout was tied to the Company’s overall budget expectation for the period. Although the budget called for significant improvement in adjusted operating income year over year, the target payouts were set such that, at budget, participants would receive only 63% of their target payout. Based on the Company’s actual performance, the plan participants, including the NEOs, earned bonuses equal to 76% of their target payouts.

For Fall 2010, the Compensation Committee again set an operating income goal for the Incentive Plan. Due to the increasing stabilization in the economy and consistent with the Company’s historical practice prior to the downturn in the economy, the Compensation Committee set the target payouts such that participants would receive 100% of their target payout with performance at the Company’s budgeted level.

	Fall 2010 Metric ($000s)
	Below Threshold	Threshold	Target	Maximum	Actual(1)(2)

% Payout	0%	25%	100%	200%	165%
Operating Income	$0	$188,513	$235,641	$282,769	$275,897

(1)	Management recommended, and the Compensation Committee approved, using negative discretion to provide a payout under the Incentive Plan of 165% of target.

(2)	Actual Operating Income is adjusted to add back impairment charges of $48.4 million and store closures charges of $4.4 million consistent with the Incentive Plan provisions and with the basis on which the performance goals were set.

To recognize the associates’ hard work and contribution to the success realized in Fiscal 2010, the Company provided supplemental bonuses for salaried associates who were not eligible to participate in the Incentive Plan.

As mentioned above, the Incentive Plan gives the Compensation Committee members discretion to adjust cash incentive payouts downward based on their business judgment. However, the Compensation Committee may not adjust cash incentive payouts upward under the terms of the Incentive Plan.

Clawback Policy

Each of the plans pursuant to which short-term and long-term incentive compensation is paid to the Company’s executive officers (i.e., the Incentive Plan, the 2005 LTIP and the 2007 LTIP) includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid. Each of the plans provides that if (i) a participant (including one or more NEOs) has received payments under the plan pursuant to the achievement of a performance goal and (ii) the Compensation Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been paid given the correct data, then such portion of any such payment made to the participant must be repaid by such participant to the Company, without any requirement of misconduct on the part of the participant.

Stock Ownership Guidelines

As discussed above under the caption “Best Practices” beginning on page 43, the Board believes it is important that the executive officers and directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Board adopted stock ownership guidelines for all directors and executive officers effective as of November 12, 2009. The guidelines for the executive officers are five times annual base salary for the CEO and one times annual base salary for the other executive officers. The guideline for the directors is three times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date the guidelines were adopted and the date the director is elected to the Board.

Fiscal 2010 Compensation Actions

CEO Employment Agreement

As noted above, the Compensation Committee believes it is in the best interest of the Company to secure Mr. Jeffries’ employment through the use of an agreement because his vision and leadership transformed the Company into one of the strongest specialty retailers in the country over the past two decades. As previously reported, Mr. Jeffries and the Company were party to an employment agreement that was scheduled to expire on December 31, 2008. Given the importance of his vision and leadership to the Company, the Compensation Committee was keenly interested in keeping Mr. Jeffries engaged in the Company’s business and thus desired a long-term employment agreement that would motivate Mr. Jeffries’ performance, and also seek to implement executive compensation and corporate governance best practices. The Compensation Committee believes that these goals were attained and are reflected in the employment agreement entered into between the Company and Mr. Jeffries as of December 19, 2008, as amended to date. The material terms of the employment agreement are provided in the section captioned “Employment Agreement with Mr. Jeffries” beginning on page 57.

Compensation for Fiscal 2010 related to Mr. Jeffries

The “Fiscal 2010 Summary Compensation Table” on page 55 shows Fiscal 2010 total compensation for Mr. Jeffries of $23,244,908, as calculated under executive compensation disclosure rules adopted by the SEC on December 23, 2009, and effective as of February 28, 2010. The Compensation Committee did not award a base salary increase to the CEO as his base salary was competitive and is determined pursuant to his employment agreement. In addition to his base salary and Incentive Plan bonus for Fiscal 2010, pursuant to the terms of his employment agreement, the CEO was eligible to receive semi-annual equity grants if the market price of the Company’s Common Stock during each semi-annual measurement period increases beyond that during any previous semi-annual measurement period. The CEO received a performance-based equity grant in March 2010, but did not receive a performance-based equity grant in September 2010.

Merit Increases for NEOs other than Mr. Jeffries

In Fiscal 2010, the Company established an aggregate base salary increase budget. In doing so, the Company reviewed market data on projected base salary increases published by numerous sources including WorldatWork and Towers Watson. The NEOs other than the CEO received the following base salary increases during Fiscal 2010:

	Base Salary	Base Salary	%	Effective
NEO	Prior to Increase	After Increase	Change	Date

Jonathan E. Ramsden	$700,000	$725,000	3.57%	May 9, 2010
Diane Chang	$933,300	$965,000	3.40%	May 9, 2010
Leslee K. Herro	$933,300	$965,000	3.40%	May 9, 2010
Ronald A. Robins, Jr.	$415,000	$450,000	8.40%	August 12, 2010(1)
David S. Cupps	$479,400	$500,000	4.30%	May 9, 2010

(1)	Mr. Robins received a salary increase from $415,000 to $417,000, in connection with the general merit increases, effective May 9, 2010.

The base salary increases for Mr. Ramsden, Ms. Chang and Ms. Herro were based upon a variety of factors, as discussed above, and were primarily driven by each of their performance ratings and market comparisons. Mr. Robins’ base salary increase was attributable primarily to his promotion to Senior Vice President and General Counsel. Mr. Robins’ base salary was set at a level similar to the prior General Counsel’s initial base salary.

Incentive Compensation and Long-Term Incentives

The Incentive Plan goals are set seasonally. For the Spring 2010 season, the Company made cash incentive payouts to a total of 775 associates, and for the Fall 2010 season, the Company made cash incentive payouts to a total of 878 associates. The NEOs received incentive cash payouts in both seasons as reflected in the “Fiscal 2010 Summary Compensation Table” beginning on page 55.

In Fiscal 2010, the Company granted restricted stock unit awards covering a total of 431,286 shares to a total of 940 associates. In addition, the Company granted SARs covering a total of 1,571,197 shares to a total of 59 associates. As discussed above with respect to the NEOs, target long-term incentive award levels are set by an annual assessment of a number of factors, including the individual’s current base salary, job responsibilities, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical associates and salaries paid for comparable positions within an identified compensation peer group. Before the Compensation Committee approves the equity grants in total, the Committee reviews the overall dilution represented by the awards to ensure that the overall share usage is consistent with competitive practice.

In addition to the foregoing, a portion of the restricted stock unit grants that were made in Fiscal 2008 to Mr. Ramsden, Ms. Chang and Ms. Herro vested as a result of Fiscal 2010 performance. The 2008 and 2009 targets for these awards were not satisfied, and to date, the cumulative targets have not been satisfied and thus portions of the awards remain unvested.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board reviewed the “COMPENSATION DISCUSSION AND ANALYSIS” and discussed it with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board:

Michael E. Greenlees (Chair)	James B. Bachmann	Kevin S. Huvane	Craig R. Stapleton	Lauren J. Brisky (Former Chair)

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned by the NEOs for Fiscal 2010, Fiscal 2009 and Fiscal 2008 in accordance with the rules promulgated by the SEC effective as of February 28, 2010.

Fiscal 2010 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option/SAR	Incentive Plan	Deferred	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Name and Principal Position During Fiscal 2010	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	Earnings ($)(4)	($)(5)	($)

Michael S. Jeffries	2010	$1,500,000	$—	$—	$14,071,661	$2,329,200	$734,122	$4,609,925	$23,244,908
Chairman and Chief	2009	$1,500,000	$—	$—	$33,293,108	$—	$15,545	$1,526,991	$36,335,644
Executive Officer	2008	$1,500,000	$—	$—	$12,900,000	$6,482,400	$1,043,212	$2,027,123	$23,952,735

Jonathan E. Ramsden	2010	$717,308	$—	$—	$2,378,600	$697,913	$2	$55,729	$3,849,552
Executive Vice President	2009	$700,000	$—	$—	$—	$—	$—	$43,859	$743,859
and Chief Financial Officer	2008	$107,692	$150,000	$749,870	$405,600	$—	$—	$20,160	$1,433,322

Diane Chang	2010	$955,246	$—	$—	$2,378,600	$1,053,212	$779	$109,635	$4,497,472
Executive Vice President —	2009	$923,446	$—	$—	$1,408,400	$—	$3,805	$198,959	$2,534,610
Sourcing	2008	$910,385	$—	$2,301,785	$998,338	$183,915	$67,605	$183,389	$4,645,417

Leslee K. Herro	2010	$955,246	$—	$—	$2,378,600	$1,053,212	$1,187	$109,008	$4,497,253
Executive Vice President —	2009	$923,446	$—	$—	$1,408,400	$—	$5,757	$197,103	$2,534,706
Planning and Allocation	2008	$910,385	$—	$2,301,785	$998,338	$183,915	$100,735	$180,863	$4,676,021

Ronald A. Robins, Jr.	2010	$429,077	$—	$—	$—	$216,048	$1	$22,620	$667,746
Senior Vice President,	2009	$—	$—	$—	$—	$—	$—	$—	$—
General Counsel and	2008	$—	$—	$—	$—	$—	$—	$—	$—
Secretary(6)

David S. Cupps	2010	$493,662	$—	$141,689	$254,850	$256,295	$39	$100,230	$1,246,765
Senior Counsel(6)	2009	$474,338	$—	$78,692	$148,350	$69,034	$160	$105,380	$875,954
	2008	$467,692	$—	$385,168	$199,668	$50,384	$1,509	$29,206	$1,133,627

(1)	The amount shown in this column for Mr. Ramsden represents a signing bonus paid by the Company on December 26, 2008.

(2)	The amounts included in the “Stock Awards” and “Option/SAR Awards” columns represent the grant date fair value related to restricted stock unit awards and SAR grants to the NEOs, computed in accordance with U.S. generally accepted accounting principles. The SARs that were granted to the NEOs will only deliver monetary value if the price of the Company’s Common Stock increases beyond the grant price after the awards vest. For a discussion of valuation assumptions, see Note 3, “Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Annual Report on Form 10-K for Fiscal 2010, filed on March 29, 2011. The actual number of equity awards granted in Fiscal 2010 is shown in the “Fiscal 2010 Grants of Plan-Based Awards” table beginning on page 57. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In addition, in accordance with U.S. generally accepted accounting principles, the fair value of a stock option, a SAR or a restricted stock unit granted to a retirement-eligible associate will be expensed earlier than a stock option, a SAR or a restricted stock unit granted to an associate who is not retirement eligible. These amounts do not necessarily reflect the actual value received or to be received by the NEOs.

(3)	Represents the aggregate of the performance-based incentive cash compensation for Spring and Fall selling seasons for each individual.

(4)	For all NEOs other than Mr. Jeffries, the amounts shown in this column for Fiscal 2010, Fiscal 2009 and Fiscal 2008 represent the above-market earnings on their respective Nonqualified Savings and Supplemental Retirement Plan balances. Above market-earnings is defined as earnings in excess of 120% of the monthly applicable federal long-term rate (AFR). The AFR for January 2011 was 4.57%.

For Mr. Jeffries, (i) the amount shown in this column for Fiscal 2010 represents above-market earnings of $3,137 on his Nonqualified Savings and Supplemental Retirement Plan balance plus the increase in actuarial present value of $730,985 in respect of Mr. Jeffries’ accumulated benefit under the Chief Executive Officer Supplemental Executive Retirement Plan; (ii) the amount shown in this column for Fiscal 2009 represents above-market earnings of $15,545 on his Nonqualified Savings and Supplemental Retirement Plan balance but does not include the decrease in actuarial present value of $2,634,611 in respect of his accumulated benefit under the Chief Executive Officer Supplemental Executive Retirement Plan (which decrease was primarily due to a decrease in the preceding 36-month average compensation, partially offset by a decrease in the discount rate used in the calculation to determine such benefit); and (iii) the amount shown in this column for Fiscal 2008 represents above-market earnings of $288,748 on his Nonqualified Savings and Supplemental Retirement Plan balance plus the increase in actuarial present value of $754,464 in respect of Mr. Jeffries’ accumulated benefit under the Chief Executive Officer Supplemental Executive Retirement Plan. The amounts in this column reflect the corrected expense associated with the Chief Executive

Officer Supplemental Executive Retirement Plan as previously disclosed in Note 15, “Supplemental Executive Retirement Plan” of the Notes to Condensed Consolidated Financial Statements (Unaudited) included in “ITEM 1. FINANCIAL STATEMENTS” of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010.

(5)	The amounts shown in this column reflect All Other Compensation which included the following for Fiscal 2010:

All Other Compensation Table

		Company	Life and
		Contributions to	Long-Term
		Nonqualified	Disability
	Company	Savings and	Insurance	Tax
	Contributions	Supplemental	Premiums	Gross-Up
Name	401(k) Plan(a)	Retirement Plan(b)	Paid(c)	Payments	Other		Total ($)

Michael S. Jeffries	$17,998	$149,266	$116,906	$—	$4,325,755	(e)	$4,609,925
Jonathan E. Ramsden	$9,819	$26,307	$5,586	$6,085 (d)	$7,932	(f)	$55,729
Diane Chang	$18,033	$83,285	$8,317	$—	$—		$109,635
Leslee K. Herro	$18,100	$83,285	$7,623	$—	$—		$109,008
Ronald A. Robins, Jr.	$2,645	$14,908	$5,068	$—	$—		$22,621
David S. Cupps	$17,917	$34,633	$47,680	$—	$—		$100,230

a.	For each NEO, the amount shown in this column represents the aggregate amount of Company matching and supplemental contributions to his or her accounts under the Company’s 401(k) Plan during Fiscal 2010.

b.	For each NEO, the amount shown in this column represents the aggregate amount of Company matching and supplemental contributions to his or her accounts under the Company’s Nonqualified Savings and Supplemental Retirement Plan during Fiscal 2010.

c.	For each NEO, the amount shown in this column represents life and long-term disability insurance premiums paid for by the Company during Fiscal 2010.

d.	For Mr. Ramsden, the amount shown in this column for Fiscal 2010 represents a tax gross-up related to reimbursement of relocation expenses.

e.	For Mr. Jeffries, the amount shown in this column for Fiscal 2010 represents the following: (i) $125,755 for personal security; (ii) $200,000 in aggregate incremental cost of personal use of the Company-owned aircraft calculated according to applicable SEC guidance (the reported aggregate incremental cost is based on the direct costs associated with operating a flight, including fuel, landing fees, pilot and flight attendant fees, on-board catering and trip-related hangar costs and excluding the value of the disallowed corporate income tax deductions associated with the personal use of the aircraft. Due to the fact that the Company-owned aircraft is used primarily for business travel, the reported aggregate incremental cost excludes fixed costs which do not change based on usage, including depreciation and monthly management fees); and (iii) $4,000,000 pursuant to the amendment of Mr. Jeffries’ employment agreement relating to the elimination of unlimited personal use of the Company aircraft and all related tax gross-up payments from the Company (as was previously disclosed in the Current Report on Form 8-K filed by the Company on April 13, 2010, as well as the proxy statement for the 2010 Annual Meeting). This payment is subject to a clawback in the event that Mr. Jeffries voluntarily terminates his employment without good reason (as defined in Mr. Jeffries’ employment agreement) prior to the expiration of the term of his employment agreement on February 1, 2014. Upon any such termination, Mr. Jeffries would be required to repay a pro-rata portion of the lump-sum payment based on the ratio of the number of days remaining in the term as of his termination date (determined in accordance with the terms of Mr. Jeffries’ employment agreement) to the number of days between April 12, 2010 and February 1, 2014.

f.	For Mr. Ramsden, the amount shown in this column represents reimbursement of relocation expenses.

(6)	On August 12, 2010, Mr. Robins was elected by the Board to serve as Senior Vice President, General Counsel and Secretary of the Company and became an executive officer of the Company as of that date. Mr. Robins succeeded Mr. Cupps who had served as Senior Vice President, General Counsel and Secretary of the Company since 2007 and has continued to serve the Company since August 12, 2010 in a non-executive officer capacity as Senior Counsel.

Grants of Plan-Based Awards

The following table sets forth information regarding cash and stock-based incentive awards granted to the NEOs during Fiscal 2010.

Fiscal 2010 Grants of Plan-Based Awards

						All Other		Grant
						Option/		Date	Grant
					All Other	SAR		Fair	Date
					Stock	Awards:	Exercise	Value	Fair
					Awards:	Number of	or Base	per Share	Value of
		Estimated Future Payouts under			Number of	Securities	Price of	of Stock	Stock and
		Non-Equity Incentive Plan Awards(1)			Shares of	Underlying	Option/	Option/	Option/
	Grant	Threshold	Target	Maximum	Stock or	Options/	SAR	SAR	SAR
Name	Date	($)	($)	($)	Units(2)	SARs(3)	Awards(4)	Awards	Awards(5)

Michael S. Jeffries	Spring	$180,000	$720,000	$1,440,000
	Fall	$270,000	$1,080,000	$2,160,000
	3/23/2010					829,697 (6)	$44.86	$16.96	$14,071,661
Jonathan E. Ramsden	Spring	$52,500	$210,000	$420,000
	Fall	$81,563	$326,250	$652,500
	3/23/2010					140,000 (6)	$44.86	$16.99	$2,378,600
Diane Chang	Spring	$79,331	$317,322	$634,644
	Fall	$123,038	$492,150	$984,300
	3/23/2010					140,000 (6)	$44.86	$16.99	$2,378,600
Leslee K. Herro	Spring	$79,331	$317,322	$634,644
	Fall	$123,038	$492,150	$984,300
	3/23/2010					140,000 (6)	$44.86	$16.99	$2,378,600
Ronald A. Robins, Jr.	Spring	$16,600	$66,400	$132,800
	Fall	$27,000	$108,000	$216,000
David S. Cupps	Spring	$19,176	$76,704	$153,408
	Fall	$30,000	$120,000	$240,000
	3/23/2010				3,300				$141,689
	3/23/2010					15,000 (6)	$44.86	$16.99	$254,850

(1)	These columns show the potential cash payouts under the Company’s Incentive Plan for each of the Spring season and Fall season in Fiscal 2010. The first row for each NEO represents the potential payout at various levels for Spring, and the second row represents the potential payout at various levels for Fall. Refer to pages 51 and 52 for the performance metrics related to the Incentive Plan. If threshold performance criteria are not satisfied, then the payouts for all associates, including the NEOs, would be zero. Actual amounts paid to the NEOs under the Incentive Plan for Fiscal 2010 are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Fiscal 2010 Summary Compensation Table” on page 55.

(2)	This column shows the number of restricted stock units granted in Fiscal 2010 under the Company’s 2005 LTIP. The restricted stock units vest as to 10% on the one-year anniversary of the grant date, an additional 20% on the two-year anniversary of the grant date, an additional 30% on the three-year anniversary of the grant date and an additional 40% on the four-year anniversary of the grant date.

(3)	This column shows the number of SARs granted to the NEOs in Fiscal 2010 under the Company’s 2005 LTIP and the 2007 LTIP. Grants were made to Michael S. Jeffries under the Company’s 2007 LTIP. Grants were made to Jonathan E. Ramsden, Diane Chang, Leslee K. Herro and David S. Cupps under the Company’s 2005 LTIP.

(4)	This column shows the exercise price of the SARs granted to the NEOs, which was the closing price of the Company’s Common Stock on the date of grant.

(5)	Represents the grant date fair value of the restricted stock unit award or SAR award, as appropriate, determined in accordance with U.S. generally accepted accounting principles. The grant date fair values for restricted stock unit awards are calculated using the closing price of the Common Stock on the grant date adjusted for anticipated dividend payments during the vesting period. The grant date fair values for SARs are calculated using the Black-Scholes value on the grant date.

(6)	The SARs vest in four equal annual installments beginning on the first anniversary of the grant date.

Employment Agreement with Mr. Jeffries

On December 19, 2008, the Company entered into a new employment agreement with Mr. Jeffries under which Mr. Jeffries serves as Chairman and CEO of the Company. The Jeffries Agreement replaced the prior employment agreement between Mr. Jeffries and the Company dated as of August 15, 2005, the term of which was to expire on December 31, 2008. The term of the Jeffries Agreement expires on February 1, 2014, unless earlier terminated in accordance with its terms, and as such represents a long-term commitment from Mr. Jeffries to the Company. Under the Jeffries Agreement, the Company is obligated to cause Mr. Jeffries to be nominated as a director.

The Jeffries Agreement provides for a base salary of $1,500,000 per year or such larger amount as the Compensation Committee may from time to time determine. The Jeffries Agreement provides for participation in the Company’s Incentive Plan as determined by the Compensation Committee. Mr. Jeffries’ annual target bonus opportunity is to be at least 120% of his base salary upon attainment of target, subject to a maximum bonus opportunity of 240% of base salary.

In consideration for entering into the Jeffries Agreement, Mr. Jeffries received the Retention Grant of SARs covering 4,000,000 shares of the Company’s Common Stock awarded as follows: 40% of the total Retention Grant on December 19, 2008, 30% on March 2, 2009 and the remaining 30% on September 1, 2009. With respect to 50% of the SARs awarded on each grant date, the exercise price (base price) is equal to the fair market value of the Company’s Common Stock on the grant date, and with respect to the remaining SARs, the number of SARs was divided into four equal tranches of 12.5% each, and the exercise price (base price) for these tranches is equal to 120%, 140%, 160% and 180%, respectively, of the fair market value of the Company’s Common Stock on the grant date. The Retention Grant will vest in full on January 31, 2014; provided Mr. Jeffries remains continuously employed by the Company through that date, subject only to limited vesting acceleration under the severance provisions of the Jeffries Agreement. The Retention Grant expires on December 19, 2015, unless Mr. Jeffries is earlier terminated by the Company for Cause (as defined on page 66 of this Proxy Statement). The Retention Grant is also subject to a clawback should Mr. Jeffries breach certain sections of the Jeffries Agreement. Shares of Common Stock acquired pursuant to the Retention Grant (not including any shares of Common Stock sold or retained by the Company to fund the payment of the exercise price and/or any tax withholding obligation payable in connection with the exercise of all or any portion of the Retention Grant) are generally subject to transfer restrictions such that Mr. Jeffries must retain 50% of such shares until at least July 31, 2014 (six months following the end of the term of the Jeffries Agreement) and the remaining 50% until January 31, 2015 (twelve months following the end of the term of the Jeffries Agreement).

In addition to the Retention Grant, Mr. Jeffries is also eligible to receive two equity grants in respect of each fiscal year of the term of the Jeffries Agreement starting with Fiscal 2009 (the “Semi-Annual Grants”). Each Semi-Annual Grant will be awarded within 75 days following the end of the Company’s second quarter or the Company’s fiscal year, as applicable, subject to Mr. Jeffries’ continuous employment by the Company (and, with respect to the final Semi-Annual Grant, continued service on the Board) through the applicable grant date. Semi-Annual Grants for periods ending on or prior to July 31, 2011 will be in the form of SARs or stock options with an exercise price equal to the fair market value of the Company’s Common Stock on the grant date. Semi-Annual Grants for periods ending after July 31, 2011 may, at Mr. Jeffries’ election, be in the form of SARs, stock options, restricted stock, restricted stock units or a combination thereof. The value of each Semi-Annual Grant will be equal to total stockholder return over the applicable semi-annual period (“Semi-Annual TSR”) (as defined in the Jeffries Agreement), less any cash compensation or pension benefits payable to or earned by Mr. Jeffries in such period. In no event will the Semi-Annual TSR exceed 25% of the Company’s Adjusted Operating Income (as such term is defined in the Jeffries Agreement). If the grant value of a Semi-Annual Grant is less than or equal to zero for any semi-annual period, no Semi-Annual Grant will be made and the amount by which the value is less than zero will be carried forward to the next semi-annual period. Each Semi-Annual Grant vests in four equal annual installments subject to Mr. Jeffries’ continuous employment with the Company; provided, however, that, subject to the “end-of-term vest test” (as described in the Jeffries Agreement), all unvested Semi-Annual Grants will become vested on February 1, 2014 so long as Mr. Jeffries remains continuously employed by the Company through that date. SARs and stock options awarded pursuant to the Semi-Annual Grants expire on December 19, 2015, unless Mr. Jeffries is earlier terminated by the Company for cause, and all Semi-Annual Grants are subject to a clawback should Mr. Jeffries breach certain sections of the Jeffries Agreement.

The Jeffries Agreement continues to provide for term life insurance coverage in the amount of $10,000,000. Pursuant to the Jeffries Agreement, Mr. Jeffries will be entitled to the same perquisites afforded to other senior executive officers.

Under the Jeffries Agreement, the Company provides Mr. Jeffries, for security purposes, the use of Company aircraft for business and personal travel both within and outside North America. Pursuant to an amendment to the Jeffries Agreement (entered into on April 12, 2010), commencing with Fiscal 2010, to the extent the aggregate incremental cost to the Company of Mr. Jeffries’ personal use of Company aircraft in any fiscal year exceeds

$200,000, Mr. Jeffries will reimburse the Company for the amount by which his personal use exceeds $200,000. In addition, beginning with Fiscal 2010, Mr. Jeffries’ right to a tax gross-up in connection with his personal use of Company aircraft has been eliminated. In consideration for these modifications of the Jeffries Agreement, the Company paid Mr. Jeffries a lump-sum cash payment of $4,000,000. This payment is subject to a clawback of a pro-rated portion thereof if Mr. Jeffries voluntarily terminates his employment without good reason (as defined in the Jeffries Agreement) prior to February 1, 2014.

Beginning in Fiscal 2010, the Compensation Committee and Mr. Jeffries agreed to eliminate the tax gross-up in connection with personal security provided by the Company. In addition, on January 28, 2011, Mr. Jeffries and the Company entered into an amendment to the Jeffries Agreement whereby Mr. Jeffries has voluntarily agreed that he will no longer be entitled to any gross-up payments in the event that any payments or benefits provided to him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code. Mr. Jeffries will not receive any remuneration from the Company in exchange for agreeing to this amendment to the Jeffries Agreement.

The terms of the Jeffries Agreement relating to the termination of Mr. Jeffries’ employment are further discussed below under the section captioned “Potential Payments Upon Termination or Change in Control” beginning on page 65.

Under the Jeffries Agreement, Mr. Jeffries agrees not to compete, directly or indirectly, with the Company or any affiliate of the Company or solicit any associates, customers or suppliers of the Company, its subsidiaries and/or affiliates during the employment term and for one year thereafter.

Under the Jeffries Agreement, Mr. Jeffries also remains eligible to receive benefits under the Chief Executive Officer Supplemental Retirement Plan as described under the section captioned “Pension Benefits” on page 62.

Outstanding Equity Awards

The following table sets forth information regarding the outstanding equity awards held by the NEOs at the end of Fiscal 2010.

Outstanding Equity Awards at Fiscal 2010 Year-End

	Option/SAR Awards						Stock Awards
													Equity
											Equity		Incentive
											Incentive		Plan
											Plan		Awards:
											Awards:		Market
											Number of		Value of
										Market	Unearned		Unearned
		Number of	Number of					Number of		Value of	Shares,		Shares,
		Securities	Securities					Shares or		Shares	Units or		Units or
	Option/	Underlying	Underlying		Option/	Option/	Stock	Units of		or Units of	Other Rights		Other Rights
	SAR	Unexercised	Unexercised		SAR	SAR	Award	Stock That		Stock That	That Have		That Have
	Grant	Options/SARs	Options/SARs		Exercise	Expiration	Grant	Have not		Have not	not		not
Name	Date	Exercisable	Unexercisable		Price	Date	Date	Vested		Vested(8)	Vested		Vested(8)

Michael S. Jeffries
	2/25/2002	1,379,248	0		$26.60	2/25/2012
	2/14/2003	91,122	0		$26.98	2/14/2013
							8/23/2007	25,600	(4)	$1,238,016
	12/19/2008	0	800,000	(1)	$22.84	12/19/2015
	12/19/2008	0	200,000	(1)	$27.41	12/19/2015
	12/19/2008	0	200,000	(1)	$31.98	12/19/2015
	12/19/2008	0	200,000	(1)	$36.54	12/19/2015
	12/19/2008	0	200,000	(1)	$41.11	12/19/2015
	3/2/2009	0	600,000	(1)	$20.75	12/19/2015
	3/2/2009	0	150,000	(1)	$24.90	12/19/2015
	3/2/2009	0	150,000	(1)	$29.05	12/19/2015
	3/2/2009	0	150,000	(1)	$33.20	12/19/2015
	3/2/2009	0	150,000	(1)	$37.35	12/19/2015
	9/1/2009	0	600,000	(1)	$31.66	12/19/2015
	9/1/2009	0	150,000	(1)	$37.99	12/19/2015
	9/1/2009	0	150,000	(1)	$44.32	12/19/2015
	9/1/2009	0	150,000	(1)	$50.66	12/19/2015
	9/1/2009	0	150,000	(1)	$56.99	12/19/2015
	9/22/2009	260,841	782,526	(2)	$33.53	9/22/2016
	3/23/2010	0	829,697	(2)	$44.86	3/23/2017

Jonathan E. Ramsden	12/8/2008	5,000	5,000	(3)	$20.44	12/8/2018
							12/8/2008	7,000	(5)	$338,520
	12/8/2008	25,000	25,000	(3)	$20.44	12/8/2018
							12/8/2008				30,000	(6)	$1,450,800
	3/23/2010	0	140,000	(3)	$44.86	3/23/2020

Diane Chang	3/11/2005	18,500	0		$57.50	3/11/2015
	3/6/2006	50,000	0		$57.26	3/6/2016
	3/5/2007	37,500	12,500	(3)	$73.42	3/5/2017
							3/5/2007	12,000	(4)	$580,320
	3/4/2008	25,000	25,000	(3)	$78.65	3/4/2018
							3/4/2008				30,000	(7)	$1,450,800
	3/26/2009	0	105,000	(3)	$25.77	3/26/2019
	3/23/2010	0	140,000	(3)	$44.86	3/23/2020

	Option/SAR Awards						Stock Awards
													Equity
											Equity		Incentive
											Incentive		Plan
											Plan		Awards:
											Awards:		Market
											Number of		Value of
										Market	Unearned		Unearned
		Number of	Number of					Number of		Value of	Shares,		Shares,
		Securities	Securities					Shares or		Shares	Units or		Units or
	Option/	Underlying	Underlying		Option/	Option/	Stock	Units of		or Units of	Other Rights		Other Rights
	SAR	Unexercised	Unexercised		SAR	SAR	Award	Stock That		Stock That	That Have		That Have
	Grant	Options/SARs	Options/SARs		Exercise	Expiration	Grant	Have not		Have not	not		not
Name	Date	Exercisable	Unexercisable		Price	Date	Date	Vested		Vested(8)	Vested		Vested(8)

Leslee K. Herro	3/11/2005	13,875	0		$57.50	3/11/2015
	3/6/2006	50,000	0		$57.26	3/6/2016
	3/5/2007	37,500	12,500	(3)	$73.42	3/5/2017
							3/5/2007	12,000	(4)	$580,320
	3/4/2008	25,000	25,000	(3)	$78.65	3/4/2018
							3/4/2008				30,000	(7)	$1,450,800
	3/26/2009	35,000	105,000	(3)	$25.77	3/26/2019
	3/23/2010	0	140,000	(3)	$44.86	3/23/2020

Ronald A. Robins Jr.	11/16/2009	3,625	10,875	(3)	$41.84	11/16/2019

David S. Cupps	5/24/2007	7,500	2,500	(3)	$82.61	5/24/2017
	3/4/2008	5,000	5,000	(3)	$78.65	3/4/2018
							3/4/2008	3,500	(4)	$169,260
	3/26/2009	3,750	11,250	(3)	$25.77	3/26/2019
							3/26/2009	2,970	(4)	$143,629
	3/23/2010	0	15,000	(3)	$44.86	3/23/2020
							3/23/2010	3,300	(4)	$159,588

(1)	Each of these SAR awards vests 100% on January 31, 2014, provided that Mr. Jeffries remains continuously employed by the Company through such date.

(2)	Each of these SAR awards vests in four equal installments beginning on the first anniversary of the grant date, and in any event on February 1, 2014, provided that Mr. Jeffries remains continuously employed by the Company through such date.

(3)	Each of these SAR awards vests in four equal installments beginning on the first anniversary of the grant date.

(4)	Each of these restricted stock unit or restricted share awards vests 10% on the one-year anniversary of the grant date, an additional 20% on the two-year anniversary of the grant date, an additional 30% on the three-year anniversary of the grant date, and an additional 40% on the four-year anniversary of the grant date.

(5)	This restricted stock unit award vested 10% on March 9, 2009, 20% on March 9, 2010, 30% on March 9, 2011 and will vest 40% on March 9, 2012.

(6)	This restricted stock unit award vests in four equal annual installments beginning March 9, 2010, contingent upon net income growth at 2% or more over the previous year’s net income. The NEO has the opportunity to earn back one or more of the unvested installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to continued employment with the Company.

(7)	Each of these restricted stock unit awards vests in four equal installments beginning on the first anniversary of the grant date, contingent upon net income growth at 2% or more over the previous year’s net income. The NEO has the opportunity to earn back one or more of the unvested installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to continued employment with the Company.

(8)	Market value represents the product of the closing price of Common Stock as of January 29, 2011, which was $48.36, multiplied by the number of restricted stock units or restricted shares, as appropriate.

Stock Options and Stock Appreciation Rights Exercised and Restricted Stock Units Vested

The following table provides information regarding the aggregate dollar value realized by the NEOs in connection with the exercise of stock options and SARs and the vesting of restricted stock units during Fiscal 2010.

Fiscal 2010 Stock Option and Stock Appreciation Right Exercises and Restricted Stock Units Vested

	Option/SAR Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise(1)	Acquired on Vesting	on Vesting(2)

Michael S. Jeffries	500,000	$10,010,303	19,200	$702,720
Jonathan E. Ramsden	—	—	2,000	$86,180
Diane Chang	35,000	$759,150	21,000	$902,310
Leslee K. Herro	606	$9,693	21,000	$902,310
Ronald A. Robins Jr.	—	—	—	—
David S. Cupps	—	—	3,330	$127,196

(1)	Value realized upon SAR/option exercises is calculated by multiplying (a) the difference between the closing price of a share of Common Stock on the date of exercise and the exercise price of the SAR/option by (b) the number of shares of Common Stock covered by the portion of each SAR/option exercised.

(2)	Value realized upon the vesting of restricted stock unit awards is calculated by multiplying the number of shares of Common Stock underlying the vested portion of each restricted stock unit award by the closing price of a share of Common Stock on the vesting date.

Pension Benefits

In conjunction with the employment agreement entered into by the Company and Mr. Jeffries as of January 30, 2003, the Company established the Chief Executive Officer Supplemental Executive Retirement Plan effective February 2, 2003 (as amended, the “SERP”). Under the terms of the new Jeffries Agreement discussed above, Mr. Jeffries remains eligible to receive benefits under the SERP. Subject to the conditions described in the SERP, upon his retirement, Mr. Jeffries will receive a monthly benefit for life equal to 50% of his final average compensation (base salary and actual annual incentive as averaged over the last 36 consecutive full months ending prior to his retirement, as described in the SERP and not including any “stay bonus” paid pursuant to Mr. Jeffries’ prior employment agreement). If Mr. Jeffries had retired on January 29, 2011, the estimated annual benefit payable to him would have been $1,209,600, based on his average compensation for the 36 consecutive months ended January 29, 2011. Due to the structure of the SERP, years of service credited are not applicable. Further, Mr. Jeffries received no payments from the SERP during Fiscal 2010. As a result, columns for years of service credited and payments in Fiscal 2010 are not included in the following table.

Pension Benefits at End of Fiscal 2010

		Present Value of
Name	Plan Name	Accumulated Benefit(1)

Michael S. Jeffries	Supplemental Executive Retirement Plan	$13,270,309

(1)	The present value of Mr. Jeffries’ accumulated benefit under the SERP as of the end of Fiscal 2010 was $13,270,309. The present value of this accumulated benefit was determined based upon benefits earned as of January 29, 2011, using a discount rate of 4.66% and the 1994 Group Annuity Mortality Table for males. In Fiscal 2010, the Company recorded an expense of $730,985 in conjunction with the SERP due to an increase in Mr. Jeffries’ preceding 36-month average compensation, and a decrease in the discount rate used in the calculation. More information on the SERP can be found in “Note 15, Retirement Benefits” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Annual Report on Form 10-K for Fiscal 2010, filed on March 29, 2011.

Nonqualified Deferred Compensation

The Company maintains the Nonqualified Savings and Supplemental Retirement Plan for associates, with participants generally at management levels and above, including the NEOs. The Nonqualified Savings and Supplemental Retirement Plan allows a participant to defer up to 75% of base salary each year and up to 100% of cash payouts to be received by the participant under the Company’s Incentive Plan. The Company will match the first 3% that the participant defers on a dollar for dollar basis plus make an additional matching contribution equal to 3% of the amount by which the participant’s base salary and cash payouts to be received under the Company’s Incentive Plan (after reduction by the participant’s deferral) exceed the annual maximum compensation limits imposed on the Company’s 401(k) Plan (the “IRS Compensation Limit”), which was $245,000 in calendar 2010. The Nonqualified Savings and Supplemental Retirement Plan allows for a variable earnings rate on participant account balances as determined by the committee which administers the Nonqualified Savings and Supplemental Retirement Plan. The earnings rate for all account balances was fixed at 4.5% per annum from March 1, 2010 through the end of Fiscal 2010, while the earnings rate for February 2010 was 5.0% per annum. Participants are 100% vested in their deferred contributions, and earnings on those contributions at all times. Participants become vested in Company bi-weekly matching contributions and earnings on those matching contributions ratably over a five-year period from date of hire.

The following table provides information regarding the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for participant deferral contributions and Company matching contributions, for Fiscal 2010.

Nonqualified Deferred Compensation for Fiscal 2010 — Executive Contributions and
Company Matching Contributions

	Executive	Company		Aggregate	Aggregate
	Contributions	Contributions in	Aggregate Earnings	Withdrawals/	Balance as of
	in Fiscal 2010	Fiscal 2010	in Fiscal 2010	Distributions	January 29,
Name	($)(1)	($)(2)	($)(3)	($)	2011(4)

Michael S. Jeffries	$61,416	$99,066	$234,628	$—	$5,852,596
Jonathan E. Ramsden	$189,959	$26,307	$3,854	$—	$224,438
Diane Chang	$38,862	$56,203	$61,732	$—	$1,567,476
Leslee K. Herro	$41,088	$56,203	$108,415	$—	$2,718,599
Ronald A. Robins, Jr.	$24,154	$14,908	$892	$—	$42,513
David S. Cupps	$18,630	$25,488	$5,272	$—	$150,244

(1)	The amounts shown in this column reflect the aggregate of the base salary for Fiscal 2010 and Incentive Plan cash payouts for the Fall season in Fiscal 2009 (which were made in February 2010) and the Spring season in Fiscal 2010 (which were made in August 2010) deferred by each NEO, which were as follows:

		Executive	Executive
		Deferral —	Deferral —
	Executive	Incentive Plan	Incentive Plan
	Deferral — Base	Compensation —	Compensation —
	Salary — Fiscal	Fall Season	Spring Season
Name	2010	Fiscal 2009	Fiscal 2010	Total

Michael S. Jeffries	$45,000	$—	$16,416	$61,416
Jonathan E. Ramsden	$35,865	$—	$154,094	$189,959
Diane Chang	$31,627	$—	$7,235	$38,862
Leslee K. Herro	$33,853	$—	$7,235	$41,088
Ronald A. Robins, Jr.	$20,762	$1,500	$1,892	$24,154
David S. Cupps	$14,810	$2,071	$1,749	$18,630

The “Executive Deferral — Base Salary — Fiscal 2010” amounts are included in the “Salary” column totals for 2010 and the “Executive Deferral — Incentive Plan Compensation — Spring Season Fiscal 2010” amounts are included in the “Non-Equity Incentive Plan Compensation” column totals for 2010, in each case reported in the “Fiscal 2010 Summary Compensation Table” on page 55.

(2)	The amounts shown in this column reflect the aggregate Company contributions made during Fiscal 2010. The total is comprised of the following: (a) matching contributions with respect to each NEO’s deferrals of base salary and Incentive Plan compensation for Fiscal 2010; (b) a make-up match that is equal to the match that would have been made to the 401(k) Plan had the dollars deferred to the Nonqualified Savings and Supplemental Retirement Plan not directly reduced the NEO’s eligible 401(k) compensation; and (c) if the NEO maximized the deferral to the 401(k) Plan and deferred at least 3% of base salary to the Nonqualified Savings and Supplemental Retirement Plan, at the end of the year, the Company made an additional Company contribution equal to 3% on any eligible compensation above the IRS Compensation Limit. These contributions are included in the “All Other Compensation” column totals for 2010 reported in the “Fiscal 2010 Summary Compensation Table” on page 55.

(3)	Nonqualified deferred compensation balances earn fixed rates of interest. The portion of the Fiscal 2010 earnings with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of their deferral contributions and Company matching contributions (which were made in Fiscal 2010 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for 2010 reported in the “Fiscal 2010 Summary Compensation Table” on page 55. These amounts are included as part of the aggregate earnings reported in this “Aggregate Earnings in Fiscal 2010” column for: (a) Mr. Jeffries — $1,802; (b) Mr. Ramsden — $2; (c) Ms. Chang — $466; (d) Ms. Herro — $830; (e) Mr. Robins — $1; and (f) Mr. Cupps — $34.

(4)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements beginning with the proxy statement for the 2007 Annual Meeting: (a) Mr. Jeffries — $1,093,506; (b) Mr. Ramsden — $27,924; (c) Ms. Chang — $433,331; (d) Ms. Herro — $487,081; (e) Mr. Robins — $14,909; and (f) Mr. Cupps — $76,418.

Under the Nonqualified Savings and Supplemental Retirement Plan, the Company also made an annual retirement contribution in Fiscal 2010 equal to 4% of the amount by which the associate’s base salary and cash payouts to be received under the Company’s Incentive Plan exceed the IRS Compensation Limit, which was $245,000 for calendar 2010. There is a one-year wait period following employment before these Company retirement contributions begin, with the first retirement contribution then made by the Company at the end of the second year of employment. Participants become vested in Company retirement contributions and earnings on those retirement contributions ratably over a five-year period.

The following table provides information concerning the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for Company retirement contributions, for Fiscal 2010.

Nonqualified Deferred Compensation for Fiscal 2010 — Company Supplemental
Annual Retirement Contribution

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals /	Balance as of
	in Fiscal 2010	in Fiscal 2010	in Fiscal 2010	Distributions	January 29, 2011
Name	($)	($)(1)	($)(2)	($)	($)(3)

Michael S. Jeffries	$—	$50,200	$173,141	$—	$4,272,733
Jonathan E. Ramsden	$—	$—	$—	$—	$—
Diane Chang	$—	$27,082	$41,011	$—	$1,015,594
Leslee K. Herro	$—	$27,082	$46,809	$—	$1,158,281
Ronald A. Robins, Jr.	$—	$—	$—	$—	$—
David S. Cupps	$—	$9,145	$938	$—	$25,204

(1)	The amounts shown in this column reflect the Company’s retirement contributions made during Fiscal 2010. These retirement contributions are included in the “All Other Compensation” column totals for 2010 reported in the “Fiscal 2010 Summary Compensation Table” on page 55.

(2)	The amounts included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column totals for 2010 reported in the “Fiscal 2010 Summary Compensation Table” on page 55 represent earnings in Fiscal 2010 with respect to amounts credited to the NEOs’ accounts under the Nonqualified Savings and Supplemental Retirement Plan as a result of retirement contributions (which were made in Fiscal 2010 and prior fiscal years) which are above-market for purposes of the applicable SEC Rules. These amounts are included as part of the aggregate earnings reported in the “Aggregate Earnings in Fiscal 2010” column for: (a) Mr. Jeffries — $1,336; (b) Mr. Ramsden — $0; (c) Ms. Chang — $313; (d) Ms. Herro — $358; (e) Mr. Robins — $0; and (f) Mr. Cupps — $5.

(3)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements beginning with the proxy statement for the 2007 Annual Meeting: (a) Mr. Jeffries — $1,396,692; (b) Mr. Ramsden — $0; (c) Ms. Chang — $535,860; (d) Ms. Herro — $550,111; (e) Mr. Robins — $0; and (f) Mr. Cupps — $23,723.

Payouts under the Nonqualified Savings and Supplemental Retirement Plan are based on the participant’s election at the time of deferral and may be made in a single lump sum or in annual installments over a five-year or ten-year period. The annual installment election will only apply if at the time of the separation from service, the participant is retirement eligible — that is, age 55 or older with at least five years of service. If there is no distribution election on file, the payment will be made in ten annual installments. Regardless of the election on file, if the participant terminates before retirement, dies or becomes disabled, the benefit will be paid in a single lump sum. However, if the participant dies while receiving annual installments, the beneficiary will continue to receive the remaining installment payments. The committee which administers the Nonqualified Savings and Supplemental Retirement Plan may permit hardship withdrawals from a participant’s account under the Nonqualified Savings and Supplemental Retirement Plan in accordance with defined guidelines including the IRS definition of a financial hardship.

Participants’ rights to receive their account balances from the Company are not secured or guaranteed. However, during the third quarter of Fiscal 2006, the Company established an irrevocable rabbi trust, the purpose of which is to be a source of funds to match respective funding obligations to participants in the Nonqualified Savings and Supplemental Retirement Plan and the SERP.

In the event of a change in control of the Company, the payment of the aggregate balance of each participant’s account will be accelerated and such balance will be paid out as of the date of the change in control unless otherwise determined by the Board.

The Nonqualified Savings and Supplemental Retirement Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code and is being administered in compliance with the applicable regulations under Section 409A.

Potential Payments Upon Termination or Change in Control

The following tables describe the approximate payments that would be made to the NEOs pursuant to an employment agreement (in the case of Mr. Jeffries) or other plans or individual award agreements in the event of the NEOs’ termination of employment under the circumstances described below, assuming such termination took place on January 29, 2011, the last day of Fiscal 2010. The table captioned “Outstanding Equity Awards at Fiscal 2010 Year-End” beginning on page 60 contains more information regarding the vested options and SARs held by the NEOs as of the end of Fiscal 2010.

Jeffries Agreement — Termination Provisions

Under the Jeffries Agreement, described above under the section captioned “Employment Agreement with Mr. Jeffries” beginning on page 57, if Mr. Jeffries’ employment is terminated by the Company for “Cause” (defined below) or by Mr. Jeffries other than for “Good Reason” (defined below) prior to a “Change of Control” (defined below) of the Company, Mr. Jeffries will be entitled to the following: (i) any compensation earned but not yet paid; (ii) any amounts which had been previously deferred (including any interest earned or credited thereon); (iii) reimbursement of any and all reasonable expenses incurred in connection with Mr. Jeffries’ duties and responsibilities under the Jeffries Agreement; and (iv) other or additional benefits and entitlements in accordance with the applicable plans, programs and arrangements of the Company (collectively, the “Accrued Compensation”). In addition, pursuant to the Jeffries Agreement’s clawback features, the Retention Grant and any unvested Semi-Annual Grants will be immediately forfeited.

Under the Jeffries Agreement, if Mr. Jeffries’ employment is terminated by the Company without Cause and other than due to death or disability or Mr. Jeffries leaves for Good Reason prior to a Change of Control of the Company, he will receive his Accrued Compensation and continue to receive his then current base salary and medical, dental and other associate welfare benefits for two years after the termination date. Mr. Jeffries will also receive an additional payment (the “pro-rata bonus”) equal to 60% of his base salary prorated for the portion of the half-year period in which such termination occurs that he was employed by the Company to the extent that such pro-rata bonus is not payable as a part of the Accrued Compensation. The Retention Grant will be subject to pro-rata vesting acceleration (based on the portion of the term that he was employed by the Company, but with a minimum of two years’ worth of vesting) and each outstanding Semi-Annual Grant will immediately become fully vested. The Company will also continue to pay the premiums on Mr. Jeffries’ term life insurance policy until the later of February 1, 2014 or the last day of his welfare benefits coverage.

If Mr. Jeffries’ employment is terminated by the Company without Cause or he leaves for Good Reason within two years after a Change of Control, he will be entitled to the same severance benefits as those payable prior to a Change of Control, except that (i) his two years of base salary will be paid in a lump sum rather than ratably over the two years after the termination date and (ii) the Retention Grant will immediately become fully vested.

If Mr. Jeffries’ employment is terminated due to his death, his estate or his beneficiaries will be entitled to receive the Accrued Compensation and the pro-rata bonus with respect to the fiscal period in which the termination occurred to the extent such pro-rata bonus is not payable as part of the Accrued Compensation. The Retention Grant will be subject to pro-rata vesting acceleration (based on the portion of the term that he was employed by the Company) and each outstanding Semi-Annual Grant will immediately become fully vested. The Company will also provide any assistance necessary to facilitate the payment of the term life insurance proceeds to Mr. Jeffries’ beneficiaries.

If Mr. Jeffries’ employment is terminated due to his Disability, as defined in the Jeffries Agreement, he will be entitled to receive the Accrued Compensation and will continue to receive 100% of his then current base salary for 24 months and 80% of his base salary for the third 12 months following the termination date (reduced by any long-term disability insurance payments he may receive) and medical, dental and other associated welfare benefits during that time period. The Retention Grant will be subject to pro-rata vesting acceleration (based on the portion of the term that he was employed by the Company) and each outstanding Semi-Annual Grant will immediately become fully vested. The Company will also continue to pay the premiums on Mr. Jeffries’ term life insurance policy until the later of February 1, 2014 or the last day of his welfare benefits coverage.

For purposes of the Jeffries Agreement:

“Cause” means that Mr. Jeffries (i) has pled “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law, or (ii) has engaged in willful misconduct that could reasonably be expected to harm the Company’s business or its reputation.

“Change of Control” means an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company will be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person would be deemed an “Acquiring Person” for purposes of the Rights Agreement dated as of July 16, 1998, as amended, between the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent (the “Rights Agreement”); or (ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined in this paragraph; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

“Good Reason” means the occurrence of any of the following without Mr. Jeffries’ prior written consent: (i) the failure to continue him as Chairman and CEO of the Company; (ii) the failure of the Board to nominate him for election to the Board at the Company’s annual meeting of stockholders; (iii) a material diminution in his duties; (iv) a reduction in or a material delay in payment of his total cash compensation and benefits including the SERP; (v) the Company, the Board or any person controlling the Company requires him to be based outside of the United States; and (vi) the failure of the Company to obtain the assumption in writing of the Company’s obligation to perform the Jeffries Agreement by any successor.

Michael S. Jeffries

	Cash		Benefits		Equity	Retirement
Normal Course of Business	Severance		Continuation		Value(1)	Plan Value(2)	Total

Severance For Cause	$—		$—		$—	$10,708,752	$10,708,752
Voluntary	$—		$—			$23,979,061	$23,979,061
Retirement	$—		$—		$—	$23,979,061	$23,979,061
Death	$10,900,000	(3)	$—		$44,930,857	$10,708,752	$66,539,609
Not for Cause	$3,900,000	(4)	$252,121	(5)	$43,692,841	$23,979,061	$71,824,023
Good Reason	$3,900,000	(4)	$252,121	(5)	$43,692,841	$23,979,061	$71,824,023
Disability	$4,200,000	(6)	$378,181	(7)	$44,930,857	$23,979,061	$73,488,099

	Cash		Benefits		Equity	Retirement
Change of Control	Severance		Continuation		Value(1)	Plan Value(2)	Total

Severance For Cause	$—		$—		$—	$10,708,752	$10,708,752
Voluntary	$—		$—		$—	$23,979,061	$23,979,061
Retirement	$—		$—		$—	$23,979,061	$23,979,061
Death	$10,900,000	(3)	$—		$44,930,857	$10,708,752	$66,539,609
Not for Cause	$3,900,000	(4)	$252,121	(5)	$86,530,416	$23,979,061	$114,661,597
Good Reason	$3,900,000	(4)	$252,121	(5)	$86,530,416	$23,979,061	$114,661,597
Disability	$4,200,000	(6)	$378,181	(7)	$44,930,857	$23,979,061	$73,488,099

(1)	Equity value is calculated using the fiscal year end closing price of $48.36 per share of Common Stock. As of January 29, 2011, Mr. Jeffries’s total outstanding value for all equity awards was equal to $122,359,313. This includes $35,828,897 of value in equity awards which were vested at fiscal year end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

For termination as a result of death or disability, the $44,930,857 includes the value of any outstanding Semi-Annual Grants ($14,508,800), a pro-rated amount of the Retention Grant from the effective date of the Jeffries Agreement through the date of death or disability ($29,184,040), plus the unvested portion of a restricted stock unit grant ($1,238,016).

For termination with “Good Reason” or “Not for Cause” not subject to a change of control, the $43,692,841 includes the value of any outstanding Semi-Annual Grants ($14,508,800), and a pro-rated amount of the Retention Grant from the effective date of the Jeffries Agreement through the date of termination with a minimum pro-ration of two years ($29,184,040).

For termination with “Good Reason” or “Not for Cause” subject to a change of control, the $86,530,416 includes the value of any outstanding Semi-Annual Grants ($14,508,800), the full value of the Retention Grant from the effective date of the Jeffries Agreement through the end date of the Jeffries Agreement ($70,783,600) plus the unvested portion of a restricted stock unit grant ($1,238,016).

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan of $10,708,752 and, with the exception of “Severance For Cause” or “Death”, the present value of the vested accumulated retirement benefit under the SERP of $13,270,309.

(3)	Under the Jeffries Agreement, the Company maintains term life insurance coverage on the life of Mr. Jeffries in the amount of $10,000,000, the proceeds of which will be payable to the beneficiary or beneficiaries designated by Mr. Jeffries.

Although not shown in the above table, Mr. Jeffries also participates in the Company’s life insurance plan which is generally available to all salaried associates. The life insurance plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Jeffries passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Jeffries’ death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

The Jeffries Agreement requires the Company to pay a pro-rata bonus for the respective fiscal period equal to 60% of base salary pro-rated for the number of days in the bonus period worked, to the extent such pro-rata bonus is not payable as part of the Accrued Compensation.

(4)	The Jeffries Agreement calls for the payment of Mr. Jeffries’ base salary (currently $1,500,000) for two years after his termination and payment of incentive compensation accrued for the period. The Jeffries Agreement requires the Company to pay a “pro-rata bonus” for the respective fiscal period equal to 60% of Mr. Jeffries’ base salary pro-rated for the number of days in the bonus period worked.

(5)	The Jeffries Agreement calls for the continuation of Mr. Jeffries’ medical, dental and other associate welfare benefits for two years after his termination. This includes the continuation of the $10,000,000 life insurance coverage until the later of February 1, 2014 or the last day of Mr. Jeffries’ welfare benefits coverage.

(6)	The Jeffries Agreement calls for the payment of Mr. Jeffries’ base salary (currently $1,500,000) for the first two years and 80% of his base salary (currently $1,200,000) for the next year.

(7)	The Jeffries Agreement calls for the continuation of 100% of Mr. Jeffries’ medical, dental and other associate welfare benefits for three years after his termination due to disability. This includes the continuation of the $10,000,000 life insurance coverage until the later of February 1, 2014 or the last day of Mr. Jeffries’ welfare benefits coverage.

Other NEOs

For the other NEOs, there are no employment contracts that provide severance either in the usual course of business or upon a change of control. Each NEO would receive the value of his or her accrued benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan in the event of any termination of employment (e.g., death, disability, termination by the Company with or without cause or voluntary termination by the NEO). However, the Company may choose to enter into a severance agreement with an NEO as consideration for entering into restrictive covenants related to prospective employers.

In the case of severance after a Change of Control or termination due to death or disability, in addition to the benefits under the plans mentioned in the preceding paragraph, the vesting of all outstanding SARs, stock options, restricted shares and restricted stock units held by the NEO would accelerate. This provision applies to all associates participating in the Company’s equity compensation plans.

Jonathan E. Ramsden

	Cash	Benefits	Equity	Retirement
Normal Course of Business	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$—	$241,837	$241,837
Death(3)	$—	$—	$3,116,920	$258,926	$3,375,846
Disability	$—	$—	$3,116,920	$258,926	$3,375,846

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$3,116,920	$258,926	$3,375,846

(1)	The value of Mr. Ramsden’s equity holdings is calculated as $3,116,920 and relates to both unvested restricted stock units and unvested stock options / SARs. The $3,116,920 is the sum of the unvested restricted stock units multiplied by $48.36, the market price of the Company’s Common Stock as of January 29, 2011, plus the in-the-money value of the unvested options / SARs on the same date. This total does not include $837,600 of value in equity awards which were vested at fiscal year end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan. If Mr. Ramsden were to terminate employment voluntarily during the normal course of business, only the vested portion of the Company’s contributions would be available to him. The unvested portion would be forfeited. For reasons of death, disability and a change of control, the unvested portion of the Company’s contributions would become immediately vested and available to him upon termination.

(3)	Although not shown in the above table, Mr. Ramsden also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Ramsden passed away, his beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Ramsden’s death were accidental as defined by the plan, his beneficiaries would receive an additional $2,000,000.

Diane Chang

	Cash	Benefits	Equity	Retirement
Normal Course of Business	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$—	$3,010,904	$3,010,904
Death(3)	$—	$—	$4,893,070	$3,010,904	$7,903,974
Disability	$—	$—	$4,893,070	$3,010,904	$7,903,974

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$4,893,070	$3,010,904	$7,903,974

(1)	The value of Ms. Chang’s equity holdings is calculated as $4,893,070 and relates to both unvested restricted stock units and unvested stock options / SARs. The $4,893,070 is the sum of the unvested restricted stock units multiplied by $48.36, the market price of the Company’s Common Stock as of January 29, 2011, plus the in-the-money value of the unvested options / SARs on the same date.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(3)	Although not shown in the above table, Ms. Chang also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Chang passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Chang’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

Leslee K. Herro

	Cash	Benefits	Equity	Retirement
Normal Course of Business	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$—	$4,688,815	$4,688,815
Death(3)	$—	$—	$4,893,070	$4,688,815	$9,581,885
Disability	$—	$—	$4,893,070	$4,688,815	$9,581,885

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$4,893,070	$4,688,815	$9,581,885

(1)	The value of Ms. Herro’s equity holdings is calculated as $4,893,070 and relates to both unvested restricted stock units and unvested stock options / SARs. The $4,893,070 is the sum of the unvested restricted stock units multiplied by $48.36, the market price of the Company’s Common Stock as of January 29, 2011, plus the in-the-money value of the unvested options / SARs on the same date. This total does not include $790,650 of value in equity awards which were vested at fiscal year end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(3)	Although not shown in the above table, Ms. Herro also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Ms. Herro passed away, her beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Ms. Herro’s death were accidental as defined by the plan, her beneficiaries would receive an additional $2,000,000.

Ronald A. Robins, Jr.

	Cash	Benefits	Equity	Retirement
Normal Course of Business	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$—	$35,544	$35,544
Death(3)	$—	$—	$70,905	$48,506	$119,411
Disability	$—	$—	$70,905	$48,506	$119,411

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$70,905	$48,506	$119,411

(1)	The value of Mr. Robins’ equity holdings is calculated as $70,905 and relates to both unvested restricted stock units and unvested stock options / SARs. The $70,905 is the sum of the unvested restricted stock units multiplied by $48.36, the market price of the Company’s Common Stock as of January 29, 2011, plus the in-the-money value of the unvested options / SARs on the same date. This total does not include $23,635 of value in equity awards which were vested at fiscal year end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(3)	Although not shown in the above table, Mr. Robins also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Robins passed away, his beneficiaries would receive $1,800,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Robins’ death were accidental as defined by the plan, his beneficiaries would receive an additional $1,800,000.

David S. Cupps

	Cash	Benefits	Equity	Retirement
Normal Course of Business	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$—	$333,098	$333,098
Death(3)	$—	$—	$779,115	$333,098	$1,112,212
Disability	$—	$—	$779,115	$333,098	$1,112,212

	Cash	Benefits	Equity	Retirement
Change of Control	Severance	Continuation	Value(1)	Plan Value(2)	Total

Severance	$—	$—	$779,115	$333,098	$1,112,212

(1)	The value of Mr. Cupps’ equity holdings is calculated as $779,115 and relates to both unvested restricted stock units and unvested stock options / SARs. The $779,115 is the sum of the unvested restricted stock units multiplied by $48.36, the market price of the Company’s Common Stock as of January 29, 2011, plus the in-the-money value of the options / SARs on the same date. This total does not include $84,713 of value in equity awards which were vested at fiscal year end. This vested value is not included in the table above as it could be realized independently from each of the events described in the table.

(2)	Represents the present value of the vested accumulated retirement benefit under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(3)	Although not shown in the above table, Mr. Cupps also participates in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if Mr. Cupps passed away, his beneficiaries would receive $1,917,600. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If Mr. Cupps’ death were accidental as defined by the plan, his beneficiaries would receive an additional $1,917,600.

Plan and Program Review

Base Compensation

All associates (including executive officers and senior management) participate in a common base pay program. Each job below the Senior Vice President level is assessed against the competitive market, and a range of base pay (within an overall salary grade structure) is assigned to each job. These ranges have inherent limits on base pay for any given job, and mitigate any possible risk. Individual merit pay decisions are constrained by a grid which relates the size of a pay increase to a given level of performance, subject to aggregate caps (i.e., merit pools).

At the Senior Vice President level and above, the Company “custom-fit” job comparisons with market data and all pay decisions are reviewed and approved by the Compensation Committee. Increases are also subject to the same merit grids and merit pool controls as other associates.

Incentive Compensation

All incentive compensation-eligible associates (including executive officers and senior management) participate in a common incentive compensation program — the Incentive Plan. Individual payments are strictly determined by overall Company performance (rather than divisional and/or individual performance) and are capped at twice target levels, regardless of Company performance.

The Incentive Plan does have two design elements which may create a theoretical risk: semi-annual payments and the use of operating income as a measure of performance. Although seasonal payments provide good alignment between short-term business results and associate rewards, they create a theoretical risk of misalignment between short-term and long-term goals. Use of operating income as the sole measure of corporate performance could also be seen as introducing a theoretical risk (i.e., use of a single metric). However, counterbalancing these theoretical risks are the following elements:

•	The ability for a single individual to affect overall corporate operating income is limited to a handful of individuals, and given our delegation of authority, is mostly vested in the CEO. Total delivered compensation

(“TDC”) to these executive associates is composed of three elements: base pay, annual cash incentives and long-term (equity) awards. All of these executives have compensation packages which provide the majority of their TDC in the form of long-term equity compensation, the value of which is directly tied to the long-term performance of the Company. This compensation structure mitigates the risk of providing incentives to take short-term actions which could harm the long-term prospects of the Company.

•	Operating income is a measure of revenues over expenses and, therefore, it incorporates sales, cost of goods sold, stores and distribution expense, marketing, general and administrative expense and other expenses. As such, it reflects the overall results of the business, and considers top-line and bottom-line elements.

•	Individual awards are capped for every associate, and are subject to Compensation Committee approval and, if necessary, the Compensation Committee’s negative discretion.

Long-Term Incentive Plans

A majority of incentive compensation-eligible associates (including executive officers and senior management) is eligible to participate in a common set of long-term incentive plans — the 2005 LTIP and the 2007 LTIP (collectively, the “LTIPs”). These LTIPs provide for the ability to award a mix of stock options, restricted stock units and stock-settled SARs which serve to align the interests of associates and stockholders. In most cases, these awards vest over the four years subsequent to grant, and provide a significant “hold” on associates, who would forfeit considerable value should they leave the Company prior to vesting.

Because the value of these awards is strictly determined by the growth in the value of the Company (as measured by the price of its Common Stock), these awards align interests of stockholders and associates and, as a result, present no risk of misalignment between the value delivered to associates and the value created for stockholders.

The Compensation Committee has implemented stock ownership guidelines for the executive officers to ensure that this alignment continues throughout an associate’s career, and has also included clawback provisions in the Company’s LTIPs.

EQUITY COMPENSATION PLANS

The Company has six equity compensation plans under which shares of Common Stock are authorized for issuance to eligible directors, officers and associates: (i) the 1996 Stock Option and Performance Incentive Plan (1998 Restatement) (the “1998 Associates Stock Plan”); (ii) the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the “1998 Director Stock Plan”); (iii) the 2002 Stock Plan for Associates (the “2002 Associates Stock Plan”); (iv) the 2003 Stock Plan for Non-Associate Directors (the “2003 Director Stock Plan”); (v) the 2005 LTIP; and (vi) the 2007 LTIP. Since June 13, 2007, the Company has issued awards under two of the six equity compensation plans under which shares of Common Stock are authorized for issuance: the 2005 LTIP and the 2007 LTIP.

Any shares of Common Stock distributable in respect of amounts deferred by non-associate directors under the Directors’ Deferred Compensation Plan will be distributed: (i) under the 2005 LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on or after August 1, 2005; (ii) under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005; and (iii) under the 1998 Director Stock Plan in respect of deferred compensation allocated to the non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes equity compensation plan information for the 1998 Associates Stock Plan, the 1998 Director Stock Plan, the 2005 LTIP and the 2007 LTIP, all stockholder approved, as a group and for the 2002 Associates Stock Plan and the 2003 Director Stock Plan, both non-stockholder approved, as a group, in each case as of January 29, 2011:

	Equity Compensation Plan Information
					Gross Number of Shares
			Weighted-Average Exercise		Oversubscribed
	Gross Number of Shares		Price of Shares		Under Equity
	Underlying Outstanding		Underlying Outstanding		Compensation Plans
	Options, Restricted Stock		Options, Restricted Stock		(Excluding Shares
Plan Category	Units and Rights(a)		Units and Rights(b)		Reflected in Column(a)) (c)

Equity compensation plans approved by stockholders(1)	8,777,635	(3)	$31.73	(4)	(2,232,849	)(5)
Equity compensation plans not approved by stockholders(2)	1,859,480	(6)	$30.22	(7)	—	(8)

Total	10,637,115		$31.47		(2,232,849)

(1)	The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of Common Stock upon the exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan as of May 21, 2003.

(2)	The 2002 Associates Stock Plan and the 2003 Director Stock Plan were terminated as of June 13, 2007 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than: (a) issuances of shares of Common Stock upon the exercise of options or the vesting of restricted shares granted under the 2002 Associates Stock Plan; (b) issuances of shares of Common Stock upon the exercise of options or the vesting of stock units granted under the 2003 Director Stock Plan; and (c) issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan as of July 31, 2005.

(3)	Represents the gross number of underlying shares of Common Stock associated with outstanding options, SARs, restricted stock units and share equivalents under stockholder approved plans and includes 12,903 options granted under the 1998 Associates Stock Plan, 8,000 options granted under the 1998 Directors Stock Plan, 7,337 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan and distributable in the form of shares of Common Stock under the 1998 Director Stock Plan, 370,000 options granted under the 2005 LTIP, 152,622 restricted stock units granted under the 2005 LTIP, 695,000 SARs granted under the 2005 LTIP, 27,272 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan and distributable in the form of shares of Common Stock under the 2005 LTIP, 161,800 options granted under the 2007 LTIP, 901,512 restricted stock units granted under the 2007 LTIP and 6,441,189 SARs granted under the 2007 LTIP.

(4)	Represents weighted-average exercise price of options and SARs outstanding under the 1998 Associates Stock Plan, the 1998 Director Stock Plan, the 2005 LTIP and the 2007 LTIP and weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 1998 Director Plan or the 2005 LTIP.

(5)	Represents the gross number of shares available for future issuance or notional deficit under stockholder approved equity compensation plans and is comprised of 471,271 shares available for future issuance under the 2005 LTIP and a notional deficit of (2,704,120) shares under the 2007 LTIP.

Based on the net share counting methodology adopted by the Company in accordance with the terms of the 2005 LTIP and the 2007 LTIP, SARs are measured on an intrinsic value basis, which means that a SAR does not have any value and does not reduce the number of shares available on a net basis unless the stock price increases above the initial grant price and then only reduces the number of shares available on a net basis to the extent of the intrinsic value above the initial grant price. In addition, under the 2005 LTIP and the 2007 LTIP, shares available for future issuance are measured net of shares expected to be retained by the Company to cover tax withholdings upon vesting or exercise.

On a net basis, as of January 29, 2011, there were 1,103,980 shares available for future issuance under the 2005 LTIP and 2,671,800 shares available for future issuance under the 2007 LTIP. Taking into account equity-based awards granted between January 29, 2011 and April 27, 2011, as well as the increase in intrinsic value resulting from the significant increase in the price of the Company’s Common Stock during such period, the number of shares available on a net basis for future issuance under the 2005 LTIP and the 2007 LTIP has been significantly reduced.

(6)	Represents the gross number of underlying shares of Common Stock associated with outstanding options, restricted shares and share equivalents under plans not approved by stockholders and includes 1,731,445 options granted under the 2002 Associates Stock Plan, 93,620 restricted shares granted under the 2002 Associates Stock Plan, 32,500 options granted under the 2003 Director Stock Plan and 1,915 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(7)	Represents weighted-average exercise price of options outstanding under the 2002 Associates Stock Plan and the 2003 Director Stock Plan and weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(8)	Except as described in footnote (6) to this table, no further shares of Common Stock may be issued or distributed under the 2002 Associates Stock Plan or the 2003 Director Stock Plan.

PROPOSAL 4 — AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

After careful consideration, the Board has adopted, declared advisable and is submitting for consideration and approval by the stockholders amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to declassify the Board so that all directors stand for election annually (the “Amendments”).

The full text of the proposed Amendments, which would replace Article SIXTH, Section 1 and Article NINTH of the Certificate in their entirety, is attached as Appendix A to this Proxy Statement.

Background of the Proposal

At last year’s Annual Meeting, a nonbinding stockholder proposal to declassify the Board in a manner that does not affect the unexpired terms of directors received majority support. Following last year’s Annual Meeting, we reported that the Board intended to (i) review the appropriate steps that must be taken to declassify the Board and require that all directors stand for election annually and (ii) submit an appropriate proposal in this regard to our stockholders at the 2011 Annual Meeting of Stockholders.

The Board believes that the classified Board structure has promoted stability and continuity, facilitated long-term strategic planning, enhanced the independence of our directors and their knowledge of the Company and protected the Company against abusive takeover tactics. The Board, however, recognizes the sentiment among stockholders and a number of institutional investor groups that the annual election of directors would enhance the Company’s corporate governance policies. In light of this sentiment and corporate governance trends, the Board has determined that it is in the best interests of the Company and its stockholders to declassify the Board and provide for the annual election of all directors.

Summary of Proposed Amendments

Section 1 of Article SIXTH of the Certificate currently divides the Board into three classes that are elected for staggered, three-year terms. If this proposal is approved by the stockholders, the Amendments would provide for the phased elimination of the classified structure of the Board through the election of directors whose terms are expiring for one-year terms. As the Amendments would not shorten the existing term of a director, the directors who have been elected prior to the effectiveness of the Amendments (including the directors elected at this Annual Meeting) will complete their respective terms and be eligible thereafter for re-election for one-year terms. Beginning with the 2014 Annual Meeting of Stockholders, the entire Board will be elected annually. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.

Article NINTH of the Certificate currently provides that the holders of at least 75% of the voting power of the Company may remove any director for cause at any annual or special meeting of the stockholders if the basis for the removal is delivered to the director at least ten days prior to the meeting. If this proposal is approved by the stockholders, this provision will remain in effect as long as the Board remains classified. Once the Board ceases to be classified in 2014, directors may be removed in the manner permitted in Section 141(k) of the Delaware General Corporation Law (i.e., any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors).

If this proposal is approved by the stockholders, the Amendments will become effective upon the filing of a Certificate of Amendment to the Certificate with the Delaware Secretary of State, which the Company intends to do promptly following the Annual Meeting. If the proposal is not approved by the stockholders, the Amendments will not be implemented and the Company’s current classified Board structure will continue in place.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO DECLASSIFY THE BOARD.

Required Vote

Pursuant to the Certificate, the affirmative vote of at least 75% of the outstanding shares of Common Stock entitled to vote thereon is required for approval of this proposal. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” the proposal.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended January 29, 2011

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K and issuing an audit report on the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Quarterly Reports on Form 10-Q. The Audit Committee’s responsibility is to provide independent, objective oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditors and independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met with management, internal audit and PwC throughout the year. Since the beginning of Fiscal 2010, the Audit Committee met with internal audit and PwC, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and PwC’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. Throughout that period, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit Committee reviewed and discussed with PwC all matters required by auditing standards generally accepted in the United States.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC that firm’s independence. The Audit Committee has concluded that PwC’s provision of audit and non-audit services to the Company and its subsidiaries is compatible with PwC’s independence.

Management and PwC have represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended January 29, 2011 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and PwC.

Based on the Audit Committee’s discussions with management and PwC and its review of the report of PwC to the Audit Committee, the Audit Committee unanimously recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on March 29, 2011.

Submitted by the Audit Committee of the Board:

James B. Bachmann (Chair)	Lauren J. Brisky	Michael E. Greenlees	Craig R. Stapleton

Pre-Approval Policy

Under applicable SEC Rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to ensure that the provision of these services does not impair the independence of the independent registered public accounting firm from the Company and its subsidiaries. The SEC Rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Annually, the Company’s management and the independent registered public accounting firm jointly submit to the Audit Committee an Audit and Non-Audit Services Matrix (the “Matrix”) specifying the categories of audit services and permitted non-audit services of which management may wish to avail itself. The Audit Committee reviews the Matrix and either approves or rejects specific categories of services. Management and the independent registered public accounting firm then revise the Matrix to include only those categories of services approved by the Audit Committee. The specific services within those categories must be pre-approved as described below.

Annually, Company management and the independent registered public accounting firm jointly submit to the Audit Committee an Annual Pre-Approval Request (the “Pre-Approval Request”) listing all known and/or anticipated audit services and permitted non-audit services for the upcoming fiscal year. The Pre-Approval Request lists these specific services by category in accordance with the Matrix, describes them in reasonable detail and includes an estimated budget (or budgeted range) of fees.

The Audit Committee reviews the Pre-Approval Request with both the Company’s management and the independent registered public accounting firm. A final list of annual pre-approved services and budgeted fees is then prepared and distributed by management to appropriate Company personnel and by the independent registered public accounting firm to the partners who provide services to the Company and its subsidiaries. The pre-approval of non-audit services contained in the Pre-Approval Request is merely an authorization for management potentially to use the independent registered public accounting firm for the approved services and allowable services. Management has the discretion to engage either the independent registered public accounting firm or another provider for each listed non-audit service. The Audit Committee, in concert with management, has the responsibility to set the terms of the engagement, negotiate the fees (within the approved budget range) and execute the letters of engagement.

During the course of each fiscal year, there may be additional non-audit services that are identified by the Company’s management as desired but which were not included in the annual Pre-Approval Request. The Audit Committee designates two members with the authority to pre-approve interim requests for additional non-audit services. Prior to engaging the independent registered public accounting firm for such additional non-audit services, the Company’s management submits a request for approval of the non-audit services to the designated Audit Committee members who will approve or deny the request and so notify management. These interim pre-approval procedures may be used only for non-audit services that are less than $100,000. Requests for additional non-audit services greater than $100,000 must be approved by the full Audit Committee. At each subsequent Audit Committee meeting, the designated Audit Committee members are to report any interim non-audit service pre-approvals since the last Audit Committee meeting.

Fees of Independent Registered Public Accounting Firm

Fees billed for services rendered by PwC for each of Fiscal 2010 and Fiscal 2009 were as follows:

	2010	2009

Audit Fees	$1,206,500	$1,180,743
Audit-Related Fees	5,000	7,000
Tax Fees	—	11,800
All Other Fees	—	3,471

Total	$1,211,500	$1,203,014

Audit Fees represent fees for professional services rendered by PwC in connection with the audit of the Company’s annual consolidated financial statements and reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees for each of Fiscal 2010 and Fiscal 2009 represent fees relating to accounting research.

Tax Fees for Fiscal 2009 represent fees relating to tax consulting services.

All Other Fees for Fiscal 2009 represent fees relating to country-of-origin factory site verification services.

All of the services rendered by PwC to the Company and its subsidiaries during Fiscal 2010 and Fiscal 2009 were pre-approved by the Audit Committee.

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As noted above, PwC served as the Company’s independent registered public accounting firm during Fiscal 2010 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the fiscal year ended January 29, 2011 and internal control over financial reporting as of January 29, 2011. Subject to ratification by the stockholders, the Audit Committee of the Board has unanimously reappointed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the current fiscal year. Although the Company’s governing documents do not require the submission of PwC’s appointment to stockholders for ratification, the Company believes it is desirable to do so. If the appointment of PwC is not ratified, the Audit Committee of the Board will reconsider the appointment.

Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

THE AUDIT COMMITTEE AND THE BOARD UNANIMOUSLY RECOMMEND THAT
YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC.

Required Vote

The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be treated as votes cast.

PROPOSAL 6 — RE-APPROVAL OF THE PERFORMANCE GOALS UNDER THE 2005 LONG-TERM
INCENTIVE PLAN FOR COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

The Board previously adopted the 2005 LTIP, which was approved by stockholders on June 15, 2005. In order to allow for certain awards under the 2005 LTIP to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (which is sometimes referred to in this Proxy Statement as “Section 162(m)”), the Company is asking stockholders to re-approve the material terms of the performance goals under the 2005 LTIP. Stockholders are not being asked to approve any amendment to the 2005 LTIP or to approve the 2005 LTIP itself in this Proposal No. 6, but are only asked to re-approve the material terms of the performance goals for compliance with Section 162(m) of the Internal Revenue Code.

The Board believes that it is in the best interests of the Company and its stockholders to provide equity incentive plans under which equity-based compensation awards made to executive officers can be deducted by the Company for federal income tax purposes. The Board and the Compensation Committee believe that equity incentive grants are vital to the interests of the Company and its stockholders as such grants play an important role in the ability of the Company to attract and retain its associates and non-associate directors.

The 2005 LTIP has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates a federal income tax deduction for annual compensation in excess of $1 million paid by the Company to the CEO or any of the three most highly compensated executive officers (other than the CEO or the CFO) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K, in any one year unless that compensation qualifies as performance-based compensation under Section 162(m).

One requirement for compensation to be performance-based is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders every five years. For purposes of Section 162(m), the material terms include (i) the associates eligible to receive compensation, (ii) a description of the business criteria on which the performance goal may be based and (iii) the maximum amount of compensation that can be paid to an associate under the performance goal. Each of these aspects is discussed below.

Plan Summary

The following summary of the material terms of the 2005 LTIP does not purport to be complete and is qualified in its entirety by the terms of the 2005 LTIP, a copy of which is attached as Appendix B to this Proxy Statement.

Purpose of the 2005 LTIP

The purpose of the 2005 LTIP is to aid the Company in attracting, retaining, motivating and rewarding certain associates and non-associate directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of 2005 LTIP participants with those of stockholders.

Administration of the 2005 LTIP

The 2005 LTIP is administered by the Compensation Committee. The Compensation Committee is composed in accordance with, and governed by, the Compensation Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the NYSE Listed Company Manual (the “NYSE Manual”), and other corporate governance documents of the Company. The Compensation Committee qualifies as a “compensation committee” under the requirements of Section 162(m). The Compensation Committee has the power in its discretion to grant awards under the 2005 LTIP, to determine the terms of those awards, to interpret the provisions of the 2005 LTIP, and to take action as the Compensation Committee deems necessary or advisable for the administration of the 2005 LTIP.

Type of Awards Under the 2005 LTIP

The 2005 LTIP provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) incentive stock options (“ISOs”); (ii) nonstatutory stock options (“NSOs”, and together with ISOs, “Options”); (iii) Common Stock-settled or cash-settled SARs; (iv) restricted stock; (v) restricted stock units; and (vi) deferred stock awards.

Number of Authorized Shares

The 2005 LTIP provides for awards during the term of the 2005 LTIP with respect to a maximum of two percent (2%) of the sum of (i) the total shares of Common Stock outstanding and (ii) the unexercised Options and restricted stock units held by associates and non-associate directors as of April 6, 2005, which constitute 1,982,710 shares. Subject to the terms of the 2005 LTIP, any of the 1,982,710 shares may be granted as ISOs. The number and class of shares available under the 2005 LTIP and/or subject to outstanding awards may be equitably adjusted by the Compensation Committee in the event of various changes in the capitalization of the Company.

Share Counting Rules

The Compensation Committee is authorized under the 2005 LTIP to adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with the provisions of the 2005 LTIP. To the extent that an award under the 2005 LTIP is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will be available under the 2005 LTIP. In addition, any shares that are withheld from an award under the 2005 LTIP or separately surrendered by the participant in payment of any exercise price or taxes relating to an award under the 2005 LTIP will be deemed to constitute shares not delivered to the participant and will be available under the 2005 LTIP. Based on the share counting methodology adopted by the Compensation Committee in accordance with the terms of the 2005 LTIP, SARs are measured on an intrinsic value basis, which means that a SAR does not have any value and does not reduce the number of shares available for future grant on a net basis unless the stock price increases above the initial grant price and then only reduces the number of shares available on a net basis to the extent the intrinsic value is above the initial grant price. In addition, under the 2005 LTIP, shares available for future issuance are measured net of shares expected to be retained by the Company to cover tax withholdings upon vesting or exercise.

Eligibility and Participation

Eligibility to participate in the 2005 LTIP is limited to (i) an associate of the Company or any subsidiary or affiliate who is subject to Section 16 of the Exchange Act at the time of grant, and (ii) a non-associate director of the Company or any subsidiary or affiliate. The current number of executive officers and non-associate directors who are eligible to participate in the 2005 LTIP is four and eight, respectively. Michael S. Jeffries is not eligible to receive any awards under the 2005 LTIP. No associate may be granted in any calendar year an award covering more than 250,000 shares of the Company’s Common Stock (plus any portion of the limit for such type of award that was unused as of the end of the previous calendar year). The foregoing limit is applied separately to each different type of award under the Plan. No non-associate director may be granted awards covering more than 10,000 shares in any calendar year; provided, however, that such annual limit does not include any “Deferred Stock Awards” (as described below) granted in lieu of other forms of compensation.

Plan Benefits

The amount and nature of future awards under the 2005 LTIP, if any, are at the discretion of the Compensation Committee. Therefore, the amount and nature of such awards cannot be determined at this time.

The table included under “EXECUTIVE OFFICER COMPENSATION — Grants of Plan-Based Awards” beginning on page 57, shows the restricted stock units and SARs granted under the 2005 LTIP to the NEOs during Fiscal 2010. During Fiscal 2010, restricted stock units covering an aggregate of 3,300 shares of Common Stock and SARs covering an aggregate of 435,000 shares of Common Stock were granted under the 2005 LTIP to all current executive officers of the Company as a group. No other employees of the Company or its subsidiaries were granted awards under the 2005 LTIP during Fiscal 2010. As discussed under “PROPOSAL I — ELECTION OF DIRECTORS — Compensation of Directors” beginning on page 32, the current non-associate directors of the Company as a group were granted restricted stock units covering an aggregate of 21,852 shares of Common Stock during Fiscal 2010. In addition, shares of Common Stock will be distributed under the 2005 LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan on or after August 1, 2005.

Aggregate Past Grants Under the 2005 LTIP

Since the inception of the 2005 LTIP through January 29, 2011, grants of Options have been awarded to the following individuals and indicated groups under the 2005 LTIP: (i) Jonathen E. Ramsden, Executive Vice President and CFO, 60,000 Options; (ii) Diane Chang, Executive Vice President — Sourcing, 150,000 Options; (iii) Leslee K. Herro, Executive Vice President — Planning and Allocation, 150,000 Options; (iv) David S. Cupps, Senior Counsel, 10,000 Options; (v) all current executive officers as a group, 360,000 Options; and (vi) all associates, excluding current executive officers, as a group, 10,000 Options. None of the other NEOS and none of the current non-associate directors were granted Options under the 2005 LTIP during the period from its inception through January 29, 2011.

Because awards under the 2005 LTIP will be granted at the discretion of the Compensation Committee, past awards under the 2005 LTIP may not be reflective of future awards under the 2005 LTIP.

Options and SARs

Grant of Options and SARs.  The Compensation Committee may award Options and SARs to eligible participants. The Compensation Committee is also authorized to grant SARs in tandem with or as a component of other awards (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”) as well as SARs that are exercisable only in connection with a change of control of the Company (a “Limited SAR”).

Exercise Price of Options and SARs.  The exercise price per share of an Option will be fixed on the grant date and will not be less than 100% of the fair market value per share of the Company’s Common Stock underlying the award on the grant date. As of April 27, 2011, the fair market value of a share of Common Stock, as determined based on its closing price on the NYSE on that date, was $71.76. The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that (i) the exercise price of a tandem SAR will not be less than the exercise price of the related Option, and (ii) the exercise price of a freestanding SAR will be fixed as of the grant date and will not be less than the fair market value of a share of Common Stock on the grant date. Without the approval of the Company’s stockholders, the Compensation Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” within the meaning of Section 303A.08 of the NYSE Manual.

Vesting of Options and SARs.  The sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific non-performance related events (e.g., death, disability or termination of employment and a change of control of the Company). The Compensation Committee has the discretion to determine when and under what circumstances a SAR can be exercised.

Special Limitations on ISOs.  In the case of a grant of an Option intended to qualify as an ISO, no such Option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a “10% Stockholder”) unless the exercise price per share of the Company’s Common Stock subject to such ISO is at least 110% of the fair market value per share of the Company’s Common Stock on the grant date and such ISO award is not exercisable more than five years after its grant date. In addition, Options designated as ISOs will not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either (i) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

Exercise of Options and SARs.  The Compensation Committee has the discretion to determine the method or methods by which an Option or a SAR may be exercised. Upon the exercise of a SAR, a participant is entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date of exercise (or, in the case of a Limited SAR, the fair market value determined by reference to the change of control price stipulated by the applicable award agreement), over (ii) the exercise price of the shares of Common Stock covered by the SAR, multiplied by (B) the number of shares of Common Stock covered by the SAR, or the portion thereof being exercised. The Compensation Committee, in its discretion, may cause all or a portion of the Company’s obligation to an associate in respect of the exercise of a SAR to be satisfied in cash in lieu of the shares of the Company’s Common Stock. Any fractional shares resulting from the exercise of a SAR will be paid in cash.

Expiration of Options and SARs.  Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no Option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Restricted Stock and Restricted Stock Units

The Compensation Committee has the discretion to grant both restricted stock and restricted stock units to participants. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as determined by the Compensation Committee or under criteria established by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock and restricted stock units subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Compensation Committee; provided that the grant, issuance, retention, vesting and/or settlement of an award of restricted stock or restricted stock units that is based in whole or in part on performance conditions will be subject to a performance period of not less than one year, and any award based solely on continued employment or the passage of time will vest over a period of not less than three years from the date the award is made (but such vesting may occur ratably over the three-year period). These minimum vesting conditions need not apply: (i) if the participant dies, becomes disabled or retires (within the meaning of the 2005 LTIP) or in connection with a change of control of the Company; and (ii) with respect to up to an aggregate of 5% of the shares of Common Stock authorized under the 2005 LTIP, which can be granted as restricted stock or restricted stock units without regard to such minimum vesting requirements.

Holders of restricted stock have all the rights of a stockholder, such as the right to vote the underlying shares of Common Stock and receive dividends and other distributions, except to the extent restricted by the terms of the 2005 LTIP or any award document relating to the restricted stock and subject to any mandatory reinvestment or other requirement imposed by the Compensation Committee. Holders of restricted stock units will not have any such stockholder rights until shares have been issued to them upon vesting, although the Compensation Committee may provide for dividend equivalent rights.

Deferred Stock Awards

Non-associate directors may voluntarily defer all or a part of their retainers and Common Stock-based awards under the provisions of the Directors’ Deferred Compensation Plan, or any successor plan providing for deferral of compensation by non-associate directors. The dollar value of such deferrals is credited to a notional account in the form of Deferred Stock Awards. The deferred account balances may be settled in shares of Common Stock issued under the 2005 LTIP, based on each non-associate director’s election.

Performance-Based Compensation

If the Compensation Committee specifies that any grant of restricted stock or restricted stock units is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the grant, issuance, vesting, and/or settlement of such award will be contingent upon the achievement of a pre-established performance goal in accordance with provisions of Section 162(m) and the related Treasury regulation, as more fully described below. Achievement of performance goals will be measured over a performance period of one year or more, as specified by the Compensation Committee. A performance goal will be established not later than the earlier of (a) 90 days after the beginning of any performance period applicable to such award or (b) the time that 25% of such performance period has elapsed. Settlement of performance-based awards will be in cash or Common Stock, in the Compensation Committee’s discretion. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made. Any settlement that changes the form of payment from that originally specified will be implemented in a manner such that the award and other related awards do not thereby fail to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Compensation Committee will specify the circumstances in which performance-based awards will be paid or forfeited in the event of the participant’s death, disability or retirement, in connection with a change of control of the Company or, subject to the one-year performance requirement described above in the discussion of restricted stock and restricted stock units, in connection with any other termination of employment prior to the end of a performance period or settlement of such awards.

If at any time after the date a participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that the goal has not in fact been achieved, or had been achieved to a lesser extent than originally determined and a portion of an award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited and any related shares (or, if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by the Compensation Committee, (ii) such portion of the award that became vested will be deemed to be not vested and any related shares (or, if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by the Compensation Committee, and (iii) such portion of the award paid to the participant will be paid by the participant to the Company upon notice from the Company as provided by the Compensation Committee.

For purposes of the 2005 LTIP, a “performance goal” will mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee:

•	Gross sales, net sales or comparable store sales;

•	Gross margin, cost of goods sold, mark-ups or mark-downs;

•	Selling, general and administrative expenses;

•	Operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	Net income or net income per share of Common Stock (basic or diluted);

•	Inventory turnover or inventory shrinkage;

•	Return on assets, return on investment, return on capital or return on equity;

•	Cash flow, free cash flow, cash flow return on investment or net cash provided by operations;

•	Economic profit or economic value created;

•	Stock price or total stockholder return; and

•	Market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Change of Control

Unless the Board or the Compensation Committee provides otherwise prior to a change of control, in the event of a change of control of the Company, the following provisions will apply to outstanding awards. In the case of an award that is not a performance-based award, in the event that (i) the acquiring or surviving entity assumes and maintains the award, but terminates the participant without cause within three months prior to or eighteen months after such change of control, or (ii) the acquiring entity does not assume and maintain such award, Options and SARs will vest immediately and be exercisable until the earlier of the expiration of the original term of the Options or SARs and a date that is two years (or such longer period as specified in the award agreements) following the date of termination of employment and restricted stock and restricted stock units will vest immediately and be settled in full. In the case of performance-based awards, if fifty percent (50%) or more of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the award based on performance through a date occurring within three months prior to the date of the change of control, as determined by the Compensation Committee prior to the change of control. If less than fifty percent (50%) of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the target amount of the award. In no event will payment be accelerated to a date that is earlier than the earliest date as of which distribution from the 2005 LTIP would be permitted by Section 409A of the Internal Revenue Code without triggering the application of the additional tax described in Section 409A(a)(1)(B).

A “change of control” means, unless otherwise specified by the Compensation Committee in an award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act and will be deemed to have occurred as of the first day that any of the following conditions is met: (i) securities representing twenty percent (20%) or more of the combined voting power of the Company’s securities are acquired by a person deemed an “Acquiring Person” under the Rights Agreement dated as of July 16, 1998, as amended, between the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent; (ii) the Company merges or consolidates with another company, unless the voting securities of the Company immediately prior to the merger or consolidation continue to represent eighty percent (80%) or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation; (iii) more than fifty percent (50%) of the Company’s assets or earning power on a consolidated basis is sold, exchanged, leased, mortgaged, pledged, transferred, or otherwise disposed of; (iv) the Company is completely liquidated or dissolved; (v) any reorganization, reverse stock split or recapitalization occurs that would result in a change of control (as defined), or (vi) any transaction or series of related transactions occurs having, directly or indirectly, the same effect as any of the foregoing.

Certain Events of Forfeiture

Unless otherwise determined by the Compensation Committee, awards granted under the 2005 LTIP to participants, other than non-associate directors, are subject to forfeiture in the event of the participant’s breach of certain restrictive covenants. Specifically, in the event of such a breach, the unexercised portion of any Option (whether or not vested) and any other award not yet settled will be immediately forfeited, and the associate will be required to repay any award gain (as defined below) realized by the associate upon exercise or settlement of awards that occurred on or after (i) the date six months prior to the date the associate breached the restrictive covenant, if the breach occurred while the associate was still employed by the Company or a subsidiary or affiliate, or (ii) the date six months prior to the associate’s termination of employment if the breach occurred after the associate’s employment terminated. Such a breach will occur if, during an associate’s employment with the Company or any subsidiary or affiliate, or during the one-year period following the associate’s termination of employment, the associate (i) competes with the Company or any subsidiary or affiliate, induces customers or suppliers to abandon their relationship with the Company or any subsidiary or affiliate, or induces other associates to terminate their employment with the Company or any subsidiary or affiliate, or (ii) discloses certain confidential or proprietary information of the Company or any subsidiary or affiliate, or (iii) fails to cooperate with the Company or any subsidiary or affiliate, including in connection with certain legal proceedings and actions.

“Award gain” is defined for purposes of the forfeiture provisions of the 2005 LTIP as (i) in the case of an Option, the spread between the fair market value on the exercise date of the underlying Common Stock and the exercise price, multiplied by the number of shares as to which the Option was exercised on that date, and (ii) in all other cases, the fair market value of the Common Stock or cash paid or payable under the award, less certain consideration paid by the participant to settle the award.

Nontransferability of Awards

No award or other right or interest of a participant under the 2005 LTIP may be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such awards or rights that are exercisable may be exercised during the lifetime of the participant only by the participant or the participant’s guardian or legal representative, except that awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the participant, and may be exercised by such transferees in accordance with the terms of such award, but only if and to the extent such transfers are permitted by the Compensation Committee, subject to any terms and conditions which the Compensation Committee may impose thereon.

Tax Withholding and Tax Offset Payments

The Compensation Committee is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

Awards to Participants Outside the United States

The Compensation Committee may modify the terms of any award under the 2005 LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation Committee to be necessary or appropriate in order that such award will conform to laws, regulations, and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad will be comparable to the value of such award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2005 LTIP, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.

Term of 2005 LTIP

Unless earlier terminated by the Board, the authority of the Compensation Committee to make grants under the 2005 LTIP will terminate on June 15, 2015.

Amendment and Termination

The Board may suspend, amend or terminate the 2005 LTIP; provided, however, that the Company’s stockholders will be required to approve any amendment (i) to the extent required by law or NYSE Rules, (ii) that would materially increase the aggregate number of shares issuable under the 2005 LTIP, (iii) that would alter the 2005 LTIP’s provisions restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the fair market value of the underlying Common Stock, or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing” as such term is used in Section 303A.08 of the NYSE Manual.

Awards granted prior to the termination of the 2005 LTIP will continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2005 LTIP will adversely affect the rights of a participant in awards previously granted without such participant’s consent.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences, as of April 27, 2011, to the Company and to U.S. taxpayers of awards granted under the 2005 LTIP. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as employment, estate or gift taxes. A participant’s particular situation may be such that some variation of the basic rules is applicable to the participant. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time.

NSOs and SARs.  No taxable income is reportable when a NSO or a SAR is granted. Upon exercise, generally, the participant will have ordinary income equal to the fair market value of the underlying shares of Common Stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the Common Stock received upon exercise will be capital gain or loss to the recipient.

ISOs.  No taxable income is reportable when an ISO is granted or exercised (except for participants who are subject to the alternative minimum tax who may be required to recognize income in the year in which the ISO is exercised). If the recipient exercises the ISO and then sells the underlying shares of Common Stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as capital gain or loss. If the recipient exercises the ISO and sells the shares before the end of the two- or one-year holding periods, the recipient generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

Restricted Stock and Restricted Stock Units.  A recipient of restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, the recipient elects to be taxed at that time. Instead, generally, the recipient will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

Section 280G/4999 of the Internal Revenue Code.  Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Internal Revenue Code and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax payable by the participant.

Tax Effect for the Company.  The Company generally will receive a tax deduction for any ordinary income recognized by a participant in respect of an award under the 2005 LTIP (for example, upon the exercise of a NSO). In the case of ISOs that meet the requirements described above, the associate will not recognize ordinary income; therefore, the Company will not receive a deduction. Special rules limit the deductibility of compensation paid to the Company’s CEO and to each of its three most highly compensated executive officers (other than the CEO and CFO) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to each of these executive officers may not be deductible to the extent that it exceeds $1 million. The Company can, however, preserve the deductibility of compensation over $1 million if certain conditions for qualification as performance-based compensation under Section 162(m) are met. These conditions include stockholder approval of the 2005 LTIP, stockholder approval of limits on the number of awards that any individual may receive in any calendar year, granting Options and SARs with an exercise price not less than the fair market value of the underlying Common Stock on the date of grant and, for awards other than Options and SARs, establishing performance criteria that must be met before the award will actually be granted, be settled, vest or be paid. The 2005 LTIP has been designed to permit the Compensation Committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m). As described above, the Company’s deduction may also be limited by Section 280G of the Internal Revenue Code.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-APPROVAL OF THE PERFORMANCE GOALS UNDER THE 2005 LONG-TERM INCENTIVE PLAN.

Required Vote

Re-approval of the performance goals under the 2005 LTIP requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon; provided that the total vote cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

PROPOSAL 7 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE ABERCROMBIE & FITCH CO. 2007 LONG-TERM INCENTIVE PLAN

Subject to stockholder approval and upon the recommendation of the Compensation Committee, the Board has adopted an amendment and restatement of the 2007 LTIP (the “Amended and Restated 2007 LTIP”), which adds 3,000,000 shares of Common Stock to the 2007 LTIP. The 2007 LTIP is an equity incentive plan that has been structured in a manner such that awards granted under the 2007 LTIP by the Company will comply with the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates a federal income tax deduction for annual compensation in excess of $1 million paid by the Company to the CEO or any of the three most highly compensated executive officers (other than the CEO or the CFO) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K, in any one year unless that compensation qualifies as “performance-based compensation” under Section 162(m). One requirement for compensation to be performance-based is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders every five years. For purposes of Section 162(m), the material terms include (i) the associates eligible to receive compensation, (ii) a description of the business criteria on which the performance goal may be based and (iii) the maximum amount of compensation that can be paid to an associate under the performance goal.

With respect to the awards under the Amended and Restated 2007 LTIP, each of these aspects is discussed below, and stockholder approval of the Amended and Restated 2007 LTIP is intended to constitute approval of each of these aspects of the Amended and Restated 2007 LTIP for purposes of the approval requirements of Section 162(m). Participation in the Amended and Restated 2007 LTIP is and will continue to be open to all Company associates, including Michael S. Jeffries.

The Compensation Committee believes that equity incentive grants are vital to the interests of the Company and its stockholders as such grants play an important role in the ability of the Company to attract and retain its associates. The Company operates in a highly competitive industry, requires creative talent not easily found and is located in a geographic area seen as less desirable by some potential associates.

Overview of Proposed Amendment and Restatement of the 2007 LTIP

1.	What is the 2007 LTIP?

The 2007 LTIP is a long-term incentive plan that can provide equity awards to key individuals in order to align their interests with those of the stockholders. Our Company operates in the fast-paced and highly competitive arena of specialty retail. To be successful, we must attract, motivate and retain key creative and management talents who thrive in this environment. The Company sets high goals and expects superior performance from these individuals. Our compensation structure is designed to support this culture. The Company’s competitive compensation programs, which include these annual equity grants for the Company’s officers and associates under the 2007 LTIP, are an important part of the Company’s success and commitment to building long-term stockholder value, as well as a key part of the Company’s culture.

2.	Why is the Company asking for 3,000,000 additional shares for the 2007 LTIP?

We are asking stockholders to authorize an additional 3,000,000 shares under the Amended and Restated 2007 LTIP with the goal of having sufficient shares to allow the Compensation Committee to continue to grant shares to Company executive officers and associates.

The Board and management of the Company believe that authorizing additional shares under the Amended and Restated 2007 LTIP is important to the Company’s business and to stockholders. If 3,000,000 additional 2007 LTIP shares are not approved at the Annual Meeting, then we may have insufficient shares available in the future to settle existing or future awards in our Common Stock, which may result in cash-based settlement or the use of cash-based long-term incentives rather than equity. If either cash-based settlement or cash-based long-term incentives were used, the Company would lose the accounting treatment provided by equity-classified awards, whereby expense is fixed on the grant date. Under this scenario, the Company would be required to adopt “liability accounting” which could create significant earnings volatility and could have a significant impact on operating expense and cash flow on both outstanding and new awards. Please refer to page 51 of our Proxy Statement for further explanation.

3.	What is the difference between the original and the Amended and Restated 2007 LTIP?

The Company has not changed any of the material terms in the 2007 LTIP and is simply requesting stockholders authorize an additional 3,000,000 shares under the Amended and Restated 2007 LTIP.

The 2007 LTIP allows the Compensation Committee to continue to provide long-term, equity-based incentives to our executive officers and other associates, which we believe is in the best interests of our stockholders.

In addition, approval of Proposal No. 7 will constitute re-approval of the material terms of the performance goals under the 2007 LTIP and will therefore allow certain awards under the 2007 LTIP to continue to qualify as tax-deductible “performance-based awards” under Section 162(m) of the Internal Revenue Code.

4.	How is the distribution of shares determined under the 2007 LTIP?

The long-term incentive award levels are set by an annual assessment of a number of factors for eligible participants, including:

— Current base salary;

— Job responsibilities;

— Impact on development and achievement of business strategy; and

— Performance relative to job requirements.

In addition, the Company considers the Company’s ability to attract, motivate and retain critical executive officers, salaries paid for comparable positions within an identified compensation peer group and labor market compensation data. With respect to the CEO, long-term, performance-based awards are determined, and may be granted on a semi-annual basis, pursuant to the terms of the CEO’s employment agreement. For a description of these terms, see “EXECUTIVE OFFICER COMPENSATION — Employment Agreement with Mr. Jeffries” beginning on page 57 of this Proxy Statement.

The Compensation Committee may grant executive officers and other associates a variety of long-term incentive vehicles, including Options, SARs, restricted stock units and performance shares.

5.	How does the Company calculate and address “overhang” levels?

We understand that maintaining reasonable “overhang” or dilution levels is important to the Company and our stockholders. There are a number of methods of calculating “overhang”. We typically look at “overhang” on both a gross basis (i.e., counting each outstanding award and available award on a one-for-one basis) and also on a net basis (i.e., counting outstanding Options and RSUs on a one-for-one basis but counting outstanding SARs on an intrinsic value basis; in each case, net of the associated tax withholding obligations).

On a gross basis, there were 10,637,115 shares underlying outstanding equity-based awards as of January 29, 2011, including 8,777,635 shares underlying outstanding equity-based awards issued under the 2005 LTIP and the 2007 LTIP plus 1,470,370 shares underlying Options held by the CEO that expire on or before February 2012, which Options are anticipated to be sold prior to February 2012 pursuant to an outstanding Rule 10b5-1 plan. On a gross basis, we were oversubscribed under the 2005 LTIP and the 2007 LTIP by an aggregate 2,232,849 shares as of January 29, 2011.

On a net basis, including the effect of the intrinsic value methodology for SARs and the effect of shares expected to be withheld from outstanding equity awards to cover participants’ exercise prices and tax obligations, there were 4,628,486 shares underlying outstanding equity-based awards as of January 29, 2011, including 2,740,766 shares underlying outstanding equity-based awards issued under the 2005 LTIP and the 2007 LTIP, plus the 1,470,370 shares underlying Options noted above. On a net basis, there were an additional 1,103,980 shares available for future issuance under the 2005 LTIP and 2,671,800 shares available for future issuance under the 2007 LTIP for a total of 3,775,780.

Accordingly, we calculate our “overhang” before our request for an additional 3,000,000 shares for the 2007 LTIP and then taking into account such request as follows:

	“Overhang” —	“Overhang” —
As of January 29, 2011	Gross Basis	Net Basis(3)

Shares underlying outstanding awards	10,637,115	4,628,486
Shares available for issuance(1)	(2,232,849)	3,775,780
“Overhang” shares	8,404,266	8,404,266
Outstanding shares — fully diluted(2)	95,650,583	95,650,583
“Overhang” percentage	8.8%	8.8%
Additional shares requested	3,000,000	3,000,000
Outstanding shares — fully diluted(2)	98,650,583	98,650,583
“Overhang” percentage	11.6%	11.6%

(1)	On a “gross basis,” represents a net notional deficit of shares available under stockholder-approved equity compensation plans. On a “net basis,” represents the number of remaining shares available after the gross figures are adjusted to reflect the number of shares issuable to settle outstanding awards as of January 29, 2011.

(2)	Calculated based on 87,246,317 shares outstanding on January 29, 2011 plus overhang shares of 8,404,266 plus, as applicable, the 3,000,000 additional shares requested.

(3)	The fiscal year end closing share price of $48.36 per share was used to determine the net basis.

6.	Does the Company plan to modify its share repurchase program to help offset potential dilution from the Amended and Restated 2007 LTIP?

The Company plans to continue to follow its existing share repurchase program, and to repurchase shares in the open market at times and in amounts considered appropriate by the Company based on factors such as the market price of the Company’s Common Stock and market conditions. The Company has disclosed an intention to, at a minimum, repurchase sufficient shares to offset shares issued pursuant to its long-term incentive equity plans. As of January 29, 2011, the Company had approximately 9.8 million remaining shares available for repurchase pursuant to the Board’s existing share repurchase authorization.

7.	What are the existing terms of the performance goals of the 2007 LTIP for compliance with Internal Revenue Code Section 162(m)?

A performance condition was placed on most recent NEO restricted stock unit grants (in Fiscal 2008) to preserve the tax deductibility under Internal Revenue Code Section 162(m). We anticipate continuing the practice of using performance conditions to preserve tax deductibility in the future.

8.	What is the Company’s historical “burn rate” under the 2007 LTIP and what does the Company anticipate the “burn rate” to be in the future?

The Company’s Fiscal 2010 “burn rate” was 2.27% and the three-year average annual “burn rate” for Fiscal 2008 through Fiscal 2010 was 4.08%. Excluding the one-time Retention Grant provided to the CEO in connection with entering into a new employment agreement in December 2008 (which is described in detail beginning on page 57 of this Proxy Statement), the three-year average annual “burn rate” for Fiscal 2008 through Fiscal 2010 was 2.56%.

Key Changes from the Original Plan

If approved, the Amended and Restated 2007 LTIP would make the following changes to the 2007 LTIP, as described in more detail under “Plan Summary” below:

Increase in Authorized Shares	Increase the shares authorized for issuance under the 2007 LTIP by 3,000,000 shares to 8,000,000 shares

Term of 2007 LTIP	Extend the term of the 2007 LTIP by 10 years from the date of the Annual Meeting

Administrative Changes	Make certain other administrative changes

Tax Deductibility	Re-approve the material terms of the performance goals under the 2007 LTIP which will allow certain awards under the 2007 LTIP to continue to qualify as tax-deductible “performance-based awards” under Section 162(m)

Promotion of Good Corporate Governance Practices

The Amended and Restated 2007 LTIP has been designed to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for officers and associates and stockholders’ interests. These provisions include, but are not limited to, the following:

•	No Discounted Options or SARs. Options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing Without Stockholder Approval. At any time when the exercise price of an Option or a SAR is above the market value of the Company’s Common Stock, the Company cannot, without stockholder approval, “reprice” those awards by reducing the exercise price of such Option or SAR or exchanging such Option or SAR for cash, other awards or a new Option or SAR with a lower exercise price.

•	Minimum Vesting Requirements. Restricted stock and restricted stock units are required to satisfy minimum vesting requirements. Restricted stock and restricted stock units that are not performance-based must have vesting periods of at least three years with certain limited exceptions. If awards are performance-based, then performance must be measured over a period of at least one year.

•	No Dividends on Unearned Performance Awards. The Amended and Restated 2007 LTIP prohibits the current payment of dividends or dividend equivalent rights on unearned performance awards.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Amended and Restated 2007 LTIP can be automatically replenished.

•	No Tax Gross-Ups. The Amended and Restated 2007 LTIP does not provide for any tax gross-ups.

Plan Summary

The following summary of the material terms of the Amended and Restated 2007 LTIP, a copy of which is attached hereto as Appendix C, does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated 2007 LTIP.

Purpose of the Amended and Restated 2007 LTIP.

The purpose of the Amended and Restated 2007 LTIP is to aid the Company in attracting, retaining, motivating and rewarding certain associates of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of

Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of participants in the Amended and Restated 2007 LTIP with those of stockholders.

Administration of the Amended and Restated 2007 LTIP.

The 2007 LTIP is, and the Amended and Restated 2007 LTIP will be, administered by the Compensation Committee. The Compensation Committee is composed in accordance with, and governed by, the Compensation Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the NYSE Manual and other corporate governance documents of the Company. The Compensation Committee qualifies as a “compensation committee” under the requirements of Section 162(m). The Compensation Committee has the power in its discretion to grant awards under the Amended and Restated 2007 LTIP, to determine the terms of such awards, to interpret the provisions of the Amended and Restated 2007 LTIP, and to take action as the Compensation Committee deems necessary or advisable for the administration of the Amended and Restated 2007 LTIP.

Type of Awards Under the Amended and Restated 2007 LTIP.

The Amended and Restated 2007 LTIP provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) ISOs; (ii) NSOs; (iii) Common Stock-settled or cash-settled SARs; (iv) restricted stock; and (v) restricted stock units.

Number of Authorized Shares.

The Amended and Restated 2007 LTIP provides for awards during the term of the Amended and Restated 2007 LTIP with respect to a maximum of 8,000,000 shares. Subject to the terms of the Amended and Restated 2007 LTIP, up to 8,000,000 shares may be granted as ISOs. The number and class of shares available under the Amended and Restated 2007 LTIP and/or subject to outstanding awards may be equitably adjusted by the Compensation Committee in the event of various changes in the capitalization of the Company.

Share Counting Rules

The Compensation Committee is authorized under the Amended and Restated 2007 LTIP to adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with the Amended and Restated 2007 LTIP. To the extent that an award under the Amended and Restated 2007 LTIP is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Company will be available under the Amended and Restated 2007 LTIP. In addition, any shares that are withheld from an award under the Amended and Restated 2007 LTIP or separately surrendered by the participant in payment of any exercise price or taxes relating to an award under the Amended and Restated 2007 LTIP will be deemed to constitute shares not delivered to the participant and will be available for future grants under the Amended and Restated 2007 LTIP. Based on the share counting methodology adopted by the Compensation Committee in accordance with the terms of the 2007 LTIP, SARs are measured on an intrinsic value basis, which means that a SAR does not have any value and does not reduce the number of shares available for future grant on a net basis unless the stock price increases above the initial grant price and then only reduces the number of shares available on a net basis to the extent of the intrinsic value above the initial grant price. In addition, under the 2007 LTIP, shares available for future issuance are measured net of shares expected to be retained by the Company to cover tax withholdings upon vesting or exercise.

Eligibility and Participation

Eligibility to participate in the Amended and Restated 2007 LTIP is generally limited to an associate of the Company or any subsidiary or affiliate. Michael S. Jeffries, the Company’s CEO, is considered an eligible associate for any purpose under the Amended and Restated 2007 LTIP. No associate may be granted in any calendar year an award covering more than 2,000,000 shares of the Company’s Common Stock (plus any portion of the limit for such type of award that was unused as of the end of the previous calendar year). The foregoing limit is applied separately to each different type of award (Options, SARs, restricted stock and restricted stock units) under the Amended and Restated 2007 LTIP. Approximately 950 associates (not including officers) and 5 officers currently qualify to participate in the 2007 LTIP and would qualify to participate in the Amended and Restated 2007 LTIP.

Plan Benefits

The amount and nature of future awards under the Amended and Restated 2007 LTIP, if any, will be at the discretion of the Compensation Committee. Therefore, the amount and nature of such awards cannot be determined at this time.

The table included under “EXECUTIVE OFFICER COMPENSATION — Grants of Plan-Based Awards” beginning on page 57, shows the restricted stock units, SARs and Options granted under the 2007 LTIP to the NEOs during Fiscal 2010. During Fiscal 2010, no restricted stock units, an aggregate of 829,697 SARs and no Options were granted under the 2007 LTIP to all current executive officers of the Company as a group; and an aggregate of 400,600 restricted stock units, an aggregate of 305,000 SARs and no Options were granted to all other employees of the Company and its subsidiaries.

Aggregate Past Grants Under the 2007 LTIP

Since the inception of the 2007 LTIP through January 29, 2011, none of the NEOs, none of the current executive officers and none of the current non-associate directors have been granted Options under the 2007 LTIP. An aggregate of 171,400 Options have been granted to all associates, excluding current executive officers, as a group under the 2007 LTIP during the period from its inception through January 29, 2011.

Because awards under the Amended and Restated 2007 LTIP will be granted at the discretion of the Compensation Committee, past awards under the 2007 LTIP may not be reflective of future awards under the Amended and Restated 2007 LTIP.

Options and SARs

Grant of Options and SARs.  The Compensation Committee may award Options and SARs to eligible participants. The Compensation Committee is also authorized to grant SARs in tandem with or as a component of other awards (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”) as well as SARs that are exercisable only in connection with a change of control of the Company (a “Limited SAR”).

Exercise Price of Options and SARs.  The exercise price per share of an Option will be fixed as of the grant date and will not be less than 100% of the fair market value per share of the Company’s Common Stock underlying the award on the grant date. As of April 27, 2011, the fair market value of a share of Common Stock, as determined based on its closing price on NYSE on that date, was $71.76. The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that (i) the exercise price of a tandem SAR will not be less than the exercise price of the related Option, and (ii) the exercise price of a freestanding SAR will be fixed as of the grant date and will not be less than the fair market value of a share of Common Stock on the grant date. Without the approval of the Company’s stockholders, the Compensation Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” within the meaning of Section 303A.08 of the NYSE Manual.

Vesting of Options and SARs.  The Compensation Committee has the discretion to determine when and under what circumstances an Option or a SAR can be exercised. However, the sole and exclusive basis for determining the vesting and exercisability of an Option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific non-performance related events (e.g., death, disability or termination of employment and a change of control of the Company).

Special Limitations on ISOs.  In the case of a grant of an Option intended to qualify as an ISO, no such Option may be granted to a 10% Stockholder unless the exercise price per share of the Company’s Common Stock subject to such ISO is at least 110% of the fair market value per share of the Company’s Common Stock on the grant date and such ISO award is not exercisable more than five years after its date of grant. In addition, Options designated as ISOs will not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either (i) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

Exercise of Options and SARs.  The Compensation Committee has the discretion to determine the method or methods by which an Option or a SAR may be exercised. Upon the exercise of a SAR, a participant is entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date of exercise (or, in the case of a Limited SAR, the fair market value determined by reference to the change of control price stipulated by the related award agreement), over (ii) the exercise price of the shares of Common Stock covered by the SAR, multiplied by (B) the number of shares of Common Stock covered by the SAR, or the portion thereof being exercised. The Compensation Committee, in its discretion, may cause all or a portion of the Company’s obligation to an associate in respect of the exercise of a SAR to be satisfied in cash in lieu of the shares of the Company’s Common Stock. Any fractional shares resulting from the exercise of a SAR will be paid in cash.

Expiration of Options and SARs.  Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no Option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Restricted Stock and Restricted Stock Units

The Compensation Committee has the discretion to grant both restricted stock and restricted stock units to participants. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as determined by the Compensation Committee or under criteria established by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock and restricted stock units subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Compensation Committee; provided that the grant, issuance, retention, vesting and/or settlement of an award of restricted stock or restricted stock units that is based in whole or in part on performance conditions will be subject to a performance period of not less than one year, and any award based solely on continued employment or the passage of time will vest over a period of not less than three years from the date the award is made (but such vesting may occur ratably over the three-year period). These minimum vesting conditions need not apply: (i) if the participant dies, becomes disabled or retires (within the meaning of the Amended and Restated 2007 LTIP) or in connection with a change of control of the Company; and (ii) with respect to up to an aggregate of 5% of the shares of Common Stock authorized under the Amended and Restated 2007 LTIP, which can be granted as restricted stock or restricted stock units without regard to such minimum vesting requirements.

Holders of restricted stock have all the rights of a stockholder, such as the right to vote the underlying shares of Common Stock and receive dividends and other distributions, except to the extent restricted by the terms of the Amended and Restated 2007 LTIP or any award document relating to the restricted stock and subject to any mandatory reinvestment or other requirement imposed by the Compensation Committee. Holders of restricted stock units will not have any such stockholder rights until shares have been issued to them upon vesting, although the Compensation Committee may provide for dividend equivalent rights.

Performance-Based Compensation

If the Compensation Committee specifies that any grant of restricted stock or restricted stock units is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the grant, issuance, vesting, and/or settlement of such award will be contingent upon the achievement of a pre-established performance goal in accordance with provisions of Section 162(m) and the related Treasury regulation, as more fully described below. Achievement of performance goals will be measured over a performance period of one year or more, as specified by the Compensation Committee. A performance goal will be established not later than the earlier of (a) 90 days after the beginning of any performance period applicable to such award or (b) the time that

25% of such performance period has elapsed. Settlement of performance-based awards will be in cash or Common Stock, in the Compensation Committee’s discretion. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made. Any settlement that changes the form of payment from that originally specified will be implemented in a manner such that the award and other related awards do not thereby fail to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Compensation Committee will specify the circumstances in which performance-based awards will be paid or forfeited in the event of the participant’s death, disability or retirement, in connection with a change of control of the Company or, subject to the one-year performance requirement described above in the discussion of restricted stock and restricted stock units, in connection with any other termination of employment prior to the end of a performance period or settlement of such awards.

If at any time after the date a participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, the Compensation Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that the goal has not in fact been achieved, or had been achieved to a lesser extent than originally determined and a portion of an award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited and any related shares (or, if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by the Compensation Committee, (ii) such portion of the award that became vested will be deemed to be not vested and any related shares (or, if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by the Compensation Committee, and (iii) such portion of the award paid to the participant will be paid by the participant to the Company upon notice from the Company as provided by the Compensation Committee.

For purposes of the Amended and Restated 2007 LTIP, a “performance goal” will mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee:

•	Gross sales, net sales or comparable store sales;

•	Gross margin, cost of goods sold, mark-ups or mark-downs;

•	Selling, general and administrative expenses;

•	Operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	Net income or net income per share of Common Stock (basic or diluted);

•	Inventory turnover or inventory shrinkage;

•	Return on assets, return on investment, return on capital or return on equity;

•	Cash flow, free cash flow, cash flow return on investment or net cash provided by operations;

•	Economic profit or economic value created;

•	Stock price or total stockholder return; and

•	Market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Change of Control

Unless the Board or the Compensation Committee provides otherwise prior to a change of control, in the event of a change of control of the Company, the following provisions will apply to outstanding awards. In the case of an award that is not a performance-based award, in the event that (i) the acquiring or surviving entity assumes and maintains the award, but terminates the participant without cause within three months prior to or eighteen months after such change of control, or (ii) the acquiring entity does not assume and maintain such award, Options and SARs will vest immediately and be exercisable until the earlier of the expiration of the original term of the Options or SARs and a date that is two years (or such longer period as specified in the award agreements) following the date of termination of employment and restricted stock and restricted stock units will vest immediately and be settled in full. In the case of performance-based awards, if fifty percent (50%) or more of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the award based on performance through a date occurring within three months prior to the date of the change of control, as determined by the Compensation Committee prior to the change of control. If less than fifty percent (50%) of the related performance period has elapsed as of the date of the change of control, the participant will be entitled to a pro-rated portion of the target amount of the award. In no event will payment be accelerated to a date that is earlier than the earliest date as of which distribution from the Amended and Restated 2007 LTIP would be permitted by Section 409A of the Internal Revenue Code without triggering the application of the additional tax described in Section 409A(a)(1)(B).

A “change of control” means, unless otherwise specified by the Compensation Committee in an award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act and will be deemed to have occurred as of the first day that any of the following conditions are met: (i) securities representing twenty percent (20%) or more of the combined voting power of the Company’s securities are acquired by a person deemed an “Acquiring Person” under the Rights Agreement dated as of July 16, 1998, as amended, between the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent; (ii) the Company merges or consolidates with another company, unless the voting securities of the Company immediately prior to the merger or consolidation continue to represent eighty percent (80%) or more of the combined voting power of the Company or surviving entity immediately after the merger on consolidation; (iii) more than fifty percent (50%) of the Company’s assets or earning power on a consolidated basis is sold, exchanged, leased, mortgaged, pledged, transferred, or otherwise disposed of; (iv) the Company is completely liquidated or dissolved; (v) any reorganization, reverse stock split or recapitalization occurs that would result in a change of control (as defined); or (vi) any transaction or series of related transactions occurs having, directly or indirectly, the same effect as any of the foregoing.

Certain Events of Forfeiture

Unless otherwise determined by the Compensation Committee, awards granted under the Amended and Restated 2007 LTIP to participants are subject to forfeiture in the event of the participant’s breach of certain restrictive covenants. Specifically, in the event of such a breach, the unexercised portion of any Option (whether or not vested) and any other award not yet settled will be immediately forfeited, and the associate will be required to repay any award gain (as defined below) realized by the associate upon exercise or settlement of awards that occurred on or after (i) the date six months prior to the date the associate breached the restrictive covenant, if the breach occurred while the associate was still employed by the Company or a subsidiary or affiliate, or (ii) the date six months prior to the associate’s termination of employment if the breach occurred after the associate’s employment terminated. Such a breach will occur if, during the associate’s employment with the Company or any subsidiary or affiliate or during the one-year period following the associate’s termination of employment, the associate (i) competes with the Company or any subsidiary or affiliate, induces customers or suppliers to abandon their relationship with the Company or any subsidiary or affiliate, or induces other associates to terminate their employment with the Company or any subsidiary or affiliate, or (ii) discloses certain confidential or proprietary information of the Company or any subsidiary or affiliate, or (iii) fails to cooperate with the Company or any subsidiary or affiliate, including in connection with certain legal proceedings and actions.

“Award gain” is defined for the purposes of the forfeiture provisions of the Amended and Restated 2007 LTIP as (i) in the case of an Option, the spread between the fair market value on the exercise date of the underlying Common Stock and the exercise price, multiplied by the number of shares as to which the Option was exercised on that date, and (ii) in all other cases, the fair market value of the Common Stock or cash payable under the award, less certain consideration paid by the participant to settle the award.

Nontransferability of Awards

No award or other right or interest of a participant under the Amended and Restated 2007 LTIP may be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such awards or rights that are exercisable may be exercised during the lifetime of the participant only by the participant or the participant’s guardian or legal representative, except that awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the participant, and may be exercised by such transferees in accordance with the terms of such award, but only if and to the extent such transfers are permitted by the Compensation Committee, subject to any terms and conditions which the Compensation Committee may impose thereon.

Tax Withholding and Tax Offset Payments

The Compensation Committee is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

Awards to Participants Outside the United States

The Compensation Committee may modify the terms of any award under the Amended and Restated 2007 LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation Committee to be necessary or appropriate in order that such award will conform to the laws, regulations, and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the Amended and Restated 2007 LTIP, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.

Term of Amended and Restated 2007 LTIP

Unless earlier terminated by the Board, the authority of the Compensation Committee to make grants under the Amended and Restated 2007 LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Amended and Restated 2007 LTIP. If the Amended and Restated 2007 LTIP is approved by the Company’s stockholders at the Annual Meeting, the authority of the Compensation Committee to make grants under the Amended and Restated 2007 LTIP will terminate on June 16, 2021.

Amendment and Termination

The Board may suspend, amend or terminate the Amended and Restated 2007 LTIP; provided, however, that the Company’s stockholders will be required to approve any amendment (i) to the extent required by NYSE Rules, (ii) that would materially increase the aggregate number of shares issuable under the Amended and Restated 2007 LTIP, (iii) that would alter the Amended and Restated 2007 LTIP’s provisions restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the fair market value of the underlying Common Stock, or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing” as such term is used in Section 303A.08 of the NYSE Manual.

Awards granted prior to the termination of the Amended and Restated 2007 LTIP will continue in accordance with their terms following such termination. No amendment, suspension or termination of the Amended and

Restated 2007 LTIP will adversely affect the rights of a participant in awards previously granted without such participant’s consent.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences as of April 27, 2011, to the Company and to U.S. taxpayers of awards granted under the Amended and Restated 2007 LTIP. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as employment, estate or gift taxes. A participant’s particular situation may be such that some variation of the basic rules is applicable to the participant. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time.

NSOs and SARs.  No taxable income is reportable when a NSO or a SAR is granted. Upon exercise, generally, the participant will have ordinary income equal to the fair market value of the underlying shares of Common Stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the Common Stock received upon exercise will be capital gain or loss to the recipient.

ISOs.  No taxable income is reportable when an ISO is granted or exercised (except for participants who are subject to the alternative minimum tax who may be required to recognize income in the year in which the ISO is exercised). If the recipient exercises the ISO and then sells the underlying shares of Common Stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as capital gain or loss. If the recipient exercises the ISO and sells the shares before the end of the two- or one-year holding periods, the recipient generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

Restricted Stock and Restricted Stock Units.  A recipient of restricted stock or restricted stock units will not have taxable income upon the grant unless, in the case of restricted stock, the recipient elects to be taxed at that time. Instead, generally, the recipient will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

Section 280G/4999 of the Internal Revenue Code.  Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Internal Revenue Code and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax payable by the participant.

Tax Effect for the Company.  The Company generally will receive a tax deduction for any ordinary income recognized by a participant in respect of an award under the Amended and Restated 2007 LTIP (for example, upon the exercise of a NSO). In the case of ISOs that meet the requirements described above, the associate will not recognize ordinary income; therefore, Company will not receive a deduction. Special rules limit the deductibility of compensation paid to the Company’s CEO and to each of its three most highly compensated executive officers (other than the CEO and CFO) whose compensation is required to be disclosed pursuant to Item 402 of SEC Regulation S-K. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to each of these executive officers may not be deductible to the extent that it exceeds $1 million. The Company can, however, preserve the deductibility of compensation over $1 million if certain conditions for qualification as performance-based compensation under Section 162(m) are met. These conditions include stockholder approval of the Amended and Restated 2007 LTIP, stockholder approval of limits on the number of awards that any individual may receive in any calendar year, granting Options and SARs with an exercise price not less than the fair market value of the underlying Common Stock on the date of grant and, for awards other than Options and SARs, establishing performance criteria that must be met before the award will actually be granted, be settled, vest or be paid. The Amended and Restated 2007 LTIP has been designed to permit the Compensation Committee to grant awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m). As described above, the Company’s deduction may also be limited by Section 280G of the Internal Revenue Code.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
2007 LONG-TERM INCENTIVE PLAN AS SET FORTH IN APPENDIX C.

Required Vote

Approval of the amendment and restatement of the 2007 LTIP requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon; provided that the total vote cast on the proposal represents over 50% of all shares of Common Stock entitled to vote on the proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

PROPOSAL 8 — STOCKHOLDER PROPOSAL

The Company expects the following stockholder proposal to be presented for consideration at the Annual Meeting. The proposal quoted below and the Supporting Statement quoted below were submitted by the AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036, which owned 600 shares of Common Stock as of December 20, 2010. The Board unanimously recommends that you vote “AGAINST” the proposal.

The proposal as submitted is as follows:

RESOLVED:  That stockholders of Abercrombie & Fitch (“Abercrombie” or the “Company”) ask the Board of Directors to adopt a policy that the Board’s Chairman be an independent director according to the definition set forth in the New York Stock Exchange listing standards, unless Abercrombie stock ceases being listed there and is listed on another exchange, at which point, that exchange’s standard of independence should apply. If the Board determines that a Chairman who was independent when he or she was selected is no longer independent, the Board shall promptly select a new Chairman who satisfies this independence requirement. Compliance with this requirement may be excused if no director who qualifies as independent is elected by stockholders or if no independent director is willing to serve as Chairman. This independence requirement shall apply prospectively so as not to violate any Company contractual obligation at the time this resolution is adopted.

Supporting Statement

Abercrombie’s CEO Michael Jeffries also serves as chairman of the Company’s board of directors. As Intel former chairman Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

In our view, an independent board chair provides a better balance of power between the CEO and the board and supports strong, independent board leadership and functioning. The primary duty of a board of directors is to oversee the management of a company on behalf of its shareowners. But if a CEO also serves as chair, we believe this presents a conflict of interest that can result in excessive management influence on the board and weaken the board’s oversight of management.

In March 2009, the Chairmen’s Forum, a group of more than 50 current and former board chairmen, directors, chief executives, investors and governance experts hosted by Yale’s Millstein Center, endorsed the voluntary adoption of independent, non-executive chairmen of the board, finding that “[t]he independent chair curbs conflicts of interests, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.” (Chairing the Board: The Case for Independent Leadership in a Corporate North America, Yale Millstein Center, 2009).

An independent chairman is standard best practice at companies in the United Kingdom, Australia, Brazil, Canada, Germany, the Netherlands, and South Africa (McKinsey Quarterly 2004 Number 2 p. 44). We believe independent board leadership would be particularly constructive at Abercrombie, where Mr. Jeffries was named the

23rd most overpaid CEO in the S&P 500 by Glass Lewis (“The 25 Most Overpaid CEOs,” Business Insider, October 12, 2010) and the apparel store industry’s most overpaid CEO (“11 Most Overpaid CEOs,” Seeking Alpha, July 28, 2010).

We urge support for this proposal.

The Company’s Response

At our 2010 Annual Meeting of Stockholders, AFSCME presented a substantially similar proposal and our stockholders rejected the proposal with 73% of the shares voted thereon having been voted against its adoption. Again this year, the Board has carefully considered the proposal and continues to believe that its adoption is not in the best interests of the Company and its stockholders.

U.S. companies have historically followed a model in which the chief executive officer also serves as the chairman of the board. This model has succeeded because it clearly establishes that the chairman of the board and chief executive officer is responsible for managing the corporation’s business, under the oversight and review of its board. This structure also enables the chief executive officer to act as a bridge between management and the board, helping both to act with a common purpose.

According to the 2010 Spencer Stuart Board Index (Oct. 2010), the manner in which the Board has structured the Company’s leadership is consistent with the majority of S&P 500 companies. In 2010, approximately 92% of the S&P 500 companies had appointed an independent lead director, as the Company has, and approximately 60% have combined the positions of chairman of the board and chief executive officer, again as the Company has done. In contrast, only 19% of the S&P 500 companies have implemented the independent chairman of the board structure proposed by AFSCME in this proposal.

While the AFSCME proposal purports to be concerned with “splitting” the Chairman of the Board and the Chief Executive Officer positions, we believe the core issue is a concern over independence. As to independence, our Board has already dealt with this issue in a decisive and effective manner as discussed below.

Our Amended and Restated Bylaws and Corporate Governance Guidelines permit the Board in its business judgment to fill the Chairman of the Board and Chief Executive Officer positions with the same individual or different individuals. In fact, each time the Board appoints individuals to the Chairman of the Board and Chief Executive Officer positions, it deliberates and decides whether the positions should be combined or separate based on our needs at that time.

Currently, we believe that a combined Chairman of the Board and Chief Executive Officer position, together with our supermajority of independent directors, independent chairs for each of our Board committees, our Lead Independent Director with clearly defined responsibilities, regularly scheduled executive sessions of our Board and regularly scheduled meetings of our non-management directors, is the most appropriate Board leadership structure for the Company. The Board believes this structure incorporates strong governance practices and provides an appropriate balance among strategy development, operational execution and independent oversight of the Company as experienced and independent directors oversee our operations, risks, performance and business strategy. This structure also demonstrates to all of our stakeholders, including our associates, customers and stockholders, that our Board is committed to engaged, independent leadership and performance of its responsibilities.

The Board believes that the Company is currently best served by having Mr. Jeffries hold both positions. Combining the Chairman of the Board and Chief Executive Officer positions takes advantage of the talent and knowledge of Mr. Jeffries, whom the Board recognizes as the “founder” of the modern day Abercrombie & Fitch, and effectively combines the responsibilities for strategy development and execution with management of day-to-day operations. Combining the positions also reduces the potential for uncertainty regarding responsibilities and duplication of efforts and provides clear leadership for the Company.

We strongly believe that the decision of who should serve in these positions, and whether the positions should be combined, is the responsibility of the Board. The members of the Board are in the best position to make this decision based on their knowledge of the Company and understanding of the Board structure and composition and the leadership structure of the Company. The decision should not be dictated by abstract, philosophical considerations that assume all corporations are the same and eliminate the Board’s ability to make this decision based on our needs and circumstances at the relevant time.

Further, regardless of our leadership structure, our directors, including the Chairman of the Board, are bound by the same fiduciary duties under Delaware law to act in a manner that they believe to be in the best interest of the Company and its stockholders. Separating the Chairman of the Board and Chief Executive Officer positions would not enhance or change the fiduciary duties applicable to our directors.

For these and the following reasons, the Board believes that the AFSCME proposal is not only unnecessary but would actually be contrary to the best interests of the Company and its stockholders:

•	We Already Have a Lead Independent Director

We have a Lead Independent Director (“Lead Director”), currently Craig R. Stapleton. Our Corporate Governance Guidelines allocate specific leadership authority, duties and responsibilities to our Lead Director, including:

•	presiding at all meetings at which the Chairman of the Board is not present including executive sessions of the independent or non-associate directors;

•	serving as a liaison between the Chairman of the Board and the independent directors;

•	approving agenda items for meetings of the Board and committees of the Board;

•	approving the schedule of Board meetings;

•	calling executive sessions or meetings of the independent or non-associate directors;

•	being available for consultation and direct communication with the Company’s stockholders;

•	approving the retention of outside advisors and consultants who report directly to the Board; and

•	discussing with the chairs of the standing committees of the Board their activities.

In contrast, the Chairman’s responsibilities are limited to presiding at meetings of the Board and at the annual meetings of stockholders.

•	We Have a Supermajority of Independent Directors

Eight out of our nine directors are independent as defined by the applicable NYSE Rules. Only one of our directors, Mr. Jeffries, is not independent.

•	Key Board Committees are Composed Solely of Independent Directors

The Audit Committee, the Compensation Committee, the Corporate Social Responsibility Committee and the Nominating and Board Governance Committee are each composed solely of independent directors.

•	Non-Management and Independent Directors Meet Regularly

At regularly-scheduled meetings, the non-management directors (each of whom is also an independent director) meet in executive session without the management director. Non-management director executive sessions are chaired by the Lead Director.

AFTER CAREFUL CONSIDERATION, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL FOR THE FOREGOING REASONS.

Required Vote

The approval of the stockholder proposal by AFSCME requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” the stockholder proposal.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company seeking to bring business before the 2012 Annual Meeting of Stockholders, or to nominate candidates for election as directors at that annual meeting, must provide timely notice thereof in writing. The Company’s Amended and Restated Bylaws specify certain requirements that must be complied with in order for a stockholder’s notice to be in proper written form. Under the Company’s Amended and Restated Bylaws, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no later than January 16, 2012 and no earlier than December 17, 2011. The requirements applicable to nominations are described above in the section captioned “PROPOSAL 1 — ELECTION OF DIRECTORS — Director Nominations” beginning on page 29. Under Rule 14a-8 under the Exchange Act, to be timely, a stockholder’s proposal must be received at the Company’s principal executive offices no later than the close of business on January 16, 2012.

Proposals by stockholders intended to be presented at the 2012 Annual Meeting of Stockholders should be mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Secretary.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of this Proxy Statement and one copy of our Annual Report on Form 10-K for Fiscal 2010 are being delivered to multiple registered stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Annual Meeting are being included for each account at the shared address.

Registered stockholders who share an address and would like to receive a separate copy of our Annual Report on Form 10-K for Fiscal 2010 and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact the Company’s transfer agent: American Stock Transfer & Trust Company, LLC, by calling 1-800-937-5449, or by forwarding a written request addressed to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Promptly upon request, a separate copy of our Annual Report on Form 10-K for Fiscal 2010 and/or a separate copy of this Proxy Statement will be sent. By contacting American Stock Transfer & Trust Company, LLC, registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report on Form 10-K for Fiscal 2010 or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

FORWARD-LOOKING STATEMENTS

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by us, our management or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which may be beyond our control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements.

The following factors could affect our financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements:

•	changes in economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, could have a material adverse effect on our business, results of operations and liquidity;

•	if we are unable to anticipate, identify and respond to changing fashion trends and consumer preferences in a timely manner, and manage our inventory commensurate with customer demand, our sales levels and profitability may decline;

•	fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs;

•	equity-based compensation awarded under the employment agreement with our CEO could adversely impact our cash flows, financial position or results of operations and could have a dilutive effect on our outstanding Common Stock;

•	our growth strategy relies significantly on international expansion, which adds complexity to our operations and may strain our resources and adversely impact current store performance;

•	our international expansion plan is dependent on a number of factors, any of which could delay or prevent successful penetration into new markets or could adversely affect the profitability of our international operations;

•	our direct-to-consumer sales are subject to numerous risks that could adversely impact sales;

•	we have incurred, and may continue to incur, significant costs related to store closures;

•	our development of a new brand concept such as Gilly Hicks could have a material adverse effect on our financial condition or results of operations;

•	fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations;

•	our business could suffer if our information technology systems are disrupted or cease to operate effectively;

•	comparable store sales will continue to fluctuate on a regular basis and impact the volatility of the price of our Common Stock;

•	our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours;

•	our ability to attract customers to our stores depends, in part, on the success of the shopping malls in which most of our stores are located;

•	our net sales fluctuate on a seasonal basis, causing our results of operations to be susceptible to changes in Back-to-School and Holiday shopping patterns;

•	our inability to accurately plan for product demand and allocate merchandise effectively could have a material adverse effect on our results;

•	our failure to protect our reputation could have a material adverse effect on our brands;

•	we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business;

•	interruption in the flow of merchandise from our key vendors and international manufacturers could disrupt our supply chain, which could result in lost sales and could increase our costs;

•	we do not own or operate any manufacturing facilities and, therefore, depend upon independent third parties for the manufacture of all our merchandise;

•	our reliance on two distribution centers domestically and one third-party distribution center internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers;

•	our reliance on third parties to deliver merchandise from our distribution centers to our stores and direct-to-consumer customers could result in disruptions to our business;

•	we may be exposed to risks and costs associated with credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues;

•	modifications and/or upgrades to our information technology systems may disrupt our operations;

•	our facilities, systems and stores as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters and other unexpected events, any of which could result in an interruption in our business and adversely affect our operating results;

•	our litigation exposure could exceed expectations, having a material adverse effect on our financial condition and results of operations;

•	our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets;

•	fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results;

•	the effects of war or acts of terrorism could have a material adverse effect on our operating results and financial condition;

•	our inability to obtain commercial insurance at acceptable prices or our failure to adequately reserve for self-insured exposures might increase our expenses and adversely impact our financial results;

•	reduced operating results and cash flows at the store level may cause us to incur impairment charges;

•	we are subject to customs, advertising, consumer protection, privacy, zoning and occupancy and labor and employment laws that could require us to modify our current business practices, incur increased costs or harm our reputation if we do not comply;

•	changes in the regulatory or compliance landscape could adversely affect our business and results of operations;

•	our unsecured credit agreement includes financial and other covenants that impose restrictions on our financial and business operations; and

•	our operations may be affected by regulatory changes related to climate change and greenhouse gas emissions.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment, to the extent permitted under applicable law.

It is important that your form of proxy be submitted promptly. If you do not expect to attend the Annual Meeting in person, please complete, date, sign and return the accompanying form of proxy in the self-addressed envelope furnished herewith or vote through the Internet or by telephone in accordance with the instructions on the accompanying form of proxy.

By Order of the Board of Directors,

Michael S. Jeffries
Chairman and Chief Executive Officer

APPENDIX A

PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO
DECLASSIFY THE BOARD OF DIRECTORS

Article SIXTH

SIXTH.

Section 1. Election of Directors.  Subject to the special right of the holders of any class or series of Preferred Stock, voting separately as a class, to elect one or more directors of the Corporation:

(a) From the effective date of this Certificate of Amendment until the election of directors at the 2012 annual meeting of stockholders, pursuant to Section 141(d) of Delaware Law, the Board of Directors shall be divided into three classes of directors, Class A, Class B and Class C (each Class as nearly equal in number as possible), with the directors in Class A having a term expiring at the 2012 annual meeting of stockholders, the directors in Class B having a term expiring at the 2013 annual meeting of stockholders and the directors in Class C having a term expiring at the 2014 annual meeting of stockholders.

(b) Commencing with the election of the directors at the 2012 annual meeting of stockholders, pursuant to Section 141(d) of Delaware Law, the Board of Directors shall be divided into two classes of directors, Class B and Class C, with the directors in Class B having a term that expires at the 2013 annual meeting of stockholders and the directors in Class C having a term that expires at the 2014 annual meeting of stockholders. The successors of the directors who, immediately prior to the 2012 annual meeting of stockholders, were members of Class A (and whose terms expire at the 2012 annual meeting of stockholders) shall be elected to Class B; the Class B directors who, immediately prior to the 2012 annual meeting of stockholders, were members of Class B and whose terms were scheduled to expire at the 2013 annual meeting of stockholders shall be assigned by the Board of Directors to Class B for a term expiring at the 2013 annual meeting of stockholders; and the directors who, immediately prior to the 2012 annual meeting of stockholders, were members of Class C and whose terms were scheduled to expire at the 2014 annual meeting of stockholders shall be assigned by the Board of Directors to Class C for a term expiring at the 2014 annual meeting of stockholders.

(c) Commencing with the election of the directors at the 2013 annual meeting of stockholders, pursuant to Section 141(d) of Delaware Law, the Board shall be divided into one class of directors, Class C, with the directors in Class C having a term that expires at the 2014 annual meeting of stockholders. The successors of directors who, immediately prior to the 2013 annual meeting of stockholders, were members of Class B (and whose terms expire at the 2013 annual meeting of stockholders) shall be elected to Class C for a term that expires at the 2014 annual meeting of stockholders, and the directors who, immediately prior to the 2013 annual meeting of stockholders, were members of Class C and whose terms were scheduled to expire at the 2014 annual meeting of stockholders shall be assigned by the Board of Directors to Class C for a term expiring at the 2014 annual meeting of stockholders.

(d) Until the 2014 annual meeting of stockholders, the Board of Directors shall remain classified as provided in Section 141(d) of Delaware Law. Commencing with the election of directors at the 2014 annual meeting of stockholders, the Board of Directors shall cease to be classified and the directors elected at the 2014 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the next annual meeting of stockholders.

A-1

Each director elected at any annual meeting of stockholders shall hold office until such director’s successor shall have been elected and qualified, subject to prior death, resignation or removal.

Article NINTH

NINTH.  For so long as the Board of Directors of the Corporation is classified, any director may be removed at any annual meeting of stockholders or any special meeting of stockholders upon the affirmative vote of not less than 75 percent of the outstanding shares of voting stock of the Corporation at that time entitled to vote thereon; provided, however, that such director may be removed only for cause and shall receive a copy of the charges against such director, delivered to such director personally or by mail at such director’s last known address at least 10 days prior to the date of the stockholders’ meeting; provided further, that directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors. At such time as the Board of Directors shall cease to be classified, directors may be removed in the manner provided under Delaware Law.

A-2

APPENDIX B

ABERCROMBIE & FITCH CO.

2005 LONG-TERM INCENTIVE PLAN

1. Purpose.  The purpose of this 2005 Long-Term Incentive Plan (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain employees and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock based incentives for Participants.

2. Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, or Deferred Stock Award together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control” has the meanings specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(g) “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i) “Deferred Stock Award” means a right, granted to non-employee directors under the Plan, to receive Stock in accordance with the terms and conditions of the 1998 Directors’ Deferred Compensation Plan, as amended in 2003, or any successor plan providing for the deferral of compensation by non-employee directors.

(j) “Effective Date” means the effective date specified in Section 11(q).

(k) “Eligible Person” has the meaning specified in Section 5, provided that Michael S. Jeffries is specifically excluded from participating in Awards made pursuant to the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(m) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the opening price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no opening price on that day, then the closing price on the last previous day on which a closing price was reported.

(n) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(o) “Option” means a right, granted under the Plan, to purchase Stock.

(p) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(q) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(r) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(s) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, Participant’s voluntary termination of employment (with the approval of the Board) after achieving 65 years of age.

(t) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(u) “Stock” means the Company’s Common Stock, par value $0.01 per share, and any other equity securities of the Company or other issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(v) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.

(b) Manner of Exercise of Committee Authority.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject To Plan.

(a) Overall Number of Shares Available for Delivery.  The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be two percent of the sum of (i) the total common shares outstanding and (ii) the unexercised options held by employees and non-employee directors as of April 6, 2005, or 1,982,710 shares. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Participant in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered to the Participant and will be available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility.  Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate who is subject to Section 16 of the Exchange Act at the time of grant, including any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, and (ii) any non-employee directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, who will become Eligible Persons are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction, if so determined by the Committee.

(b) Per-Person Award Limitations.  In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b), 6(c), 6(d), or 6(e) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal two hundred and fifty thousand (250,000) shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c).

(c) Limits on Non-Employee Director Awards.  Non-employee directors may be granted any type of Award under the Plan, but a non-employee director may be granted Awards relating to no more than 10,000 shares annually, subject to adjustment as provided in Section 11(c). Such annual limit shall not include any Deferred Stock Awards granted in lieu of other forms of compensation.

6. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii) Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific non-performance related events (e.g. death, disability, termination of employment and Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs.  Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing.  Without the approval of stockholders, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii) Other Terms.  The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on future service requirements), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions.  Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting.  The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change of Control, and (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units.  The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions.  Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting.  The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change of Control, and (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii) Dividend Equivalents.  Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Deferred Stock Awards.  Non-employee directors may voluntarily defer all or a part of their retainers, meeting fees, and Stock-based Awards under the provisions of the 1998 Directors’ Deferred Compensation Plan, as amended in 2003, or any successor plan providing for deferral of compensation by non-employee directors. The dollar value of such deferrals is credited to a notional account in the form of Deferred Stock Awards. The deferred account balances will be settled in the form of Stock issued under the Plan, based on each non-employee director’s election.

7.	Performance-Based Compensation.

(a) Performance Goals Generally.  If the Committee specifies that any Restricted Stock or RSU Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, issuance, vesting and/or settlement of such Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7. The performance goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. The performance goal shall be an objective business criteria enumerated under Section 7(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. Performance goals may differ for Awards granted to any one Participant or to different Participants.

(b) Timing for Establishing Performance Conditions.  A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such performance-based Award or (B) the time 25% of such performance period has elapsed.

(c) Business Criteria.  For purposes of this Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(1) gross sales, net sales, or comparable store sales;

(2) gross margin, cost of goods sold, mark-ups or mark-downs;

(3) selling, general and administrative expenses;

(4) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(5) net income or net income per common share (basic or diluted);

(6) inventory turnover or inventory shrinkage;

(7) return on assets, return on investment, return on capital, or return on equity;

(8) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(9) economic profit or economic value created;

(10) stock price or total stockholder return; and

(11) market penetration, geographic expansion or new concept development; customer satisfaction; staffing, diversity, training and development, succession planning or employee satisfaction; acquisitions or divestitures of subsidiaries, affiliations or joint ventures.

(d) Written Determinations.  Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing in the case of Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Settlement of performance-based Awards; Other Terms.  Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Sections 6(d)(ii) and 6(e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.

(f) Right of Recapture.  If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

8.	Certain Provisions Applicable To Awards.

(a) Stand-Alone, Additional, and Tandem Awards.  Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(iii) and 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards.  Subject to the terms of the Plan (including Sections 11(k) and 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Sections 6(b)(iv), 11(k) and 11(l).

9.	Change of Control.

(a) Impact of Event.  Unless the Board or Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Section 9(a), as applicable. The treatment provided for under this Section 9(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full. The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Effect of Change of Control upon performance-based Awards.  Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if at the time of the Change of Control the grant, issuance, retention, vesting and/or settlement of such

Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Sections 9(a) and 9(b) apply with respect to an Award prior to the earliest to occur of (A) the date such amounts would have been distributed in the absence of the Change of Control, (B) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified employees”), (C) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (D) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(A), (B), (C) or (D) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(c) Definition of Change of Control.  For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934 (the “Exchange Act”). Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person would be deemed an “Acquiring Person” for purposes of the Rights Agreement dated as of July 16, 1998, as amended, between the Company and National City Bank, as successor Rights Agent (the “Rights Agreement”); or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

10.	Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements.  Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the

Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(b) Events Triggering Forfeiture.  The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant’s employment by the Company or a subsidiary or affiliate, or during the one-year period following termination of such employment:

(i) Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by Participant’s breach of this provision), except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities.  Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).

(d) Committee Discretion.  The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.	General Provisions.

(a) Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, including the share limits applicable to non-employee director Awards under Section 5(c), (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)	Tax Provisions.

(i) Withholding.  The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff.  The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts.  To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m).  It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(l) Certain Limitations Relating to Accounting Treatment of Awards.  Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.

(m) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n) Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(o) Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(p) Severability; Entire Agreement.  If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(q) Plan Effective Date and Termination.  The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it in accordance with applicable law and stock exchange requirements. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX C

AMENDED AND RESTATED
ABERCROMBIE & FITCH CO.

2007 LONG-TERM INCENTIVE PLAN

1. Purpose.  The purpose of this Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain employees of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock based incentives for Participants.

2. Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) ‘‘Amendment Effective Date” means the effective date specified in Section 11(q).

(b) ‘‘Annual Limit” shall have the meaning specified in Section 5(b).

(c) ‘‘Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit, together with any related right or interest, granted to a Participant under the Plan.

(d) ‘‘Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(e) ‘‘Board” means the Company’s Board of Directors.

(f) ‘‘Change of Control” has the meanings specified in Section 9.

(g) ‘‘Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(h) ‘‘Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual, in which case the term “Committee” shall refer to the Board.

(i) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(j) “Effective Date” means the effective date specified in Section 11(q).

(k) “Eligible Person” has the meaning specified in Section 5.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(m) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

(n) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(o) “Option” means a right, granted under the Plan, to purchase Stock.

(p) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(q) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(r) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(s) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, Participant’s voluntary termination of employment (with the approval of the Board) after achieving 65 years of age.

(t) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(u) “Share Pool” has the meaning specified in Section 4.

(v) “Stock” means the Company’s Common Stock, par value $0.01 per share, and any other equity securities of the Company or other issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(w) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders.

(b) Manner of Exercise of Committee Authority.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery.  The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 8,000,000 (the “Share Pool”). Subject to limitations provided in Section 6(b)(iv), up to 8,000,000 authorized shares may be granted as ISOs under the Plan. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Participant in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility.  Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, who will become Eligible Persons are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction, if so determined by the Committee.

(b) Per-Person Award Limitations.  In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b), 6(c), 6(d), or 6(e) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal two million (2,000,000) shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c).

6. Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing.  Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii) Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific performance related or non-performance related events (e.g. death, disability, termination of employment and Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted

“cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs.  Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(c) Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing.  Without the approval of stockholders, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(iii) Other Terms.  The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions.  Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting.  The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change of Control, and (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units.  The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions.  Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting.  The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the

Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change of Control, and (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii) Dividend Equivalents.  Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

7. Performance-Based Compensation.

(a) Performance Goals Generally.  If the Committee specifies that any Restricted Stock or RSU Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, issuance, vesting and/or settlement of such Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7. The performance goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. The performance goal shall be an objective business criteria enumerated under Section 7(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. Performance goals may differ for Awards granted to any one Participant or to different Participants.

(b) Timing for Establishing Performance Conditions.  A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such performance-based Award or (B) the time 25% of such performance period has elapsed.

(c) Business Criteria.  For purposes of this Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(1) gross sales, net sales, or comparable store sales;

(2) gross margin, cost of goods sold, mark-ups or mark-downs;

(3) selling, general and administrative expenses;

(4) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(5) net income or net income per common share (basic or diluted);

(6) inventory turnover or inventory shrinkage;

(7) return on assets, return on investment, return on capital, or return on equity;

(8) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(9) economic profit or economic value created;

(10) stock price or total stockholder return; and

(11) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; employee satisfaction; acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

(d) Written Determinations.  Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing in the case of Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Settlement of performance-based Awards; Other Terms.  Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Sections 6(d)(ii) and 6(e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.

(f) Right of Recapture.  If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards.  Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(iii) and 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards.  Subject to the terms of the Plan (including Sections 11(k) and 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Sections 6(b)(iv), 11(k) and 11(l).

9. Change of Control.

(a) Impact of Event.  Unless the Board or Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Section 9(a), as applicable. The treatment provided for under this Section 9(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full. The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Effect of Change of Control upon performance-based Awards.  Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if at the time of the Change of Control the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Sections 9(a) and 9(b) apply with respect to an Award prior to the earliest to occur of (A) the date such amounts would have been distributed in the absence of the Change of Control, (B) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified employees”), (C) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (D) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(A), (B), (C) or (D) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(c) Definition of Change of Control.  For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person would be deemed an “Acquiring Person” for purposes of the Rights Agreement dated as of July 16, 1998, as amended, between the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent (the “Rights Agreement”); or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements.  Unless otherwise determined by the Committee, each Award granted shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to the Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b) Events Triggering Forfeiture.  The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during a Participant’s employment by the Company or a subsidiary or affiliate, or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by the Participant’s breach of this provision), except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities.  Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and a Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b).

(d) Committee Discretion.  The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 11(k) and 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding.  The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff.  The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts.  To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m).  It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(l) Certain Limitations Relating to Accounting Treatment of Awards.  Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(m) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n) Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(o) Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(p) Severability; Entire Agreement.  If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(q) Plan Effective Date and Termination.  The Plan became effective upon its approval by the stockholders of the Company on June 13, 2007. The amended and restated plan shall become effective if, and at such time as, the stockholders of the Company have approved it in accordance with applicable law and stock exchange requirements (such date, the “Amendment Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ABERCROMBIE & FITCH CO. P.O. BOX 182168 COLUMBUS, OH 43218

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Saving Time, on June 15, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Abercrombie & Fitch Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and Notices of Internet Availability of Proxy Materials, as applicable, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically for future meetings.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Saving Time, on June 15, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M33449-P07474	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABERCROMBIE & FITCH CO.
A. Election of Directors
The Board of Directors recommends you vote “FOR” the election of each of the following nominees:

Class of 2014			For	Against	Abstain

1a. Lauren J. Brisky			☐	☐	☐

1b. Archie M. Griffin			☐	☐	☐		For	Against	Abstain

1c. Elizabeth M. Lee			☐	☐	☐	3. Advisory Resolution on Executive Compensation	☐	☐	☐

Class of 2013						4. Approve amendments to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors	☐	☐	☐

1d. Michael E. Greenlees			☐	☐	☐	5. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012	☐	☐	☐

1e. Kevin S. Huvane			☐	☐	☐	6. Re-approve the performance goals under the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan	☐	☐	☐
B. Proposals

The Board of Directors recommends you vote for conducting future advisory votes on executive compensation every “1 YEAR” under Item 2, “FOR” approval of the advisory resolution on executive compensation under Item 3, and “FOR” the proposals in Items 4, 5, 6 and 7:
		1 Year	2 Years	3 Years	Abstain	7. Approve the amendment and restatement of the Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan.	☐	☐	☐
C. Stockholder Proposal
2.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	☐	☐	☐	☐	The Board of Directors recommends you vote “AGAINST” the following proposal:	For	Against	Abstain

For address changes and/or comments, please check this box and write them on the back where indicated.					☐	8. Approve the stockholder proposal described in the Proxy Statement, if the stockholder proposal is properly presented at the Annual Meeting	☐	☐	☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, partnership or other entity, please sign in full entity name, by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Abercrombie & Fitch Co. To Be Held on June 16, 2011: Abercrombie & Fitch Co.’s Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 29, 2011 are available at www.proxyvote.com.

M33450-P07474

ABERCROMBIE & FITCH CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2011
The undersigned holder(s) of shares of Class A Common Stock of Abercrombie & Fitch Co. (the “Company”) hereby constitute(s) and appoint(s) Michael S. Jeffries and Ronald A. Robins, Jr., or either of them, the proxy or proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, June 16, 2011, at the Company’s executive offices located at 6301 Fitch Path, New Albany, Ohio 43054, at 10:00 a.m., Eastern Daylight Saving Time, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such shares with discretionary authority on all other business that may properly come before the Annual Meeting.
This proxy, when properly executed, will be voted in the manner you specify. If no specification is made, except in the case of broker non-votes, the proxies will vote “FOR” the election of the directors listed in Item 1, for conducting future advisory votes on executive compensation every “1 YEAR” under Item 2, “FOR” approval of the advisory resolution on executive compensation under Item 3, “FOR” the proposals in Items 4, 5, 6 and 7, and “AGAINST” the approval of the stockholder proposal in Item 8 and in accordance with the recommendations of the Board of Directors. All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 16, 2011 meeting and the Annual Report on Form 10-K for the fiscal year ended January 29, 2011.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side